FIFTH AMENDMENT TO
SENIOR CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO SENIOR CREDIT AGREEMENT (the "Fifth Amendment"), effective October 18, 2018 (the "Fifth Amendment Effective Date"), is made among the UNIT CORPORATION, a Delaware corporation (“Unit”), UNIT DRILLING COMPANY, an Oklahoma corporation (“Unit Drilling”), UNIT PETROLEUM COMPANY, an Oklahoma corporation (“Unit Petroleum”), together with each existing Material Subsidiary of each of the foregoing Persons (but excluding Superior (as defined in the Existing Credit Agreement)), and each of their respective successors and assigns, including any receiver, trustee or debtor-in-possession, is each, individually, called a “Borrower”, and, collectively, jointly and severally, the “Borrowers”), the Lenders signatory parties to this Fifth Amendment (each, individually a "Lender" and, collectively, the "Lenders"), and BOKF, NA dba Bank of Oklahoma, as administrative agent for the Lenders (the "Administrative Agent").
RECITALS:
A.    The Borrowers, the signatory Lenders and the Administrative Agent signed a Senior Credit Agreement dated as of September 13, 2011, amended by the: First Amendment and Consent to Senior Credit Agreement dated as of September 5, 2012; Second Amendment and Consent to Senior Credit Agreement dated as of April 10, 2015; Third Amendment to Senior Credit Agreement dated as of April 8, 2016; and Fourth Amendment to Senior Credit Agreement dated as of April 2, 2018 (collectively, the "Existing Credit Agreement"). Under the Existing Credit Agreement, the Lenders severally established the Commitments on the Lenders Schedule to the Existing Credit Agreement, subject to the Maximum Credit Amount and the Borrowing Base.
Capitalized terms used in this Fifth Amendment (including the Recitals) but not otherwise defined have the meaning given to that term in the Existing Credit Agreement.
B.    Borrowers have requested, and Administrative Agent and the Required Lenders have agreed, subject to the Existing Credit Agreement, as modified by this Fifth Amendment, to amend and modify the Existing Credit Agreement’s definitions and provisions related to Unit’s anticipated issuance, after the Fifth Amendment Effective Date, but no later than November 15, 2020, of the Permitted Senior Notes (as defined in Exhibit B attached to this Fifth Amendment); all as described within this Fifth Amendment.
C.    Unit’s issuance of such Initial Permitted Senior Notes (as defined in Exhibit B attached to this Fifth Amendment) and of any Permitted Refinancing Notes (as defined in Exhibit B attached to this Fifth Amendment) would, but for the limited waiver as granted herein by the Administrative Agent and the Required Lenders pursuant and subject to the Existing Credit Agreement as amended by this Fifth Amendment (the “Fifth Amendment Waiver”), trigger a mandatory Borrowing Base reduction pursuant to the application of the provisions of Section 2.6.8 of the Existing Credit Agreement
D.    Each of Wells Fargo Bank, N.A. and Toronto Dominion (New York) LLC, each in its respective capacity as a Lender under the Existing Credit Agreement and the other Loan Documents, will each cease being a Lender effective as of the Fifth Amendment Effective Date

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(each, an “Fifth Amendment Exiting Lender”, and, collectively, the “Fifth Amendment Exiting Lenders”), whereupon (in lieu of anything to the contrary in Article 14 of the Credit Agreement) certain of the other Lenders, with certain New Lenders (as defined), will acquire the respective Pro Rata Shares of the Outstanding Credit Exposure and Elected Commitments of the Fifth Amendment Exiting Lenders, as provided for in this Fifth Amendment.
E.    Borrowers, the Administrative Agent, and the Required Lenders have agreed to amend and modify the Existing Credit Agreement to (i) provide for the terms under which Unit may facilitate the issuance of any Permitted Senior Notes and Permitted Subordinated Notes (as defined in Exhibit B attached to this Fifth Amendment), respectively; and (ii) effectuate the Fifth Amendment Waiver.
F.    Each of the Credit Parties will receive substantial and valuable consideration and economic and business benefit from the extensions of credit by Administrative Agent and the Lenders to Borrowers under the Loan Documents, including the modifications under this Fifth Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Fifth Amendment, and other good and valuable consideration, receipt of which is acknowledged by the parties, the parties agree as follows:

1.	Modifications to Existing Credit Agreement and other Loan Documents.

(A)
Conformed Credit Agreement. As of the Fifth Amendment Effective Date, the Existing Credit Agreement is amended to delete the stricken text (indicated textually like this example: ~~stricken text~~) and to add the underlined text (indicated textually like this example: underlined text) as set forth in the revised, conformed copy attached as Exhibit B, which is incorporated into this Fifth Amendment by this reference. Any Exhibits and Schedules to the Existing Credit Agreement not being amended and restated by this Fifth Amendment (whether by attaching same as stand-alone new exhibits or schedules to this Fifth Amendment, or by including same within the revised, conformed copy of the Credit Agreement attached as Exhibit B), shall remain unmodified and of full force and effect in the Existing Credit Agreement.

(B)
Pricing Schedule/Compliance Certificate. Schedule 1 Pricing Schedule to the Existing Credit Agreement is amended and restated in its entirety, and replaced, by the revised Schedule 1 to this Fifth Amendment, which is incorporated into this Fifth Amendment by this reference.

(C)
Lenders Schedule. Schedule 2 Lenders Schedule to the Existing Credit Agreement is amended and restated in its entirety, and replaced, by the revised Schedule 2 to this Fifth Amendment, which is incorporated into this Fifth Amendment by this reference. As of the Fifth Amendment Effective Date, each Lender has the Elected Commitment, Pro Rata Share, and Maximum Credit Amount set forth opposite the Lender's name on the replacement Schedule 2.

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(D)
Disclosure Schedule. Schedule 3 Disclosure Schedule to the Existing Credit Agreement is amended and restated in its entirety, and replaced, by the revised Schedule 3 to this Fifth Amendment, which is incorporated into this Fifth Amendment by this reference.

(E)
Assignment and Assumption of Assigned Interests. Each of the Lenders (as defined in the Existing Credit Agreement) (collectively, the “Fifth Amendment Existing Lenders”) and the Administrative Agent have agreed, in consultation with the Borrowers, to effectuate an assignment and assumption of the Fifth Amendment Exiting Lenders’ respective rights, obligations and interests under the Existing Credit Agreement and the Loan Documents to other Fifth Amendment Existing Lenders that do not also constitute Fifth Amendment Exiting Lenders and to the Fifth Amendment New Lenders (as defined below), as set forth herein, respecting:

(i)All outstanding rights, obligations and interests of the Fifth Amendment Exiting Lenders under the Existing Credit Agreement and the other Loan Documents (including any Letters of Credit and guarantees in the facility) from and after the Fifth Amendment Effective Date; and

(ii)to the extent legally permitted to be assigned all claims, suits, causes of action and any other rights of the Fifth Amendment Exiting Lenders against any Person, existing under the Existing Credit Agreement, any other Loan Documents, including any documents or instruments delivered pursuant thereto or the loan transactions governed or based on or related to the foregoing (the rights and obligations sold and assigned under clauses (i) and (ii) above being referred to herein collectively as the “Fifth Amendment Assigned Interests”), in order to remove the Fifth Amendment Exiting Lenders as Lenders as of and after the Fifth Amendment Effective Date and to reallocate the Elected Commitments (as defined in Exhibit B attached to this Fifth Amendment) (the “Fifth Amendment Existing Commitments”) and the Pro Rata Shares (as defined in Exhibit B attached to this Fifth Amendment) of the Total Outstanding Credit Exposure (collectively, the “Fifth Amendment Existing Loans”) presently held by the Fifth Amendment Exiting Lenders to (i) those certain Fifth Amendment Existing Lenders that do not also constitute Fifth Amendment Exiting Lenders and will remain a Lender from and after the Fifth Amendment Effective Date, and (ii) each of Toronto-Dominion Bank, New York Branch, and Branch Banking & Trust (BB&T), and Arvest Bank, and IBERIABANK (each of the Lenders named within this clause (ii) is herein referred to as a “Fifth Amendment New Lender”, and, collectively, as the “Fifth Amendment New Lenders”) (the foregoing Lenders more particularly described within preceding clauses (i) and (ii) of this paragraph shall, from and after the Fifth Amendment Effective Date, collectively, remain and constitute the Lenders under the Credit Agreement and the other Loan Documents).

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The parties hereto consent to the assignments and assumptions stipulated in this Section 1(E) of this Fifth Amendment, it being acknowledged and agreed that such parties constitute all Persons whose consents are required therefor pursuant to the terms of the Credit Agreement.
Effective on (and including) and after the Fifth Amendment Effective Date, each Fifth Amendment Exiting Lender is hereby released from its respective commitments and obligations as Lenders under the Credit Agreement and the other Loan Documents; provided, however, that, notwithstanding the foregoing, the Fifth Amendment Exiting Lenders shall nonetheless retain their respective rights and interests after the Fifth Amendment Effective Date under those certain applicable indemnification and expense reimbursement provisions of the Credit Agreement and the other Loan Documents, which by their express terms survive repayment of the Obligations, to the extent of the Borrowers’ executory contingent obligations to the Lenders thereunder.
Accordingly, and without limitation of any of the foregoing, on and after the Fifth Amendment Effective Date, the Elected Commitment and Pro Rata Share of the Total Outstanding Credit Exposure of each Lender (including each Fifth Amendment New Lender) is as set forth on Schedule 2 attached to this Fifth Amendment. Regarding such Elected Commitments and Pro Rata Shares of the Total Outstanding Credit Exposure, each Lender and the Administrative Agent is deemed to have acquired the Fifth Amendment Assigned Interests, Fifth Amendment Existing Commitments and Fifth Amendment Existing Loans allocated to it under the Assignment and Assumption Agreement form attached as an exhibit to the Existing Credit Agreement as if each such Lender (including the Administrative Agent), and the Borrowers had signed the Assignment and Assumption Agreement regarding such allocations. For purposes of such assignment, assumption and reallocations, and for such assignment, assumption and reallocations only, the parties hereto agree to waive any processing, recordation and other fees required under Article 14 of the Existing Credit Agreement. The Fifth Amendment Exiting Lenders, each on behalf of itself in such capacity, shall also execute and deliver an acknowledgment signature page to this Fifth Amendment to the Administrative Agent.

(F) Post-Closing Mortgages. The Credit Parties have forty-five (45) days following the Fifth Amendment Effective Date to sign and deliver the Mortgages required under Section 6.11(a)(i) of the Credit Agreement (said 45 days may be extended by Administrative Agent in its sole discretion), respecting those Oil and Gas Properties described on Exhibit A to this Fifth Amendment, which is incorporated into this Fifth Amendment by this reference. Borrowers’ failure to timely deliver such Mortgages will constitute an immediate Event of Default and no additional notice or cure period will apply to such failure.

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2.    Fifth Amendment Waiver. Subject to the Existing Credit Agreement (as amended and modified by this Fifth Amendment), and notwithstanding any other provisions in the Existing Credit Agreement or any other Loan Document to the contrary, the Administrative Agent and the Required Lenders grant the Fifth Amendment Waiver. The Fifth Amendment Waiver is a waiver limited solely regarding the non-applicability of Section 2.6.8 of the Credit Agreement for the issuance by Unit of (i) the Initial Permitted Senior Notes after the Fifth Amendment Effective Date (but no later than November 15, 2020), and (ii) the Permitted Refinancing Notes.
Except to the extent otherwise expressly set forth herein, the Fifth Amendment Waiver shall not be deemed to constitute a modification or waiver of any term or condition regarding the Credit Parties’ obligations to otherwise comply with the Credit Agreement (including Section 2.6.8 thereof) and the other Loan Documents. Notwithstanding the foregoing Fifth Amendment Waiver, the Credit Parties acknowledge and agree that any failure to hereafter comply with the Credit Agreement (including Section 2.6.8 thereof, whenever that provision is applicable in accordance with the Existing Credit Agreement, as amended by this Fifth Amendment) and the other Loan Documents shall constitute an Event of Default under Section 10.1.3 of the Credit Agreement, which is not (and shall not be deemed to be) covered by the Fifth Amendment Waiver.

3.     Reaffirmation of Guaranty Release.    To the extent any of Unit Drilling USA Colombia, L.L.C., Unit Drilling Colombia, L.L.C. and Unit Texas Company is a Subsidiary Guarantor immediately prior to the effectiveness of this Fifth Amendment, such Subsidiary shall be deemed to have been removed and released by the Lenders as a Subsidiary Guarantor under the Credit Agreement and the other Loan Documents and from all of its respective liability and obligations regarding the Obligations accruing thereunder.

4.    Release of Guaranty.    The Borrower represents that each of Unit Drilling and Exploration Company and Petroleum Supply Company is not a Material Subsidiary as of the date hereof and the Lenders agree that, upon the Fifth Amendment Effective Date, each such Subsidiary is hereby removed and released by the Lenders as a Subsidiary Guarantor under the Credit Agreement and the other Loan Documents and from all of its respective liability and obligations regarding the Obligations accruing thereunder.

5.    Ratification of Representations, Warranties, Covenants, and Other Provisions. The remaining terms, provisions, and conditions in the Existing Credit Agreement and the other Loan Documents not modified shall continue and remain in full force and effect, and are incorporated herein and ratified and adopted herein by this reference (including without limitation, the consents, waivers and other provisions of Article 17 thereof), with the same force and effect as if reiterated at length herein.

The Credit Parties:

a)	restate, confirm, the Fifth Amendment Waiver and ratify the covenants in the Existing Credit Agreement and the other Loan Documents (after giving effect to this Fifth Amendment).

b)
represent and warrant to the Administrative Agent and the Lenders as of the Fifth Amendment Effective Date that the representations and warranties in the Existing Credit Agreement and the other Loan Documents (after giving effect to this Fifth

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Amendment) are materially true and correct as of the Fifth Amendment Effective Date (except to the extent a representation or warranty is stated to relate solely to an earlier date, in which case such representations and warranties will have been true and correct on and as of such earlier date).

c)	further represent and warrant to the Administrative Agent and the Lenders as of the Fifth Amendment Effective Date (after giving effect to this Fifth Amendment) that:

(i)	no Default or Event of Default or Deficiency exists under the Existing Credit Agreement, as amended by this Fifth Amendment, or any other Loan Document;

(ii)
the Credit Parties have all necessary power and authority to sign, deliver and perform their respective obligations under the Credit Agreement, as amended by this Fifth Amendment, and the other Loan Documents;

(iii)	the signing, delivery, and performance by the Credit Parties of this Fifth Amendment, has been duly authorized by all necessary action on their part;

(iv)
the Existing Credit Agreement, as amended by this Fifth Amendment, and the other Loan Documents has each been duly signed and delivered by the Credit Parties party thereto and each Loan Document constitutes the legal, valid, and binding obligation of each such obligor enforceable under its terms, unless the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws generally affecting the enforcement of creditor’s rights and general principles of equity;

(v)
the signing and delivery of this Fifth Amendment or any other Loan Document by the Credit Parties and such obligors’ performance of their respective obligations and require no authorizations, approvals, or consent, or registration or filing with, or further action by, any Governmental Authority, except for those that have been obtained or made and are in effect; and

(vi)
neither the signing and delivery of this Fifth Amendment or any other Loan Document, nor compliance with the terms or thereof, will contravene, or result in a breach of, the charter, by-laws, operating agreement, or other constituent corporate governance documents of the Credit Parties, any requirement of law, any agreement or instrument to which any such obligor is a party or by which it is bound or to which it or its Property or assets are subject, or constitute a default under any such agreement or instrument.

6.    Conditions Precedent. This Fifth Amendment will become effective as of the Fifth Amendment Effective Date on each condition precedent set forth in this Section 6 having been satisfied to the satisfaction of the Administrative Agent:

a)	the Credit Parties have signed and delivered, or caused to be signed and delivered, to the Administrative Agent for the benefit of the Lenders, each of the following:

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(i)counterparts of this Fifth Amendment;
(ii)a replacement Note for, and made payable by Borrowers to, each Lender that may request same; and
(iii)the closing certificates and authorizing resolutions from each of the Credit Parties as Administrative Agent may require (all in form and substance acceptable to Administrative Agent).

b)
payment of all fees and expenses owed by Borrowers to the Administrative Agent, including those more particularly described in the Fee Letter (as defined in Exhibit B attached to this Fifth Amendment), and those that have or are billed and submitted to the Administrative Agent and Unit under the Credit Agreement, including the reasonable attorneys’ fees and expenses of legal counsel for the Administrative Agent to the extent billed; and

c)
counterparts of this Fifth Amendment have been signed by the Lenders (including the Fifth Amendment New Lenders) and the Fifth Amendment Exiting Lender, respectively, and delivered to the Administrative Agent.

7.    Fees and Costs. Borrowers agree to pay to the Administrative Agent on demand all reasonable and out-of-pocket expenses (including reasonable attorneys' fees), time charges, and expenses advanced of attorneys paid or incurred by the Administrative Agent in the preparation, negotiation, execution, closing, delivery, and administration of this Fifth Amendment and the transactions contemplated hereby.

8.    Effect on Credit Documents. Except as amended in this Fifth Amendment, the Existing Credit Agreement and all other Loan Documents remain in full force and effect as signed and are ratified, confirmed, and continued for all purposes. Nothing in this Fifth Amendment waives the Administrative Agent's or any Lender's rights under the Loan Documents (after giving effect to this Fifth Amendment), including the waiver of any Default or Event of Default, however denominated. Credit Parties acknowledge and agree this Fifth Amendment does not impair or affect the validity or enforceability of the Credit Agreement, as amended by this Fifth Amendment, or the other Loan Documents. This Fifth Amendment is a Loan Document for the purposes of the other Loan Documents. All references to the "Loan Agreement" or the "Credit Agreement" appearing in the Loan Documents (or to “this Agreement” as set forth within the Existing Credit Agreement or in this Fifth Amendment) are deemed references to the Existing Credit Agreement, as amended, modified and supplemented by this Fifth Amendment (and as the same may be further amended, amended and restated, supplemented, or otherwise modified occasionally). For any conflict or inconsistency between the terms in the Existing Credit Agreement, and the terms in this Fifth Amendment, the terms in this Fifth Amendment govern and control. Without limiting the preceding, any breach of representations, warranties, and covenants under this Fifth Amendment shall be a Default or Event of Default under Article 10 of the Credit Agreement, as applicable.

9.    Waiver and Release. In consideration of the amendments and modifications contained, and as a material inducement to Administrative Agent and the Lenders signing this Fifth Amendment, each of the Credit Parties waives and releases the Administrative Agent and the Lenders from any claims, damages, disputes, defenses, and setoffs, known or unknown, foreseen or unforeseen, in each case, arising or accruing on or prior to the Fifth Amendment

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Effective Date under or otherwise regarding the Existing Credit Agreement, the other Loan Documents, and/or the transactions contemplated hereby and thereby; provided, however, that it is understood and agreed by the parties hereto that no Credit Party is waiving, releasing or discharging any defense to expense reimbursement or indemnification it may have which are expressly set forth in Article 12 of the Credit Agreement.

10.    Recitals. The Recitals in this Fifth Amendment are, by this reference, incorporated into and deemed a part of this Fifth Amendment.

11.    Counterparts. This Fifth Amendment may be signed by one or more parties in any number of separate counterparts, and the counterparts taken together are deemed to constitute the same instrument. Delivery of this Fifth Amendment by facsimile or electronic transmission (e.g., pdf) shall be effective as delivery of a manually signed counterpart.

12.    No Course of Dealing. This Fifth Amendment establishes no course of dealing or be construed as evidence of any willingness or commitment by Administrative Agent or any Lender to agree to other or future amendments to or modifications of the Loan Documents.

13.    Miscellaneous Provisions. Articles 12, 16, and 17 of the Existing Credit Agreement are incorporated herein by reference as if set forth fully herein, and such provisions shall apply to this Fifth Amendment, with the necessary changes having been made.

14.    Further Assurances. The Credit Parties shall immediately sign and deliver to the Administrative Agent, for the benefit of the Lenders, on request all other instruments as occasionally required or desired by the Administrative Agent or the Lenders in compliance with or in accomplishment of the covenants and agreements of the Credit Parties made in this Fifth Amendment and any other instruments and documents referred to or mentioned herein, all in connection therewith (as determined by the Administrative Agent and the Lenders in their respective discretion).

15.    ENTIRE AGREEMENT. THIS FIFTH AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be duly executed and delivered, effective as of the day and year first above written.

BORROWERS:

UNIT CORPORATION, a Delaware corporation,
UNIT PETROLEUM COMPANY, an Oklahoma
corporation,
UNIT DRILLING COMPANY, an Oklahoma
corporation,

By: /s/ Larry D. Pinkston
Larry D. Pinkston, as President of each of
UNIT CORPORATION,
UNIT PETROLEUM COMPANY, and
UNIT DRILLING COMPANY

8200 South Unit Drive
Tulsa, Oklahoma 74132-5300
Attention: Larry Pinkston
Telephone: (918) 493-7700
Facsimile: (918) 493-7711

5th Amendment to Credit
Agreement Signature Page

BOKF, NA dba Bank of Oklahoma, as LC Issuer, as Administrative Agent, and as a Lender

By: /s/ Matt Chase
Matt Chase
Senior Vice President

101 East Second Street
Bank of Oklahoma Tower - 8th floor/Energy Department
One Williams Center
Tulsa, Oklahoma 74172
Telephone: (918) 588-6641
Facsimile: (918) 588-6880

5th Amendment to Credit
Agreement Signature Page

COMPASS BANK, a Lender

By: /s/ Kathleen J. Bowen
Kathleen J. Bowen
Managing Director

2200 Post Oak Blvd.
17th Floor
Houston, Texas 77056
Telephone: (713) 968-8273

5th Amendment to Credit
Agreement Signature Page

BANK OF AMERICA, N.A., a Lender

By: /s/ Pace Doherty
Pace Doherty
Vice President

700 Louisiana Street, Floor 8
Houston, TX 77002
Telephone: (713) 247-6960

5th Amendment to Credit
Agreement Signature Page

BMO HARRIS FINANCING, INC., a Lender

By /s/ Kevin Utsey
Kevin Utsey
Director

BMO Capital Markets/Houston Agency
700 Louisiana Street, Suite 2100
Houston, Texas 77002
Telephone: (713) 546-9720
Facsimile: (713) 223-4007

5th Amendment to Credit
Agreement Signature Page

COMERICA BANK, a Lender

By: /s/ Jeff LaBauve
Jeff LaBauve
Vice President

1717 Main Street
Dallas, Texas 75201
Telephone: (214) 462-4418

5th Amendment to Credit
Agreement Signature Page

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH, a Lender

By: /s/ Trudy W. Nelson
Trudy W. Nelson
Authorized Signatory

By: /s/ Richard Antl
Richard Antl
Authorized Signatory

333 Clay Street, Suite 4510
Three Allen Center
Houston, Texas 77002
Telephone: (713) 210-4103
Facsimile: (713) 210-4129

5th Amendment to Credit
Agreement Signature Page

TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Fifth Amendment New Lender and as a Lender

By: /s/ Annie Dorval
Name: Annie Dorval
Title: Authorized Signatory

Toronto-Dominion Bank, New York Branch
31 West 52nd Street, 21st Floor
New York, NY 10019-6101
Telephone: (416) 983-5700
Facsimile: (416) 983-000

5th Amendment to Credit
Agreement Signature Page

BRANCH BANKING & TRUST,
as a Fifth Amendment New Lender and as a Lender
By: /s/ James Giordano
James Giordano
Senior Vice President

333 Clay Street, Suite 4495
Houston, TX 77396
Telephone: (713) 425-0829
Facsimile: (888) 707-4162

5th Amendment to Credit
Agreement Signature Page

ARVEST BANK,
as a Fifth Amendment New Lender and as a Lender
By: /s/ Matt Condry
Matt Condry
Vice President

502 S. Main Street
Tulsa, Oklahoma 74103
Telephone: (918) 382-2604
Facsimile: (918) 631-1003

5th Amendment to Credit
Agreement Signature Page

IBERIABANK,
as a Fifth Amendment New Lender and as a Lender

By: /s/ Moni Collins
Moni Collins
Senior Vice President

11 East Greenway Plaza, Suite 2700
Houston, TX  77046
Telephone: (713) 624-7735
Facsimile: (713) 965-0276

5th Amendment to Credit
Agreement Signature Page

WELLS FARGO BANK, N.A.,
as a Fifth Amendment Exiting Lender

By: /s/ Edward Markham
Edward Markham
Director

1445 Ross Avenue
Suite 4500
MAC T9216-451
Dallas, TX 75202
Telephone: (214) 721-8219
Facsimile: (214) 721-8215

5th Amendment to Credit
Agreement Signature Page

TORONTO DOMINION (NEW YORK), LLC,
as a Fifth Amendment Exiting Lender

By: /s/ Annie Dorval
Name: Annie Dorval
Title: Authorized Signatory

Toronto Dominion (New York), LLC
31 West 52nd Street, 21st Floor
New York, NY 10019-6101
Telephone: (416) 983-5700
Facsimile: (416) 983-000

5th Amendment to Credit
Agreement Signature Page

SCHEDULE 1
PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Rate	2.50%	2.25%	2.00%	1.75%	1.50%
Floating Rate	1.50%	1.25%	1.00%	0.75%	0.50%

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Commitment Fee Rate	0.50%	0.50%	0.50%	0.375%	0.375%

For this Schedule, these terms have these meanings, subject to the final paragraph of this Schedule:

"Level I Status" exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 90%.

"Level II Status" exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 75% and less than 90%.

"Level III Status" exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 50% and less than 75%.

"Level IV Status" exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 25% and less than 50%..

"Level V Status" exists at any date if the Borrowing Base Usage Percentage on such date is less than 25%.

"Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status.

The Applicable Margin and Commitment Fee Rate will be determined daily under the foregoing table based on the Borrowing Base Usage Percentage on such day. (although Borrowers may have designated a lower Aggregate Elected Commitment Amount.)

SCHEDULE 2
LENDERS SCHEDULE

Lender (and Title, if any)	Maximum Credit Amount	Elected Commitment	Pro Rata Share
BOK (BOKF, NA dba Bank of Oklahoma), Joint Lead Arranger & Administrative Agent	$170,588,235.29	$ 72,500,000.00	17.058824%
BBVA Compass Bank, Joint Lead Arranger	$170,588,235.29	$ 72,500,000.00	17.058824%
BMO Harris Financing, Inc., Co-Documentation Agent	$152,941,176.47	$ 65,000,000.00	15.294118%
Bank of America, N.A., Co-Documentation Agent	$152,941,176.47	$ 65,000,000.00	15.294118%
Comerica Bank	$ 82,352,941.18	$ 35,000,000.00	8.235294%
Toronto-Dominion Bank, New York Branch	$ 82,352,941.18	$ 35,000,000.00	8.235294%
CIBC	$ 82,352,941.18	$ 35,000,000.00	8.235294%
Arvest Bank	$ 35,294,117.65	$ 15,000,000.00	3.529412%
Branch Banking & Trust	$ 35,294,117.65	$ 15,000,000.00	3.529412%
IBERIABANK	$ 35,294,117.65	$ 15,000,000.00	3.529412%
TOTALS	$1,000,000,000.00 (Aggregate Maximum Credit Amounts)	$425,000,000.00 (Aggregate Elected Commitment Amounts)	100.00000%

SCHEDULE 3
DISCLOSURE SCHEDULE

1.	Section 5.8 - Subsidiaries

Name	State/County of Incorporation	Ownership Interest by Borrower
Unit Petroleum Company	Oklahoma	100% UC
Unit Drilling Company	Oklahoma	100% UC
Petroleum Supply Company	Oklahoma	100% UC
Unit Drilling and Exploration Company	Delaware	100% UC
8200 Unit Drive, L.L.C.	Delaware	100% UC
SPC Midstream Operating, L.L.C.	Oklahoma	100% UC
Unit Drilling USA Colombia, L.L.C.	Oklahoma	100% UDC
Unit Drilling Colombia, L.L.C.	Delaware	100% Unit Drilling Colombia, L.L.C.
Unit Texas Company	Oklahoma	100% UPC

2.	Section 5.9 - ERISA

•	None

3.	Section 7.2 - Existing Indebtedness

•	$650.0 million, 6.625% senior subordinated notes

•	Obligations owed to the Lenders

•	Matters disclosed in Unit Corporation’s Periodic Reports on Form 10-K and 10-Q for the fiscal year ended December 31, 2017 and the six months ended June 30, 2018, respectively

4.	Section 7.5 - Investments

•	Investments in the following limited partnerships sponsored by Borrowers:

Partnership Name	Formation Date	Entity Number
Unit 2000 Employee Oil and Gas Limited Partnership	02/22/2000	3300639159
Unit 2001 Employee Oil and Gas Limited Partnership	02/09/2001	3300659891
Unit 2002 Employee Oil and Gas Limited Partnership	01/30/2002	3300681640
Unit 2003 Employee Oil and Gas Limited Partnership	01/31/2003	3300707126
Unit 2004 Employee Oil and Gas Limited Partnership	02/18/2004	3312030138
Unit 2005 Employee Oil and Gas Limited Partnership	01/26/2005	3312061903
Unit 2006 Employee Oil and Gas Limited Partnership	02/02/2006	3312095695
Unit 2007 Employee Oil and Gas Limited Partnership	02/06/2007	3312130576
Unit 2008 Employee Oil and Gas Limited Partnership	01/31/2009	3312168690
Unit 2009 Employee Oil and Gas Limited Partnership	02/05/2009	3312219832
Unit 2010 Employee Oil and Gas Limited Partnership	12/31/2009	3312257971
Unit 2011 Employee Oil and Gas Limited Partnership	12/16/2010	3312296171
Unit Consolidated Employee Oil and Gas Limited Partnership	11/30/1993	3300531267

See Unit Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for more information

5.	Section 7.6 - Existing Liens

•	Security Instruments securing the Obligations owed to the Lenders

6.	Section 7.8 - Contingent Obligations

•	None.

7.	7.11 - Prohibited Contracts

•	None

EXHIBIT A
TO
FIFTH AMENDMENT TO
SENIOR CREDIT AGREEMENT
SCHEDULE OF ADDITIONAL OIL AND GAS PROPERTIES TO BE MORTGAGED

OK	GRADY	SCHENK TRUST #1-17HXL (CNV PUD - MCHD)
TX	HEMPHILL	MEEK 6814 XL #1H (CNV PUD)
TX	Hemphill	FRANCIS 5859 EXL #2H (NWD 17)

EXHIBIT B
TO
FIFTH AMENDMENT TO
SENIOR CREDIT AGREEMENT

(CONFORMED COPY OF THE SENIOR CREDIT AGREEMENT, AS OF THE FIFTH AMENDMENT EFFECTIVE DATE, THROUGH AND INCLUDING THIS FIFTH AMENDMENT THERETO, WITH THE REDLINED ADDITIONS AND DELETIONS SHOWN IN THE ATTACHED REFLECTING ALL REVISIONS BEING EFFECTUATED PURSUANT TO THIS FIFTH AMENDMENT)

[SEE ATTACHED]

CONFORMED COPY OF
SENIOR CREDIT AGREEMENT
DATED AS OF SEPTEMBER 13, 2011
AS AMENDED BY 9/5/12 FIRST AMENDMENT, 4/10/15 SECOND AMENDMENT, 4/8/16 THIRD AMENDMENT, 4/2/18 FOURTH AMENDMENT, AND 10/18/18 FIFTH AMENDMENT
AMONG
UNIT CORPORATION,
UNIT DRILLING COMPANY,
and
UNIT PETROLEUM COMPANY,
AS BORROWERS,
and
THE LENDERS,
BOKF, NA, DBA BANK OF OKLAHOMA,
AS ADMINISTRATIVE AGENT FOR THE LENDERS,

and with
COMPASS BANK
as
JOINT-LEAD ARRANGERS, JOINT BOOKRUNNERS AND CO-SYNDICATION AGENTS,
and with
BANK OF AMERICA, N.A. AND BANK OF MONTREAL,
as
CO-DOCUMENTATION AGENTS

SENIOR CREDIT AGREEMENT
THIS SENIOR CREDIT AGREEMENT is effective as of September 13, 2011 (as amended by each of the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, collectively, this “Agreement”). It is among:
UNIT CORPORATION, a Delaware corporation (“Unit”), UNIT DRILLING COMPANY, an Oklahoma corporation (“Unit Drilling”), UNIT PETROLEUM COMPANY, an Oklahoma corporation (“Unit Petroleum”) (each of Unit, Unit Drilling and Unit Petroleum, together with each existing Material Subsidiary of each of the foregoing Persons (but excluding Superior), and each of their respective successors and assigns, including any receiver, trustee or debtor-in-possession, is each, individually, herein referred to as a “Borrower”, and, collectively, jointly and severally, as the “Borrowers”),
and
BOKF, NA, dba Bank of Oklahoma, formerly Bank of Oklahoma, National Association (“BOk”), COMPASS BANK (“BBVA Compass”), BOk and BBVA Compass as joint lead arrangers, joint bookrunners and co-syndication agents (“Syndication Agents”), BANK OF AMERICA, N.A. (“B of A”),and BANK OF MONTREAL (“BMO”), as co-documentation agents (“Documentation Agents”), the lenders now or at various times later signatories to this Agreement (the current lender parties to this Agreement and the Additional Lenders that may become signatory parties to this Agreement, each being sometimes referred to in this Agreement, individually, as a “Lender,” and collectively as the “Lenders”);
and
BOk as administrative agent for the Lenders (in that capacity, referred to as the “Administrative Agent”).
RECITALS

A.
Unit, Unit Drilling, Unit Petroleum, Unit Texas Drilling, L.L.C. (which has heretofore been dissolved) and Superior LLC (collectively the “Original Borrowers”), BOk, as the administrative agent for the financial institutions defined in that agreement as the “Existing Lenders” thereunder (such Persons are herein referred to, collectively, as the “Original Lenders”) were parties to a First Amended and Restated Credit Agreement dated as of May 24, 2007, as amended by the First Amendment dated as of December 23, 2008 (collectively, the “Original Credit Agreement”). The Original Lenders provided certain loans and extensions of revolving credit to such Original Borrowers (all indebtedness arising and all obligations, including contingent liabilities on letters of credit issued under the Original Credit Agreement are collectively called the “Original Indebtedness“);

0

B.
The Borrowers, the Lenders signatory thereto, and the Administrative Agent amended and restated the Original Credit Agreement by entering into that certain Senior Credit Agreement dated as of September 13, 2011, as amended by that certain First Amendment and Consent to Senior Credit Agreement dated as of September 5, 2012, that certain Second Amendment and Consent to Senior Credit Agreement dated as of April 10, 2015, that certain Third Amendment to Senior Credit Agreement dated as of April 8, 2016, and that certain Fourth Amendment to Senior Credit Agreement dated as of April 2, 2018 (collectively, the "Existing Credit Agreement"), under which the Lenders severally established certain commitments set forth on the Lenders Schedule annexed as Schedule 2 to the Existing Credit Agreement until the Facility Termination Date, subject to the Maximum Credit Amount (as defined in the Existing Credit Agreement) and the Borrowing Base, all of which: (i) arranged for the refinancing of any Original Indebtedness in full with funds to be made available under this Agreement and terminated the commitments issued in the Original Credit Agreement to be replaced by the Elected Commitments under this Agreement; (ii) provided the Borrowers financing for general working capital requirements for (a) exploration, development, production and acquisition of Oil and Gas Properties, (b) acquisitions and operation of midstream assets, (c) issuance of standby Letters of Credit, (d) contract drilling services, and (e) general corporate purposes of the Borrowers; and (iii) otherwise amended some of the terms of the Original Credit Agreement. After giving effect to the refinancing of any Original Indebtedness and extinguishing and replacing the commitments of the Original Lenders with the Elected Commitments of the Lenders, the several (but not joint) Elected Commitment of each Lender is as set forth on the Lenders’ Schedule annexed to the Existing Credit Agreement as Schedule 2, as said Schedule 2 is being amended and restated in its entirety, effective as of the Fifth Amendment Effective Date, in the form thereof being attached to the Fifth Amendment, until the Facility Termination Date, and subject to the Aggregate Maximum Credit Amounts, the Borrowing Base, and the Aggregate Elected Commitment Amounts;

C.	The Lenders have appointed BOk as Administrative Agent for the Lenders, and the Borrowers now desire to modify the Existing Credit Agreement as more particularly described in this Agreement;

D.
By a separate agreement between BOk and Borrowers, BOk and BBVA Compass were appointed Joint-Lead Arrangers, Joint Bookrunners and Co-Syndication Agents, and B of A and BMO have been appointed Documentation Agents for this Agreement;

E.
As more particularly provided for in Section 4 of the Fourth Amendment, the Borrowers have: (x) advised Administrative Agent and the Lenders of Unit’s intent to sell fifty percent (50%) of its Equity Interests in Superior and their respective Subsidiaries, before the next Determination Date to occur after the Fourth Amendment Effective Date, on terms that are acceptable to, and have been approved by, Administrative Agent (the “Superior Sale”), subject to the conditions that (i) the Superior Sale results in net sales proceeds inuring to Unit over two hundred million dollars ($200,000,000) (with $200,000,000 being herein called the “Superior Sale

Net Proceeds”), and (ii) Borrowers shall, on the same Business Day of Unit’s receipt of the Superior Sale Net Proceeds, cause the Superior Sale Net Proceeds to be paid to Administrative Agent (for the ratable benefit of the Lenders) to pay down the existing outstanding principal balance of the Outstanding Credit Exposure by the Superior Sale Net Proceeds (the conditions in preceding sub-clauses (i) and (ii) of this clause (x) of this Recital E, are herein, together, called the “Superior Sale Paydown Conditions”); and (y) requested that Administrative Agent and the Required Lenders consent to permit Unit to facilitate and consummate the Superior Sale, subject to (without limitation) the Superior Sale Paydown Conditions, and at closing of the Superior Sale automatically remove and irrevocably release and discharge each Person constituting Superior and their respective Subsidiaries as a Borrower, Subsidiary Guarantor and/or co-obligor under the Existing Credit Agreement and the other Loan Documents, provided that the Superior Sale Paydown Conditions shall have been duly satisfied (the “Superior Release”), with no further action being required to effectuate the foregoing as more particularly described in Section 4 of the Fourth Amendment. Administrative Agent and Required Lenders are agreeable to granting such consents, subject to the foregoing and the Fourth Amendment.

NOW, THEREFORE, the parties agree as follows:
ARTICLE 1
DEFINITIONS

1.1    Defined Terms. The following terms have the meaning specified below:

“2016 Pledge Side Letter” has the meaning ascribed thereto in the Fourth Amendment.

“2016 UCC” has the meaning ascribed thereto in the Fourth Amendment.

“2017 UCC” has the meaning ascribed thereto in the Fourth Amendment.

“2018 UCC” means that certain UCC financing statement naming Unit, as debtor, and naming Administrative Agent, as secured party, filed with the Office of the Delaware Secretary of State on May 2, 2018, as U.C.C. Initial Filing No.: 2018 2996458, reflecting the first-priority lien and security interest granted to the Administrative Agent (on behalf of itself and the other Secured Parties (as defined in the 2018 Pledge Agreement)) in and to all of the Collateral (as defined in the 2018 Pledge Agreement) as more particularly described in the 2018 Pledge Agreement.

“2018 Pledge Agreement” means that certain Pledge Agreement dated May 2, 2018, executed and delivered by Unit, as grantor, for the benefit of Administrative Agent (on behalf of itself and the other Secured Parties (as defined therein)), including all exhibit instruments attached thereto (including those exhibit instruments executed and delivered by, respectively, Unit and/or Superior LLC).

“2018 Superior Pledge Instruments” means, collectively, the 2018 UCC and the 2018 Pledge Agreement.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any of the Credit Parties (i) acquires, by any means, any going business or all or substantially all of the assets of any Person, (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company, or (iii) acquires individually or together Oil and Gas Properties (and ancillary assets), gas gathering systems or gas processing plants, or drilling rigs (and ancillary equipment).

“Administrative Agent” means BOk in its capacity as contractual administrative agent of the Lenders.

“Advance” means a borrowing under Article 2, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of Loans of the same type (either Floating Rate Advance or Eurodollar Advance) and, in the case of Eurodollar Loans, for the same Interest Period.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with that Person. A Person will be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (capital stock, general or limited partnership units or interests, limited liability company membership interests or association or other business entity shares, participations, rights or other equivalent ownership interests, however designated) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. From and after the Superior Release Effective Date, the term “Affiliate” shall not include Superior or any of their respective Subsidiaries for any purposes of this Agreement, other than for the limited purposes of Section 7.7 hereof.

“Aggregate Elected Commitment Amounts” means the sum of the Elected Commitments of all Lenders, as adjusted from time to time under this Agreement. In no event will the Aggregate Elected Commitment Amounts exceed the lesser of (i) the Borrowing Base, or (ii) the Aggregate Maximum Credit Amounts.

“Aggregate Maximum Credit Amounts” at any time means the sum of the Maximum Credit Amounts of the Lenders, as the same may be modified or terminated pursuant to this Agreement.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for that day, or (ii) the sum of the Federal Funds Effective Rate for that day plus one-half of one percent (0.50%); but, in no event shall the Alternate Base Rate be less than the sum of (x) the Eurodollar Rate for that day for a Eurodollar Loan with a one month Interest Period plus (y) one hundred basis points (1.00%).

“Anti-Corruption Laws” mean, collectively, the FCPA, the UK Bribery Act of 2010, and all other legal requirements and guidelines of any jurisdiction applicable to any Credit Party from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” mean, collectively, all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar legal requirements or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over any Credit Party.

“Applicable Margin” means the percentage rate per annum set forth in the Pricing Schedule.

“Applicable Mortgage Threshold” means valid and perfected first priority Mortgage Liens securing the Obligations on Borrowing Base Properties with a value, as determined by Administrative Agent, at no time less than eighty percent (80%) of the PDP PW8 total value of all Borrowing Base Properties.

“Authorized Officer” means the president, the chief financial officer, any vice president, the treasurer or any assistant treasurer of the Borrowers, acting singly.

“Available Total Commitment” means, at any time, the Aggregate Elected Commitment Amounts then in effect minus the Total Outstanding Credit Exposure.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower(s)” means, after the occurrence of the Superior Release Effective Date, each individually and collectively, Unit, Unit Drilling and Unit Petroleum, together with each existing Material Subsidiary of each of the foregoing Persons (but excluding Superior), and each of their respective successors and assigns, including any receiver, trustee or debtor-in-possession, is each, individually, herein referred to as a “Borrower”, and, collectively, jointly and severally, as the “Borrowers”.

“Borrowing Base” means, at the time in question, either the amount provided for in Section 2.6.1 or the amount otherwise determined in accordance with the remaining provisions of Section 2.6.

“Borrowing Base Properties” means the Oil and Gas Properties, as evaluated by Lenders for purposes of establishing the Borrowing Base.

“Borrowing Base Usage Percentage” means, for any day, the percentage equal to the quotient of (i) the Total Outstanding Credit Exposure on that day, divided by (ii) the Borrowing Base.

“Borrowing Date” means the date an Advance is made under this Agreement.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Tulsa, Oklahoma, and New York City, New York, for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Tulsa, Oklahoma, for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person, means any lease of Property by that Person as lessee which would be capitalized on that Person’s balance sheet prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligation of that Person under Capitalized Leases which would be shown as a liability on that Persons balance sheet prepared in accordance with GAAP; provided that (i) any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a Capital Lease as a result of a change in GAAP during the life of such lease, including any renewals, and (ii) any lease entered into after the Fourth Amendment Effective Date that would have been considered an operating lease under the provisions of GAAP, in each case, shall be treated as an operating lease for all purposes under the Fourth Amendment, provided further, in no event shall the aggregate amount of the obligations under operating leases and/or leases addressed in clauses (i) and (ii) above exceed $25,000,000.00.

“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of Unit.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment Fee Rate” means, at any time, the per annum percentage rate at which commitment fees are accruing on the Available Total Commitment under Section 2.5.2 at that time at the rate set forth in the Pricing Schedule.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated EBITDA” means the sum of: (I) all dividends and distributions received by Borrowers and their Subsidiaries (excluding Unrestricted Subsidiaries) from any Unrestricted Subsidiary; plus (II) Consolidated Net Income, plus, to the extent deducted in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) expense for income and income based taxes paid or accrued, (c) depreciation, depletion, and amortization, all calculated on a consolidated basis, (d) non-cash expenses of the Borrowers and their Subsidiaries associated with stock-based compensation reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (e) any net loss reducing Consolidated Net Income in connection with any disposition of assets, (f) any extraordinary, unusual or non-cash expenses or losses of Borrowers and their Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period, and (g) all other non-cash charges, minus all non-cash income, added to Consolidated Net Income.

“Consolidated Interest Expense” means, for any period with respect to any Person, the amount which, under GAAP would be set forth opposite the caption “interest expense” or any like caption (including without limitation, imputed interest included in payments under any Capitalized Lease) on a consolidated income statement of that Person and its Subsidiaries for the period excluding the amortization of any original issue discount.

“Consolidated Net Income” means, with reference to any applicable 12-month measurement period, the net income (or loss) of the Borrowers and their Subsidiaries (other than Unrestricted Subsidiaries, whose net income (or loss) is hereby excluded from “Consolidated Net Income” for all purposes of this Agreement) calculated on a consolidated basis for such period; but there will not be included in Consolidated Net Income (to the extent it otherwise would be included) any of the following: (a) any after tax extraordinary gain or loss, along with any provisions for taxes on such gain or loss and all related fees and expenses; (b) the cumulative effect of a change in accounting principles; (c) any asset impairment write-downs on Oil and Gas Properties under GAAP or SEC guidelines; (d) any consolidated impairment charges recorded in connection with the application of ASC 350 "Goodwill and Other Intangibles;" (e) any unrealized non-cash gains or losses on charges in respect of Rate Management Obligations or hedging obligations (including those resulting from the application of ASC 815); (f) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued), (g) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness, (h) non-cash expenses of the Borrowers and their Subsidiaries (other than Unrestricted Subsidiaries) associated with stock-based plans reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and (i) any other non-cash charges; and provided further that if the Borrowers and their Subsidiaries (other than Unrestricted Subsidiaries) shall acquire or dispose of any Property (other than pursuant to the Superior Sale) during such period, then Consolidated Net Income shall be calculated after giving the pro forma effect to such acquisition or disposition (other than the Superior Sale) in accordance with GAAP approved by the Administrative Agent, as if such acquisition or disposition had occurred on the first day of such applicable 12-month measurement period.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which that Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable on, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of the other Person against loss, including, without limitation, any comfort letter, take-or-pay contract or the obligations of any Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a group of corporations or other business entities and all trades or businesses (whether or not incorporated) which, together with the Borrowers or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means the making of an Advance or the issuance of a Letter of Credit under this Agreement.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Letter of Credit.

“Credit Parties” means, collectively, the Borrowers and the Subsidiary Guarantors, and “Credit Party means any one of them.

“Default” means any event or condition that upon notice, lapse of time or both would constitute of Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) notified Unit, the Administrative Agent or the LC Issuer or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent, any other Lender or any Borrower any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, however, that a Lender shall not be a “Defaulting Lender” solely because the Federal Deposit Insurance Corporation or other applicable federal or state regulatory agency has been appointed as receiver, interim receiver, monitor, conservator, trustee or custodian for any parent company of such Lender or acquired an ownership interest in such parent company, provided that and only for as long as (i) such appointment or acquisition does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such applicable federal or state regulatory agency or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender, (ii) such Lender confirms in writing, upon request by the Administrative Agent, that it will continue to comply with its obligations to make Loans and fulfill all other obligations required to be made and fulfilled by it hereunder, and (iii) such Lender complies with its obligations to make all Loans and fulfill all other obligations required to be made or fulfilled by it hereunder; or (f) that has, or that has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Deficiency” has the meaning assigned thereto in Section 2.6.7.

“Determination Date” has the meaning assigned thereto in Section 2.6.3(c).

“Disclosure Schedule” means Schedule 3.

“Disqualified Stock” means any Equity Interests that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests or solely at the direction of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale or casualty or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale or casualty or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Aggregate Elected Commitment Amounts and the termination of all outstanding LC Obligations, including all Reimbursement Obligations (unless the outstanding amount of all LC Obligations, including all Reimbursement Obligations, related thereto, and all outstanding Rate Management Obligations under Financial Contracts with any Lender or any Lender Counterparty, has been cash collateralized or novated in accordance with this Agreement or otherwise to the satisfaction of the Administrative Agent and each LC Issuer), (b) is redeemable at the option of the holder thereof (other than if the issuer has the option to settle for Qualified Equity Interests and cash in lieu of fractional shares), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Facility Termination Date at the time such Equity Interest is issued; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Borrower or Subsidiary (other than an

Unrestricted Subsidiary) or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries (other than an Unrestricted Subsidiary) in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elected Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Outstanding Credit Exposure hereunder, as such “Elected Commitment” may be (a) modified from time to time pursuant to Section 2.6 and/or Section 14.6, or (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 14.3. The amount representing each Lender’s Elected Commitment shall at any time be such Lender’s applicable Pro Rata Share of the Aggregate Elected Commitment Amounts then in effect. As of the Fifth Amendment Effective Date, the amount of each Lender’s applicable Elected Commitment is set forth opposite such Lender’s name on Schedule 2 under the caption “Elected Commitment.

“Engineering Report” means each engineering report delivered under Section 6.1(vii) or (viii), as applicable.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Interest” and “Equity Interests” mean, individually or collectively as the context requires, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Advance” means an Advance which, other than as provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, a rate (expressed to the fifth decimal place) equal to (i) the rate of interest which is identified and normally published by ICE Benchmark Administration (the "LIBOR") as the offered rate for loans in United States dollars for the applicable Interest Period as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); plus (ii) the maximum reserve requirement, if any, then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein); provided, however, that if LIBOR determined as provided above shall be less than zero, LIBOR shall be deemed to be zero for the purposes of this Agreement. If ICE Benchmark Administration no longer reports the LIBOR or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market, Administrative Agent may select a replacement index.

“Eurodollar Loan” means a Loan that, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Interest Period, an interest rate per annum equal to the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to the Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the Interest Period, plus (ii) the Applicable Margin, based on a 360 day year.

“Event of Default” means the occurrence of any of the events described in Section 10.1.1-10.1.17, inclusive.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Rate Management Obligation if, and to the extent that, all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Rate Management Obligation (or any Subsidiary Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Future Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.20 and any other “keepwell, support or other agreement” for the benefit of such

Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Rate Management Obligations by other Credit Parties) at the time the Subsidiary Guaranty of such Subsidiary Guarantor, or a grant by such Subsidiary Guarantor of a security interest, becomes effective with respect to such Rate Management Obligation. If a Rate Management Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Rate Management Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, in the case of each Lender, each LC Issuer and the Administrative Agent, (a) Taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender, Administrative Agent or LC Issuer is incorporated or organized, (ii) the jurisdiction in which the Administrative Agent’s, the LC Issuer’s or the Lender’s principal executive office is or applicable lending or issuing office located (iii) the jurisdiction with which the Administrative Agent, the Lender or the LC Issuer has a present or former connection (other than a connection arising solely from the transactions specifically contemplated by this Agreement), (b) any Taxes imposed under the laws of the United States of America or any political subdivision thereof or therein that would apply if any payment were made under any of the Loan Documents to the Lender or the LC Issuer on the day the Lender becomes a Lender or the LC Issuer becomes an LC Issuer (or, in either case, designates a new lending or issuing office); (c) and Taxes that are attributable to the Lender’s or the LC Issuer’s failure to comply with Section 3.3(v) of this Agreement; and (d) any applicable Taxes imposed under Sections 1471-1474 of the Code as of the date of this Agreement and any current or future regulations or official interpretations thereof.

“Existing Maturity Date” shall have the meaning ascribed thereto within Section 3.8.1.

“Facility Termination Date” means the date that is the earlier of: (a) October 18, 2023 (as such date may be extended pursuant to Section 3.8, the “Scheduled Facility Termination Date”); (b)  November 16, 2020, to the extent that, on or before such date, all Permitted Subordinated Notes issued pursuant to the Permitted Existing Indenture are not repurchased, redeemed or refinanced to have a new, extended maturity date at least six (6) months after the Scheduled Facility Termination Date (subject to extension pursuant to Section 3.8); or (c) any earlier date on which the Aggregate Elected Commitment Amounts are reduced to zero or otherwise terminated under the terms of this Agreement.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date hereof, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into by the United States that implement the foregoing.

“FCPA” means The United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95 213, §§101 104), as amended or replaced.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on that day, as published for that day

(or, if that day is not a Business Day, for the prior Business Day) by the Federal Reserve Bank of New York, or, if the rate is not published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Tulsa time) on that day on those transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fee Letter” means that certain Fee Letter dated September 21, 2018, by and among Unit (on behalf of itself and its Subsidiaries) and the Administrative Agent.

“Fifth Amendment” means the Fifth Amendment dated as of the Fifth Amendment Effective Date, to that certain Senior Credit Agreement dated September 13, 2011, by and among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Fifth Amendment Assigned Interests” has the meaning ascribed thereto in the Fifth Amendment.

“Fifth Amendment Effective Date” shall have the meaning ascribed to such term in the introductory paragraph of the Fifth Amendment.

“Fifth Amendment Existing Commitments” has the meaning ascribed thereto in the Fifth Amendment.

“Fifth Amendment Existing Lenders” has the meaning ascribed thereto in the Fifth Amendment.

“Fifth Amendment Existing Loans” has the meaning ascribed thereto in the Fifth Amendment

“Fifth Amendment Exiting Lender” has the meaning ascribed thereto in the Fifth Amendment.

“Fifth Amendment New Lender” has the meaning ascribed thereto in the Fifth Amendment.

“Fifth Amendment Waiver” shall have the meaning ascribed to such term in Recital C to the Fifth Amendment.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap, hedge or option contract or other financial instrument with similar characteristics, (ii) any Rate Management Transaction and (iii) with respect to any Subsidiary Guarantor any obligations owed to any Lender or any Affiliate of a Lender to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“First Amendment” means the First Amendment and Consent to Senior Credit Agreement dated as of September 5, 2012, among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Floating Rate” means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for that day, changing when and as the Alternate Base Rate changes, plus (ii) the Applicable Margin.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and (e) any regulations promulgated under any of the foregoing.

“Foreign Subsidiary” means (i) any Subsidiary that is not incorporated or organized under the laws of the United States, any State thereof or the District of Columbia, and (ii) any Subsidiary of a Subsidiary described in clause (i).

“Fourth Amendment” means the Fourth Amendment to Senior Credit Agreement dated as of the Fourth Amendment Effective Date among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means April 2, 2018.

“Fourth Amendment Exiting Lender” has the meaning ascribed thereto in the Fourth Amendment.

“Funded Debt” means all outstanding long term Indebtedness of the Borrowers in accordance with GAAP excluding deferred Taxes, non cash hedging obligations under ASC 815 and the plugging and abandonment accrued liabilities described in Section 7.8(iv); provided that “Funded Debt” shall include all Subordinated Debt, all Indebtedness arising under the Permitted Senior Notes, and all Indebtedness of such Persons permitted under Section 7.2(v).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States. At any time after the date of this Agreement, the Borrowers, may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, on that election, references to GAAP will then be construed to mean IFRS from time to time; provided that any such election, once made, shall be irrevocable and further provided that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended before the Borrowers’ election to apply IFRS will remain as previously calculated or determined in accordance with GAAP. The Borrowers will give notice of an election made in accordance with this definition to the Administrative Agent.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Highest Lawful Rate” means, on any day with respect to a Lender to whom Obligations are owed, the maximum non-usurious rate of interest that the Lender is permitted under applicable law to contract for, take, charge or receive with respect to the Obligations for that day. All determinations of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, will be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to that Lender.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or later acquired in and to (i) Hydrocarbons and (ii) oil and gas leases, or other liquid or gaseous Hydrocarbon or mineral leases, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests, farm outs and farm ins, including any reserved, back in or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” of a Person means, without duplications, that Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of the Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property owned or acquired by that Person (other than Permitted Encumbrances), (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other similar instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations in respect of other Indebtedness, (viii) obligations under Financial Contracts, including Rate Management Obligations, (ix) obligations to reimburse issuers of Letters of Credit, (x) obligations with respect to payments received in consideration of oil, gas, or other minerals yet to be produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by that Person or for the creation of which the Person directly or indirectly received payment), (xi) obligations with respect to other obligations to deliver goods or services in consideration of advance payments therefor; (xii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of that Person, (xiii) all obligations of such Person secured by a Lien on any Property of such Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of such Person, and (xiv) all liabilities of such Person as a general partner of a partnership for obligations of such partnership of the nature described in clauses (i) through (xiii) above.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on the Administrative Agent, any Lender or any LC Issuer with respect to any payment made by any Credit Party under any Loan Document.

“Initial Permitted Senior Notes” has the meaning assigned thereto in Section 2.6.8.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by Unit under this Agreement. The Interest Period will end on the day that corresponds numerically to the date one, two, three, or six months thereafter. If there is no numerically corresponding day in the next, second, third or sixth succeeding month, the Interest Period will end on the last Business Day of the next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day that is not a Business Day, the Interest Period will end on the next succeeding Business Day. If the next succeeding Business Day falls in a new calendar month, the Interest Period will end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by that Person to another Person and any stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by that Person.

“LC Application” has the meaning assigned to it in Section 2.19.3.

“LC Issuer” means BOk (or any subsidiary or affiliate of BOk designated by BOk) or any other Lender that agrees to be an LC Issuer in its capacity as issuer of Letters of Credit under this Agreement.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the total undrawn stated amount under all Letters of Credit outstanding at that time plus (ii) the total unpaid amount at that time of all Reimbursement Obligations.

“LC Sublimit” means $50,000,000 unless otherwise agreed in writing among the LC Issuer, Unit and the Required Lenders.

“Lender Counterparty” means any Person counterparty to a Financial Contract who is (or, at the time such Financial Contract was entered into, was) a Lender or an Affiliate of a Lender.

“Lenders” means the lending institutions now or later listed on the signature pages of this Agreement.

“Lenders’ Schedule” means Schedule 2.

“Letter of Credit” of a Person means a letter of credit or similar instrument that is issued on the application of that Person or on which that Person is an account party or for which that Person is in any way liable.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, that Lender’s Advances made under Article 2 (or any conversion or continuation of that Advance).

“Loan Documents” mean, collectively, this Agreement (as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment), the LC Applications, the Notes, the Letters of Credit, each Subsidiary Guaranty, the Security Instruments and each compliance certificate, Borrowing Notice, and Conversion/Continuation Notice executed by Borrowers pursuant to this Agreement; as any of the foregoing may be amended, amended and restated, modified, replaced or otherwise supplemented from time to time; provided, however, that from and after the Superior Release Effective Date, in accordance with the Fourth Amendment, the Superior LLC Pledge Instruments shall no longer thereafter be deemed to constitute either Security Instruments or Loan Documents for all intent and purposes of this Agreement and the other Loan Documents.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), or results of operations of the Credit Parties taken as a whole (taking into account the present value of any indemnification in favor of the Borrowers or any applicable insurance coverage), (ii) the ability of any of the Borrowers to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders under the Loan Documents.

“Material Domestic Subsidiary” means any Material Subsidiary that is a Domestic Subsidiary.

“Material Indebtedness” means Indebtedness of any Credit Party in an outstanding principal amount of $25,000,000 or more (or its equivalent in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created, is governed, or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Material Subsidiary” means a Subsidiary of any of the Borrowers having (i) at least ten percent (10%) of the consolidated total assets of the Borrowers and their Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrowers) or (ii) at least ten percent (10%) of the consolidated revenues of the Borrowers and their Subsidiaries for the fiscal year of Unit then most recently ended. For purposes of this Agreement, the term “Material Subsidiary” shall not include a Borrower.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, or pollutants, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls, urea formaldehyde insulation, coal combustion byproducts or waste, boiler slag, scrubber residue, or flue desulphurization residue or comparable or similar products, substances or materials (whether liquid, solid, gaseous or otherwise).

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule 2 attached hereto under the caption “Maximum Credit Amounts”, as the same may be modified or terminated from time to time pursuant to this Agreement, and which shall constitute the maximum amount of Credit Extensions to prospectively be made available to the Borrowers under Article 2 from each such Lender.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust or any other document creating and evidencing a Lien on real or immovable Property and other Property (including any Oil and Gas Property that constitutes real property) in favor of the Administrative Agent (on behalf of the Lenders), which shall be in a form reasonably satisfactory to the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with the Loan Documents.

“Multiemployer Plan” means a Plan under which the Borrowers or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Cash Proceeds” means in connection with any issuance or sale of equity interests or indebtedness securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with such issuances or sales.

“Note” means each promissory note made, jointly and severally, by the Borrowers payable to the order of a Lender in substantially the same form as Exhibit A, evidencing indebtedness of the Borrowers to such Lender, as any of the foregoing may be amended, amended and restated, modified, replaced, rearranged, consolidated, renewed, extended or otherwise supplemented from time to time (collectively, the “Notes”).

“Notes Indenture Additional Parties” means, only for so long as any notes issued pursuant to the Permitted Existing Indenture remain outstanding (not including any refinancing or replacement thereof or any Permitted Refinancing Notes), those Subsidiaries of the Credit Parties that are signatories to, or obligors respecting, the Permitted Existing Indenture in their capacities as either direct, primary obligors (as the borrowers) under the Permitted Subordinated Notes issued thereunder, or are guarantors thereof, but that are not Credit Parties under this Agreement (consisting, as of the Fifth Amendment Effective Date, of Petroleum Supply Company, Unit Drilling and Exploration Company, Unit Texas Company, Unit Drilling USA Columbia, L.L.C., Unit Drilling Columbia, L.L.C., and 8200 Unit Drive, L.L.C.).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations (including all Reimbursement Obligations), all Rate Management Obligations under Financial Contracts with any Lender or any Lender Counterparty (or a Person who was a Lender or a Lender Counterparty at the time such Financial Contract was entered into), all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent, the LC Issuer, or any indemnified party arising under the Loan Documents, including all treasury and treasury related services; provided that the "Obligations" shall exclude any Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Properties” means all Hydrocarbon Interests from time to time owned by any Credit Party or in which one of the Credit Parties has an interest, including without limitation, (i) Property now or hereafter pooled or unitized with the Hydrocarbon Interests, (ii) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created in connection therewith (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (iii) all operating agreements, contracts and other agreements which relate to any Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to that Hydrocarbon Interests, (iv) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including as-extracted collateral and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (v) all tenements, hereditaments, appurtenances and Property in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, (vi) and all Property, rights, titles, interests and estates described or referred to above, including any and all Property (real or personal) now owned or hereafter acquired and situated on, used, held for use or useful in connection with the operating, working or development of any of the Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on the premises for the purpose of drilling a well or for other similar temporary uses), and (vii) any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing, in each case limited to the interest of the applicable Credit Party in those assets.

“Other Taxes” means any present or future stamp or documentary Taxes, and any other excise or property Taxes which arise because of any payment made under this Agreement, any Note, LC Application or from the signing or delivery of or otherwise with this Agreement, any Note, or LC Application.

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the total principal amount of its then outstanding Loans, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at that time.

“Patriot Act” has the meaning assigned thereto in Section 15.4.

“Payment Date” means the day prescribed in Section 2.16 for payment of Eurodollar Loans and Floating Rate Loans, respectively.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PDP PW8” means the total value, discounted at the present worth of eight percent (8%) thereof, of the Borrowers’ and their Subsidiaries’ proved developed producing Oil and Gas Properties evaluated in the most recently completed reserve report or engineering report (as applicable), after giving effect to exploration and production activities, acquisitions, dispositions and production, all as determined by Administrative Agent in accordance with Administrative Agent’s then-current practices, economic and pricing parameters, methodology, assumptions, and prudent oil and gas banking industry standards established by Administrative Agent from time to time for its petroleum industry customers.

“Permitted Encumbrances” means any Lien permitted by Section 7.6.

“Permitted Existing Indenture” means the Indenture dated as of May 18, 2011 between Unit and Wilmington Trust FSB and the First Supplemental Indenture dated as of May 18, 2011 by and among Unit, the Subsidiary Guarantors (as therein defined) party thereto and Wilmington Trust FSB, as amended, supplemented or otherwise modified from time to time in accordance with the applicable terms, conditions, limitations and restrictions as set forth in this Agreement (as the same may be amended, modified or supplemented in accordance herewith).

“Permitted Refinancing Notes” has the meaning assigned thereto in Section 2.6.8.

“Permitted Senior Notes” means unsubordinated (i.e., pari passu in right of payment with the Obligations), unsecured notes issued by Unit pursuant to a Permitted Senior Notes Indenture, and provided that such notes and the Indebtedness arising thereunder complies with all of the applicable terms, conditions, restrictions and limitations with respect thereto as are set forth in this Agreement, including Section 7.2(ix) (as the same may be amended, modified or supplemented in accordance herewith).

“Permitted Senior Notes Indenture” means any indenture governing the Permitted Senior Notes that complies with applicable terms, conditions, restrictions and limitations with respect thereto as are set forth in this Agreement (as the same may be amended, modified or supplemented in accordance herewith); as any such indenture may itself be amended, supplemented or otherwise modified from time to time in accordance herewith.

“Permitted Subordinated Notes” means unsecured notes issued by Unit that are subordinated in right of payment to the Obligations issued pursuant to a Permitted Subordinated Notes Indenture, and any other Subordinated Debt that complies with all of the applicable terms, conditions, restrictions and limitations with respect thereto as are set forth in this Agreement, including Section 7.2(ix) (as the same may be amended, modified or supplemented in accordance herewith).

“Permitted Subordinated Notes Indenture” means any indenture governing the Permitted Subordinated Notes that (i) contains subordination terms and conditions substantially similar (as determined by Administrative Agent in its sole discretion) to those set forth within the Permitted Existing Indenture or otherwise reasonably acceptable to the Administrative Agent, and (ii) complies with the applicable terms, conditions, restrictions and limitations with respect thereto as are set forth in this Agreement (as the same may be amended, modified or supplemented in accordance herewith); as any such indenture may itself be amended, supplemented or otherwise modified from time to time in accordance herewith.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any of their agencies, departments, or instrumentalities.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrowers or any member of the Controlled Group may have any liability.

“Pledge Agreement” means that certain Pledge Agreement executed and delivered by Unit effective as of the date of the Third Amendment, as the same shall be deemed to have been terminated and released in accordance with the Fourth Amendment, effective as of the occurrence of the Superior Release Effective Date (if any) in accordance with the Fourth Amendment.

“Pricing Schedule” means Schedule 1 attached hereto.

“Prime Rate” means, as of any date, the annual rate published in the “Bonds, Rates and Yields” column of The Wall Street Journal (Southwest Edition) as the prime rate, which rate will not necessarily be the “best” or lowest rate quoted or used from time to time by a Lender or the Lenders. Borrowers acknowledge and agree that the Lenders may make loans based on other rates or indices as well. Should that reference to such prime rate become unavailable during the term of the Loans or by Financial Contracts or should The Wall Street Journal otherwise cease to publish or quote a prime or base rate, or should The Wall Street Journal be merged, consolidated, liquidated or dissolved in a manner that it loses its separate identity, then the Prime Rate will be a substitute index selected and designated by the Administrative Agent following notice to Unit. Any change in the Prime Rate shall be effective as of the date of the change but the Prime Rate will not change more often than once each day. Under no circumstances will the interest rate on the Notes be more than the Highest Lawful Rate.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is that Lender’s Elected Commitment and the denominator of which is the Aggregate Elected Commitment Amounts; provided, in the case of Section 2.20 when a Defaulting Lender shall exist, “Pro Rata Share” means, (a) for any Defaulting Lender, zero percent (0%), and (b) for any Lender other than a Defaulting Lender, the percentage of the Aggregate Elected Commitment Amounts (disregarding any Defaulting Lender’s Elected Commitment) represented by that Lender’s Elected Commitment. If the Aggregate Elected Commitment Amounts have terminated or expired, the Pro Rata Share will be determined upon the Aggregate Elected Commitment Amounts most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender.

“Property” of a Person means any interest of that Person in any kind of property, whether real, personal, tangible, intangible, or mixed, of that Person, or other assets owned, leased or operated by that Person.

“Qualified ECP Guarantor” means, in respect of any Rate Management Obligations, at any time, each Credit Party, with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interest that is not Disqualified Stock.

“Rate Management Obligations” of a Person means all obligations of that Person, whether absolute or contingent and regardless of how or when created, arising, evidenced or acquired (including all renewals, extensions, supplements, replacements, modifications, and substitutions of those obligations) under (i) all Financial Contracts, including Rate Management Transactions, and (ii) all cancellations, buy backs, reversals, terminations or assignments of any Financial Contracts, including Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement pertaining to that transaction) now existing or hereafter entered by one or more Borrowers which is a rate swap, basis swap, hedge, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or price/commodity protection device (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices, or other financial measures. However, a “Rate Management Transaction” will not include any contract for the purchase and sale of natural gas, oil or natural gas liquids entered into in the ordinary course of business and on customary trade terms.

“Ratings Requirement” means Unit’s unsecured corporate rating is (i) BBB- or better with respect to any rating issued by S&P (without negative outlook or negative watch), or (ii) Baa3 or better with respect to any rating issued by Moody’s (without negative outlook or negative watch), provided, if Unit only satisfies one of the ratings set forth above, Unit shall still be deemed to have satisfied the Ratings Requirement so long as Unit satisfies one of the two ratings above and has an unsecured corporate rating of at least (x) BB+ with respect to S&P (without negative outlook or negative watch), if Unit otherwise satisfies the rating set forth in clause (ii) above and (y) Ba1with respect to Moody’s (without negative outlook or negative watch), if Unit otherwise satisfies the rating set forth in clause (i) above.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System and any successor or other regulation or official interpretation of the Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System and any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means the total of all obligations of the Borrowers under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer for any one or more drawings under Letters of Credit.

“Replacement Rate” has the meaning assigned to it in Section 3.4(ii).

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA, for which the notice requirements to the PBGC have not been waived. A failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA will be a Reportable Event.

“Required Lenders” means those Lenders having in total at least 66.67% of the Aggregate Elected Commitment Amounts or, if the Aggregate Elected Commitment Amounts have been terminated, those Lenders having in total at least two-thirds (66.67%) of the Total Outstanding Credit Exposure.

“Reserve Requirement” means, with respect to an Interest Period, the maximum total reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” means a country subject to a comprehensive country-wide sanctions program administered and enforced by OFAC, which countries are, as of the effectiveness of the Second Amendment, limited to Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent any Person described in clauses (i), (ii) or (iii) is the subject of a sanctions program administered by OFAC.

“Sanctions” means, collectively, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) any U.S. Governmental Authority, including, without limitation, those administered by the OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom; in each such case, as amended, supplemented or substituted from time to time.

“Scheduled Facility Termination Date” shall have the meaning ascribed thereto within the definition of Facility Termination Date.

“Scheduled Redetermination” means any redetermination of the Borrowing Base under Section 2.6.3.

“SEC” means the Securities and Exchange Commission.

“Second Amendment” means the Second Amendment and Consent to Senior Credit Agreement dated as of April 10, 2015, among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Security Instruments” mean, collectively, each Mortgage, the 2018 Superior Pledge Instruments, and all other agreements, instruments, consents and certificates now or hereafter executed and delivered by any Credit Party or other Person as security for the payment or performance of the Obligations, as any of the foregoing may be amended, modified, restated or replaced from time to time (excluding, from and after the Superior Release Effective Date, the Superior LLC Pledge Instruments).

“Single Employer Plan” means a Plan maintained by the Borrowers or any member of the Controlled Group for employees of the Borrowers or any member of the Controlled Group.

“SPC Midstream Operating” means SPC Midstream Operating, L.L.C., an Oklahoma limited liability company, a Wholly-Owned Subsidiary of Unit and an Unrestricted Subsidiary hereunder, whose sole asset is, and even after the Superior Release Effective Date shall remain, a management contract with Superior pursuant to which Superior shall be operated after the Superior Release Effective Date.

“Special Redetermination” means any redetermination of the Borrowing Base under Section 2.6.5 or 2.6.6.

“Specified Loan Party” means any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 12.20).

“Subordinated Debt” means (i) the Permitted Subordinated Notes, and (ii) all other Indebtedness which is contractually subordinated in right of payment, collection, enforcement and lien rights to the prior payment in full of the Obligations on terms satisfactory to Administrative Agent, and includes Indebtedness in the form of subordinated convertible debentures or subordinated promissory notes.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which will at the time be owned or controlled, directly or indirectly, by that Person or by one or more of their Subsidiaries or by that Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which will at the time be so owned or controlled, provided that any associations, joint ventures or other relationships (a) which are established under a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in those associations, joint ventures or relationships, will not be deemed to be “Subsidiaries” of that Person. Unless otherwise expressly provided, all references in this Agreement to a “Subsidiary” will mean a Subsidiary of any of the Credit Parties. From and after the Superior Release Effective Date, the Unrestricted Subsidiaries shall not be deemed to constitute Subsidiaries for any purposes of this Agreement and the other Loan Documents, other than for the limited purposes of Section 6.10 and Section 7.14, respectively, hereof.

“Subsidiary Guarantor” means each present or future Material Domestic Subsidiary and each other Subsidiary that becomes a party to any Subsidiary Guaranty.

“Subsidiary Guaranty” means any Guaranty Agreement, substantially in the form of Exhibit E to be executed on behalf of each Subsidiary Guarantor in favor of the Administrative Agent for the ratable benefit of the Lenders, for the Obligations of the Borrowers under this Agreement.

“Subsidiary Guaranty Joinder Agreement” means the Joinder Agreement, substantially in the form of Schedule 1 to any Subsidiary Guaranty, to be executed and delivered by each new Subsidiary Guarantor in accordance with the provisions of Section 9.1.

“Superior” has the meaning ascribed thereto in the Fourth Amendment. For the avoidance of doubt, said meaning shall be deemed to include all of those certain entities expressly released by the Lenders pursuant to the Superior Release, including Superior App, Superior TX, Superior LLC and each such Person’s respective Subsidiaries, including Preston County Gas Gathering, L.L.C.).

“Superior App” has the meaning ascribed thereto in the Fourth Amendment.

“Superior LLC” means SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company (formerly an Oklahoma limited liability company).

“Superior LLC Pledge Instruments” has the meaning ascribed thereto in the Fourth Amendment.

“Superior Release” has the meaning ascribed thereto in Recital E of this Agreement.

“Superior Release Effective Date” has the meaning ascribed thereto in the Fourth Amendment.

“Superior Sale” has the meaning ascribed thereto in Recital E of this Agreement.

“Superior Sale Effective Date” has the meaning ascribed thereto in the Fourth Amendment.

“Superior Sale Net Proceeds” has the meaning ascribed thereto in Recital E of this Agreement.

“Superior Sale Paydown Conditions” has the meaning ascribed thereto in Recital E of this Agreement.

“Superior TX” has the meaning ascribed thereto in the Fourth Amendment.

“Superior UCCs” has the meaning ascribed thereto in the Fourth Amendment.

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing.

“Third Amendment” means the Third Amendment to Senior Credit Agreement dated as of April 8, 2016, among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Total Outstanding Credit Exposure” means the total of the Outstanding Credit Exposure of all the Lenders.

“Unfunded Liabilities” means that amount by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of those Plans’ assets allocable to those benefits, all determined as of the most recent valuation date for those Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unit” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“Unit Drilling” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“Unit Petroleum” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“Unrestricted Subsidiaries” means, collectively, from and after the Superior Release Effective Date, the following Persons (each, an “Unrestricted Subsidiary”): (i) Superior App; (ii) Superior LLC; (iii) Superior TX; (iv) SPC Midstream Operating; and (v) their respective subsidiaries.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which are owned or controlled, directly or indirectly, by that Person or one or more Wholly-Owned Subsidiaries of that Person, or by that Person and one or more Wholly-Owned Subsidiaries of that Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which will at the time be so owned or controlled.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

The above definitions will be equally applicable to both the singular and plural forms of the defined terms.
1.2    Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part of this Agreement for all purposes. Unless the context otherwise requires or unless otherwise provided in this Agreement the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of that agreement, instrument or document, provided that nothing in this section will be construed to authorize any such renewal, extension, modification, amendment or restatement.

1.3    Reference and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Exhibits and Schedules to any Loan Document are incorporated by reference into the Loan Document. References to any document, instrument, or agreement (a) will include all exhibits, schedules, and other attachments thereto, and (b) will include all documents, instruments, or agreements issued or executed in replacement or restatement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of the subdivisions and will be disregarded in construing the language contained in the subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections in which these phrases occur. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

1.4    Accounting Terms and Determinations. Except only as otherwise expressly provided in this Agreement (including in the definition of GAAP), all accounting terms will be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders under this Agreement shall be prepared in accordance with GAAP, as applied on a consistent basis. References to “days” will mean calendar days, unless the term “Business Day” is used. Unless otherwise specified, references to any particular Person also refer to its successors and permitted assigns. If the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To avoid any confusion, if a change in GAAP, such as changes to lease accounting rules, occurring after the Effective Date hereof, affects in any way the calculation of any material terms or covenants hereunder, such terms or covenants will continue to be governed on the basis of GAAP as in effect and applied immediately before such change upon and following such notification contemplated above from the Borrower.

1.5    Calculations and Determinations. All calculations under the Loan Documents of interest and fees will be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days except only for interest accruals on Floating Rate Loans which will be based on the number of days lapsed in a 365-366 day year.

1.6    Joint Preparation; Construction of Indemnities and Releases. The Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction will apply which would require or allow any Loan Document to be construed against any party because of its role in drafting that Loan Document. All indemnification and release provisions of this Agreement will be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

ARTICLE 2
THE CREDITS

2.1    Elected Commitments; Aggregate Elected Commitment Amounts; Aggregate Maximum Credit Amounts. From and including the Fifth Amendment Effective Date and up to the Facility Termination Date, each Lender severally agrees, on the terms and conditions of this Agreement, to (i) make Loans to the Borrowers and (ii) participate in Letters of Credit issued on the request of the Borrowers; provided that, after giving effect to the making of each such Loan and the issuance of each such Letter of Credit, such Lender’s Outstanding Credit Exposure does not exceed its Elected Commitment, and the Total Outstanding Credit Exposure does not exceed the Aggregate Elected Commitment Amounts. Subject to the terms of this Agreement, Unit, as the designated borrowing agent on behalf of all of the Borrowers, may borrow, repay and re-borrow at any time before the Facility Termination Date. Each Lender’s Elected Commitment will expire on the Facility Termination Date. The LC Issuer will issue Letters of Credit on the terms and conditions set forth in Section 2.19. As of the Fifth Amendment Effective Date, and until, but excluding, the next Determination Date: (a) the Aggregate Elected Commitment Amounts are $425,000,000.00; and (b) the Aggregate Maximum Credit Amounts are $1,000,000,000.00. Any increases in the Aggregate Elected Commitment Amounts will be subject to and in accordance with Section 14.6, any increase in the Aggregate Maximum Credit Amounts requires the written consent of all Lenders, and any increase to the Elected Commitment amount or the Pro Rata Share or the Maximum Credit Amount, respectively, of any Lender requires the consent of such Lender.

2.2    Minimum Amount of Each Advance. Each Eurodollar Advance will be in the minimum amount of $2,000,000 (and in additional multiples of $1,000,000), and each Floating Rate Advance will be in the minimum amount of $200,000 (and in additional multiples of $100,000), provided, that any Floating Rate Advance may be in the amount of the Available Total Commitment.

2.3    Ratable Loan. The Lenders will make each Advance according to their Pro Rata Shares.

2.4    Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof. Unit will select advances on behalf of the Borrowers in accordance with Sections 2.9 and 2.10.

2.5    Facility Fee; Commitment Fee; Late Fees; Agency and Other Fees.

2.5.1.    Facility Fee. Borrowers will pay to the Administrative Agent for the benefit of the Lenders a fully earned and non-refundable upfront facility fee calculated by the respective invited/solicited commitment levels tendered to each Lender, as provided in the Fee Letter. Any increases in the Aggregate Elected Commitment Amounts above the amounts designated in Section 2.1 will be contingent on the Borrowers’ payment of an applicable market rate facility fee on the amount of the increase(s) to Administrative Agent for the benefit of the Lenders increasing its or their Elected Commitments or on the Elected Commitment(s) of any Additional Lender(s) under Section 14.6.

2.5.2.    Commitment Fee. The Borrowers shall pay the Administrative Agent for the Pro Rata Share of each Lender a commitment fee equal to the per annum Commitment Fee Rate (as set forth on the Pricing Schedule) times the average daily amount of the Available Total Commitment from the date of this Agreement through the Facility Termination Date. Accrued commitment fees are payable in arrears within 10 days of Unit’s receipt of the quarterly invoice from the Administrative Agent following the close of each calendar quarter and on the Facility Termination Date. All accrued commitment fees are payable on the effective date of any termination of the Aggregate Elected Commitment Amounts of the Lenders.

2.5.3.    Late Fees. To the extent any payment due under a Loan Document is not paid within ten (10) calendar days of its scheduled due date, then, in addition to any interest (accrued at the contract rate of the Notes and prior to imposition of the default rate pursuant to Section 2.12) or other fees and charges due, Borrowers will pay to the Administrative Agent for the allocable benefit of the Lenders a late fee equal to five percent (5.0%) of the amount of the payment that was required to have been made.

2.5.4.    Agency and Other Fees. Borrowers will pay agency and other fees to the Administrative Agent in the amounts and on the terms agreed to in writing between the Administrative Agent and the Borrowers.

2.6    Borrowing Base.

2.6.1.    Subject to the terms, provisions, and limitations of this Agreement, as of the Fifth Amendment Effective Date, and until, but excluding, the next Determination Date, the Borrowing Base is $425,000,000.00, subject, however, to all applicable terms, conditions and limitations as set forth in this Agreement. The Borrowing Base is based on (i) the loan value which the Lenders assign to the various Credit Parties’ Oil and Gas Properties being evaluated, and (ii) any other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Credit Parties) as the Lenders deem significant. The Lenders and the Administrative Agent have no obligation to agree on or designate the Borrowing Base at any particular amount, whether in relation to the Aggregate Elected Commitment Amounts or otherwise.

2.6.2.    On March 1 and September 1 of each year, beginning March 1, 2019, Unit will furnish to each Lender the information Administrative Agent has then requested concerning the Credit Parties’ businesses and properties (including the information specified in Sections 6.1(vii), (viii) and (ix)).

2.6.3.    Starting no later than April 1, 2019 and no later than each following April 1st and October 1st, the Borrowing Base will be determined in accordance with the following procedure:

(a) The Administrative Agent will submit in writing to the Lenders its proposed Borrowing Base amount. In no event shall any proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts;

(b) Each Lender will have ten (10) Business Days to notify the Administrative Agent in writing if it agrees or disagrees with the proposed amount; provided, however, no increase in the Borrowing Base will become effective unless approved in writing by all Lenders. If, within the time set out in the preceding sentence,

(1)
All Lenders agree, then the new Borrowing Base will be the amount proposed by the Administrative Agent (which shall be deemed to include any Lender that has not timely notified Administrative Agent in writing of its approval or disapproval, such silence being deemed to be an approval of the proposed Borrowing Base amount by the silent (non responding) Lender); or

(2)
(i) Not all Lenders agree with the proposal of the Administrative Agent, or (ii) if the Aggregate Elected Commitment Amounts have been terminated or have expired and the Required Lenders have not affirmatively approved the Administrative Agent’s proposal with respect to a decrease in, or maintenance of, the Borrowing Base, then the Administrative Agent and the Required Lenders will, within five (5) Business Days, diligently attempt in good faith to agree on a Borrowing Base amount. If agreement is reached then the amount determined by the Administrative Agent and the Required Lenders will be the Borrowing Base amount; or

(3)
The Administrative Agent and the Required Lenders cannot agree on the amount of the Borrowing Base within the five (5) Business Day period, then the proposed Borrowing Base will be the amount calculated by the Administrative Agent as the “weighted arithmetic average” of the Borrowing Base as determined by each individual Lender and communicated to the Administrative Agent in writing. For purposes of this paragraph, the “weighted arithmetic average” of the Borrowing Base will be determined by first multiplying the Borrowing Base proposed in writing to the Administrative Agent by each Lender’s Pro Rata Share, and then adding the results of each calculation, with the Borrowing Base then being the lesser of (i) the resulting weighted arithmetic average amount, or (ii) the amount of the Borrowing Base as last determined under this Agreement.

(c) The Administrative Agent will then promptly notify Unit in writing of the new Borrowing Base amount. The amount of the Borrowing Base subject to the Administrative Agent’s notice will be effective as of the date the notice is sent to Unit (a “Determination Date“) unless, within five (5) Business Days following receipt of the Administrative Agent’s notice, Unit designates in writing a lesser amount in which case the lesser amount designated by Unit will be the Borrowing Base amount effective when the Administrative Agent receives Unit’s written designation.

2.6.4.    If Unit does not timely furnish all the information requested by the Administrative Agent in subsection 2.6.2, Administrative Agent may designate the Borrowing Base at any amount the Lenders or the Required Lenders, as applicable, reasonably determine (and may redetermine the Borrowing Base from time to time) until each Lender receives all the requested information. Once the Lenders have received all the requested information, Lenders or the Required Lenders, as applicable, in their discretion, will designate a new Borrowing Base under the procedures in subsection 2.6.3.

2.6.5.    In addition to Scheduled Redeterminations, the Required Lenders are permitted to make a Special Redetermination of the Borrowing Base once between each Determination Date by notifying the Administrative Agent and Borrowers. Any Special Redetermination by the Required Lenders shall be in addition to any reduction of the Borrowing Base by the Required Lenders under Section 7.4(iv).

2.6.6.    In addition to Scheduled Redeterminations, any other Special Redeterminations pursuant to Section 2.6 and the voluntary Aggregate Elected Commitment Amounts reduction pursuant to Section 2.8.3, Unit may request a Special Redetermination of the Borrowing Base once between each Scheduled Redetermination. In addition, Unit may request Special Determinations from time to time as significant developments, exploration or Acquisition opportunities are presented to Borrowers. Borrower shall deliver written notice of such Special Redetermination request to the Administrative Agent which shall include (i) a reserve report or engineering report prepared as of a date not more than 30 days prior to such request, and (ii) the amount of the Borrowing Base requested by Unit and the date on which Unit requests such redetermined Borrowing Base to be effective. Upon receipt of the reserve report or engineering report, the Administrative Agent shall, subject to approval of the Required Lenders, or all Lenders in the event of a proposed increase in the Borrowing Base, redetermine the Borrowing Base in accordance with the calculation procedures of Section 2.6.3(a), (b) and (c), provided that the Administrative Agent and the Lenders shall have thirty (30) days from Administrative Agent's receipt of the information requested of Unit under clauses (i) and (ii) above to agree with the Lenders on the redetermined amount of the Borrowing Base and so notify Unit in writing.

2.6.7.    If at any time, the Total Outstanding Credit Exposure exceeds the lesser of (i) the Borrowing Base, or (ii) the Aggregate Elected Commitment Amounts (a “Deficiency”) because of a reduction in the Borrowing Base resulting from a redetermination in accordance with this Section 2.6 (excluding Section 2.6.8), Administrative Agent will notify Unit in writing of the Deficiency and within ten (10) days from the date of that deficiency notice, Unit will elect one of the following options:
(a)To prepay the Loans in an amount equal to or more than the Deficiency;

(b)Dedicate to this Agreement (including the negative pledge provision of Section 7.12) other Oil and Gas Properties or assets acceptable to the Administrative Agent and the Required Lenders that are not then included in the Borrowing Base that are of a value, as determined by the Administrative Agent and the Required Lenders, such that the Outstanding Credit Exposure does not exceed the Borrowing Base (as adjusted to include the values of the additional Oil and Gas Properties and/or midstream assets);

(c)To prepay the amount of the Deficiency over six (6) equal monthly payments; or
(d) Any combination of the above.

If Unit elects to (i) prepay the Loans under clause (a) or (ii) commence monthly principal payments under clause (c), the prepayment or first monthly payment, as applicable, will be due within twenty (20) days after the date of Unit’s timely election. The prepayment or monthly principal payments will be applied in reduction of the principal balance of the Loans. If Unit elects to commit Oil and Gas Properties under clause (b) above, the Borrowers will provide the Administrative Agent with descriptions of the Oil and Gas Properties or other approved assets (together with any applicable current valuations and engineering reports which may be requested by the Administrative Agent).
2.6.8.    Except to the extent expressly provided for in the last sentence of this Section 2.6.8, the Borrowing Base shall be automatically reduced if and to the extent a Borrower issues or incurs Indebtedness (other than any Obligations) as follows: (i) a dollar ($1.00) for dollar ($1.00) reduction if such Indebtedness is on a pari passu basis in right of payment with the Obligations; or (ii) a twenty five cents ($0.25) reduction for each one dollar ($1.00) of such Indebtedness which constitutes Subordinated Debt relative to the Obligations (including such Subordinated Debt convertible to Equity Interests in any Credit Party); provided that the issuance or incurrence of any such

Indebtedness as described in this Section 2.6.8 is otherwise done in compliance with all applicable terms, conditions, restrictions and limitations as set forth in this Agreement with respect thereto, including Section 7.2(ix). Notwithstanding the foregoing, pursuant to the Fifth Amendment, the Indebtedness arising out of the initial issuance of the Permitted Senior Notes after the Fifth Amendment Effective Date, but in any event, on or before November 15, 2020, (such notes, the “Initial Permitted Senior Notes”) and any Indebtedness incurred pursuant to clause (c) of Section 7.2(ix) in respect of the Initial Permitted Senior Notes (the “Permitted Refinancing Notes”), shall be excluded from the application of this Section 2.6.8, and no Borrowing Base reduction will occur as a result of such issuance; provided, however, that each subsequent issuance, incurrence, refinancing, renewal, defeasance, refund or redemption (excluding, for the avoidance of doubt, redemptions permitted under the terms and conditions of Section 7.13(i)) of any portion of the Indebtedness under the Permitted Senior Notes occurring after such initial issuance, other than any Permitted Refinancing Notes, shall be subject to the application of clause (i) or (ii) of this Section 2.6.8, and the Borrowing Base shall be reduced accordingly upon any such subsequent event; provided, further, however, that each issuance, incurrence, refinancing, renewal, replacement, defeasance, refund or redemption (excluding, for the avoidance of doubt, redemptions permitted under the terms and conditions of Section 7.13(i)) of any portion of the Indebtedness under the Permitted Senior Notes (including the Initial Permitted Senior Notes) shall also, in all events, be subject to and comply with, all other applicable terms, conditions, restrictions and limitations as set forth in this Agreement with respect thereto.

2.6.9.    Unit may, from time to time upon ten (10) days prior written notice to the Administrative Agent, reduce the Borrowing Base by designating a Borrowing Base which is lower than the Borrowing Base then in effect. Any such designation by Unit shall be effective on the tenth (10th) day following the date of the Administrative Agent's receipt of such written notice.

2.6.10.    Notwithstanding any of the foregoing, upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Pro Rata Share) so that they equal such redetermined Borrowing Base (and Schedule 2 shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and to the Aggregate Elected Commitment Amounts accordingly), and the Administrative Agent will reflect such revisions on Schedule 2 and forward a copy of such revised Schedule 2 to the Borrower, the LC Issuer and each Lender.

2.7    Repayment of Loans; Evidence of Loans.

2.7.1.    Borrowers hereby unconditionally and jointly and severally promise to pay to the Administrative Agent, for the account of each Lender, on the Facility Termination Date, the then unpaid principal amount of all Loans made to them. Borrowers agree to repay the principal amount of each Loan made to them and the interest accrued thereon in U.S. dollars.

2.7.2.    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

2.7.3.    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the type and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's Pro Rata Share thereof.

2.7.4.    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Credit Parties to repay the Loans in accordance with the terms of this Agreement.

2.7.5.    Any Lender may request that Loans made by it be evidenced by a promissory note in an amount equal to its Maximum Credit Amount. In such event, the Borrowers shall prepare, jointly execute and deliver to the order of such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if a promissory note is a registered note, to such payee and its registered assigns).

2.8    Principal Payments; Termination and Reduction of Aggregate Elected Commitment Amounts.

2.8.1    Optional Principal Payments. The Borrowers may at any time and from time to time, without penalty or premium, on prior notice to the Administrative Agent pay (i) all outstanding Floating Rate Advances, or (ii) a part of the outstanding Floating Rate Advance in a minimum amount of $200,000 (and any additional multiples of $100,000). The Borrowers may from time to time, without premium or penalty (but subject to the payment of any funding indemnification amounts required by Section 3.5 including applicable breakage fees due hereunder), on three (3) Business Days’ prior written notice to the Administrative Agent, pay (i) all outstanding Eurodollar Advances, or, (ii) a part of the outstanding Eurodollar Advances in a minimum total amount of $2,000,000 (and any additional integral multiples of $1,000,000).

2.8.2.    Mandatory Principal Payments. In addition to the mandatory principal payments required due to a Deficiency in accordance with Section 2.6.7, if at any time a Deficiency occurs as a result of a reduction of the Borrowing Base under Section 2.6.8 or

7.4, Borrowers will, within three (3) Business Days following written notice from Administrative Agent promptly prepay the principal of the Loans with proceeds of such Indebtedness issuance or asset sale in an amount at least equal to the Deficiency (or, if the Loans have been paid in full, deposit with the Administrative Agent the amount required to eliminate the Deficiency, which amount shall be applied by the Administrative Agent to the payment of all LC Obligations, including all Reimbursement Obligations with respect to any Letters of Credit as they become due and payable; any balance remaining after (i) all Letters of Credit have expired or been fully drawn on or (ii) after the Deficiency no longer exists will be returned to Unit) together with interest during the period of the Deficiency. Any principal or interest prepaid under this subsection will be in addition to, and not in lieu of, all payments otherwise then required under the Loan Documents.

2.8.3.    Termination and Reduction of Aggregate Elected Commitment Amounts.

(a)Unless previously terminated, the Aggregate Elected Commitment Amounts shall terminate on the Facility Termination Date. If at any time the Aggregate Maximum Credit Amounts, the Borrowing Base, or the Aggregate Elected Commitment Amounts are terminated or reduced to zero, then the Elected Commitment of each Lender shall terminate on the effective date of such termination or reduction.

(b) The Borrowers may once between each Scheduled Redetermination reduce the Aggregate Elected Commitment Amounts; provided that (i) each reduction of the Aggregate Elected Commitment Amounts shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 (or, if less, the remaining amount of the Aggregate Elected Commitment Amounts), and (ii) the Borrowers shall not terminate or reduce the Aggregate Elected Commitment Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.6.7 or 2.8.2, the Total Outstanding Credit Exposure would exceed the Aggregate Elected Commitment Amounts.

(c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amounts under paragraph (b) of this Section 2.8.3 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this paragraph (c) shall be irrevocable; provided that a notice of termination of the Aggregate Elected Commitment Amounts delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or refinancing, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Elected Commitment Amounts shall be permanent, provided that the Aggregate Elected Commitment Amounts may be increased in accordance with Section 14.6. Each reduction of the Aggregate Elected Commitment Amounts shall be made ratably among the Lenders in accordance with their respective Pro Rata Shares.

2.9    Method of Selecting Loan Types and Interest Periods for New Advances. Unit will select each type of Advance and, in the case of a Eurodollar Advance, the applicable Interest Period. Unit will give the Administrative Agent irrevocable notice (a “Borrowing Notice“) not later than 11:00 a.m. (Tulsa time) on the same Business Day as the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance. Unit’s notice will specify:

(i)	the Borrowing Date, which must be a Business Day, of the Advance;

(ii)	the total amount of the Advance;

(iii)	the type (Floating Rate or Eurodollar) of Advance selected; and

(iv)	in the case of a Eurodollar Advance, the applicable Interest Period.

Not later than 1:00 p.m. (Tulsa time) on each Borrowing Date, each Lender will make available its Loan or Loans in funds immediately available in Tulsa to the Administrative Agent at its address specified under Article 15. The Administrative Agent will make the funds received from the Lenders immediately available to the Borrowers at the Administrative Agent’s address.
2.10    Conversion and Continuation of Outstanding Advances. Each Floating Rate Advance will continue as Floating Rate Advance unless converted into Eurodollar Advance under this Section 2.10 or is repaid. Each Eurodollar Advance will continue as a Eurodollar Advance until the end of its applicable Interest Period, at which time the Eurodollar Advance will be automatically converted into a Floating Rate Advance unless (x) the Eurodollar Advance is or was repaid or (y) Unit gives the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of the Interest Period, the Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.2, Unit may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. Unit will give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice“) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance. A Conversion/Continuation Notice must be given by 11:00 a.m. (Tulsa time) on a day that is at least three Business Days before the date of the requested conversion or continuation and specify:

(i)	the requested date, which must be a Business Day, of the conversion or continuation;

(ii)	the total amount of and the type of the Advance (Floating Rate Advance or Eurodollar Advance) that is to be converted or continued; and

(iii)	the duration of the applicable Interest Period.

2.11    Interest Rate. Each Advance will bear interest at a variable per annum rate equal to the Eurodollar Rate or the Floating Rate as applicable, except as otherwise provided in Section

2.12. Each Floating Rate Advance will bear interest on its outstanding principal amount, for each day from and including the date the Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance under Section 2.10 (but excluding the date it is paid or is converted into a Eurodollar Advance under Section 2.10) at an annual rate equal to the Floating Rate for that day. Changes in the rate of interest on that part of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance will bear interest on its outstanding principal amount from and including the first day of the Interest Period applicable to it until (but not including) the last day of that Interest Period. The Administrative Agent will determine the applicable interest rate for each Eurodollar Advance based on Unit’s selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms of this Agreement. No Interest Period may end after the Facility Termination Date.

2.12    Effect of Default or Deficiency on Advances/Rates Applicable After Default or Deficiency. Despite Section 2.9, 2.10, or 2.11, during a Default or Deficiency the Required Lenders may, at their option by written notice to Unit, declare that no Advance will be made as, converted into, or continued as a Eurodollar Advance and no Letters of Credit will be issued. During the continuance of an Event of Default, each Eurodollar Advance and each Floating Rate Advance will bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to the Interest Period plus an additional two hundred basis points (2.0%) per annum, and the LC Fee will be increased by an additional two hundred basis points (2.00%) per annum. During (i) a Default that remains uncured (prior to an Event of Default) or (ii) a Deficiency that is not cured within a thirty (30) day period, interest will be determined at the applicable Level IV Status Floating Rate per annum plus an additional fifty basis points (0.50%) as to Floating Rate Advances or applicable Level IV Status Eurodollar Rate plus an additional one hundred basis points (1.00%) as to Eurodollar Rate Loans per annum as to Eurodollar Rate. During a Default or Event of Default under Subsections 10.1.6 or 10.1.7, the interest rates set forth above and the increase in the LC Fee will apply to all Credit Extensions without any election, notice or other action on the part of the Administrative Agent or any Lender; provided, however, the default interest rate specified above shall not accrue at the same time a late fee is being assessed pursuant to Section 2.5.3, such election to be at the option of the Administrative Agent and the Required Lenders.

2.13    Method of Payment of Obligations. All Obligation payments will be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified by Section 15.1, by 12:00 noon (Tulsa time) on the date when due (other than payments of Rate Management Obligations owed to Lender Counterparties, which shall be made in accordance with the applicable Financial Contracts governing such Rate Management Obligations) and will (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise required under this Agreement) be applied ratably by the Administrative Agent among the Lenders. The Administrative Agent will promptly pay in the same type of funds that the Administrative Agent received to each Lender at the Lender’s address specified in Section 15.1 (or at the address specified in a notice received by the Administrative Agent from the Lender) any payments the Administrative Agent receives on behalf of the Lender. The Administrative Agent may charge Borrowers’ accounts (other than any Excluded Account) at BOk for each payment of principal, interest, Reimbursement Obligations and fees due under this

Agreement. Each reference to the Administrative Agent in this Section 2.13 will also be deemed to refer, and will apply equally, to the LC Issuer, in the case of payments required to be made by the Borrowers to the LC Issuer under Section 2.19.6.

Subject to the provisions of Section 11.4, all principal or interest payments on any Note or Loan will be applied first to any interest then due and payable, then to principal, and last to any prepayment of principal and interest in compliance with Section 2.8. All distributions of amounts described above will be made by Administrative Agent pro rata to each Lender then owed Obligations described in this section in proportion to all amounts owed to Administrative Agent and all Lenders which are described in this Section 2.13; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.19.2 or to Administrative Agent under Section 13.7, any amounts otherwise distributable under this section to the Lender will be deemed to belong to LC Issuer, or Administrative Agent, respectively, to the extent of the unpaid payments, and Administrative Agent will apply those amounts to pay such unpaid payments rather than distribute those amounts to the Lender.
2.14    Payment of Fees. All fees paid under this Agreement will be paid in US Dollars on the dates due, in immediately available funds to the Administrative Agent (or the LC Issuer, in the case of fees payable to it). Fees paid will not be refundable under any circumstances except in the case of inadvertent but conclusive overpayment by Borrowers.

2.15    Telephonic Notices. The Lenders and the Administrative Agent may extend, convert, or continue Advances, effect selections of types of Advances, and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes authorized to act on behalf of the Borrowers. Borrowing Notices and Conversion/Continuation Notices may be given telephonically. Unit will deliver promptly to the Administrative Agent a written confirmation executed by an Authorized Officer of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and any Lenders, the records of the Administrative Agent and the Lenders will govern absent manifest error.

2.16    Payment Date. Interest accrued on each Floating Rate Advance will be payable on the last day of each month, on any date on which the Floating Rate Advance is prepaid (whether due to acceleration or otherwise), and on the Facility Termination Date. Interest accrued on the principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than the last day of a month will be payable on the date of conversion. Interest accrued on each one month (30 day), two months (60 days), or three months (90 days) Interest Period for a Eurodollar Advance will be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid (whether by acceleration or otherwise), and on the Facility Termination Date. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months (i.e., six months (180 days) Interest Period) will also be payable on the last day of each three-month interval during the Interest Period. Interest will be payable from the day an Advance is made but not for the day of payment if the payment is received before 12:00 noon (local time) at the place of payment. If any payment of principal of or interest on an Advance is due on a day which is not a Business Day, that payment will be made on the next succeeding Business Day and, in the case of a principal payment, the extension of time will be included in computing interest on the payment.

2.17    Notification of Advances, Interest Rates, and LC Requests. The Administrative Agent will promptly notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, or repayment notice it receives as well as changes in the applicable per annum rate of interest pursuant to the Pricing Schedule. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Letter of Credit.

2.18    Non-Receipt of Funds by the Administrative Agent. Unless Unit or a Lender, as the case may be, notifies the Administrative Agent before the date on which it is to make a payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees, that it does not intend to make the payment, the Administrative Agent may assume that the payment has been made. The Administrative Agent may, but will not be obligated to, make the amount of the payment available to the intended recipient in reliance on that assumption. If the Lender or the Borrowers, as the case may be, did not make the payment, the recipient of the payment will when requested by the Administrative Agent, repay the amount of the payment with interest to Administrative Agent. Interest will apply for each day starting the day the payment was made until the day the Administrative Agent receives the repayment. Interest will be calculated at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for the day for the first three days and then the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

2.19    Letters of Credit.

2.19.1.    Issuance. When requested by Unit, the LC Issuer will issue standby Letters of Credit and renew, extend, increase, decrease or otherwise modify each Letter of Credit (“Modify,” and each action a “Modification“), from time to time before the Facility Termination Date; but only if immediately after each Letter of Credit is issued or Modified, (i) the total amount of the outstanding LC Obligations does not exceed the LC Sublimit and (ii) the Total Outstanding Credit Exposure does not exceed the Aggregate Elected Commitment Amounts. No Letter of Credit will have an expiration date more than one year from its date of issuance (or, in the case of a Modification, one year after the Modification). If an expiration date for any Letter of Credit is within five (5) Business Days before the Facility Termination Date, Borrowers will deposit with the Administrative Agent on the Facility Termination Date immediately available funds in an amount equal to the undrawn amount of the Letter of Credit. The Administrative Agent may apply such funds to the payment of Reimbursement Obligations with respect to the Letter of Credit as they become due and payable, and any balance remaining after such Letter of Credit has expired or been fully drawn upon will be returned to the Borrowers.

2.19.2.    Participations. On the issuance or Modification of a Letter of Credit, the LC Issuer will be deemed, without further action by any party, to have unconditionally and irrevocably sold to each Lender, and each Lender will be deemed, without further action by any party, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in the Letter of Credit (and each Modification of the Letter of Credit) and the related LC Obligations in proportion to its Pro Rata Share.

2.19.3.    Notice. Unit will give the LC Issuer notice before 11:00 a.m. (Tulsa time) at least one Business Day before the proposed date of issuance or Modification of a Letter of Credit, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiration date of the Letter of Credit. The issuance or Modification of a Letter of Credit by the LC Issuer is subject to the LC Issuer’s approval and the Borrowers signing and delivering an LC Application or other instruments and agreements relating to the Letter of Credit as the LC Issuer may reasonably request (each, a “LC Application“). In the event of a conflict between the terms of this Agreement and the terms of an LC Application, the terms of this Agreement will control.

2.19.4.    Letter of Credit Fees. The Borrowers will pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a per annum letter of credit fee when a Letter of Credit is issued. The amount of the fee will be equal to the greater of $500.00 or a per annum rate equal to the Applicable Margin for Eurodollar Loans on the stated amount of the Letter of Credit (each fee described in this sentence an “LC Fee“). The Borrowers will also pay to the LC Issuer for its own account at the time of issuance of a Letter of Credit, a fronting fee in an amount equal to 0.125% of the initial stated amount, and any documentary and processing charges incurred in connection with the issuance or Modification of and draws under Letters of Credit in accordance with the LC Issuer’s then standard schedule for those charges.

2.19.5.    Administration; Reimbursement by Lenders. If the LC Issuer receives demand for payment by a beneficiary under a Letter of Credit, the LC Issuer will notify the Administrative Agent. The Administrative Agent will then promptly notify the Borrowers and each other Lender of the amount demanded to be paid and the proposed payment date (the “LC Payment Date“). The responsibility of the LC Issuer to the Borrowers and each Lender will be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with the presentment conforms in all material respects with the Letter of Credit. In the absence of gross negligence or willful misconduct by the LC Issuer, each Lender will be unconditionally and irrevocably liable without regard to the occurrence of any Default, Event of Default or any condition precedent, to reimburse the LC Issuer on request for (i) the Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under a Letter of Credit to the extent the amount is not reimbursed by the Borrowers under Section 2.19.6, plus (ii) interest on the amount to be reimbursed by the Lender for each day from the date of the LC Issuer’s demand for the reimbursement (or, if the demand is made after 12:00 noon (Tulsa time) on that date, from the next succeeding Business Day) to the date paid. The interest to be paid will be calculated at a rate of interest per year equal to the Federal Funds Effective Rate for the first three days and then at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.19.6.    Reimbursement by Borrowers. The Borrowers are irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer under subsection 2.19.5. The Borrowers’ reimbursement obligation will be without presentment, demand, protest or other formalities of any kind but either the Borrowers or any Lender may assert any claim for direct (but not consequential) damages suffered by the Borrowers or the Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Letter of Credit issued by it complied with the terms of the Letter of Credit or (ii) the LC Issuer’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. All amounts paid by the LC Issuer and remaining unreimbursed by the Borrowers will bear interest, payable on demand, for each day until paid at a rate per year equal to (x) the rate applicable to Floating Rate Advances for that day if that day falls on or before the applicable LC Payment Date and (y) the sum of two hundred basis points (2.0%) plus the rate applicable to Floating Rate Advances for that day if that day falls after the LC Payment Date. The LC Issuer will pay to each Lender in accordance with its Pro Rata Share all amounts received by it from the Borrowers as payment, in whole or in part, for Reimbursement Obligations in regard to any Letter of Credit issued by the LC Issuer, but only if the Lender has paid the LC Issuer for the Letter of Credit under Section 2.19.5. Subject to the terms and conditions of this Agreement, the Borrowers may request an Advance to satisfy any Reimbursement Obligation.

2.19.7.    Obligations Absolute. The Borrowers’ obligations under this Section 2.19 are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that the Borrowers may have or have had against the LC Issuer, any Lender, or any beneficiary of a Letter of Credit. Borrowers acknowledge and agree that the LC Issuer and the Lenders will not be responsible for, and the Borrowers’ Reimbursement Obligation in respect of any Letter of Credit will not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if those documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, any of their Affiliates, the beneficiary of any Letter of Credit, any financing institution, or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers or of any of their Affiliates against the beneficiary of any Letter of Credit or any transferee. The LC Issuer will not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, will be binding on the Borrowers and will not put the LC Issuer or any Lender under any liability to the Borrowers. Nothing in this subsection 2.19.7 will limit the right of the Borrowers to make a claim for damages as provided in subsection 2.19.6.

2.19.8.    Actions of LC Issuer. The LC Issuer is entitled to rely, and will be fully protected in, relying on any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and on advice and statements of legal counsel, independent accountants, and other experts selected by the LC Issuer. The LC Issuer will be fully justified in failing or refusing to take any action under this

Agreement unless it will first have received the advice or concurrence of the Required Lenders as it reasonably deems appropriate or it will first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. Despite any other provision of this Section 2.19, the LC Issuer will in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and that request and any action taken or failure to act due to that request will be binding on the Lenders and any future holders of a participation in any Letter of Credit.

2.19.9.    Indemnification. The Borrowers will indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, administrative agents and employees from and against any and all claims, and damages, losses, liabilities, costs or expenses which a Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against a Lender, the LC Issuer or the Administrative Agent by any Person) by reason of or in connection with the issuance, signing and delivery, transfer of or payment, or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs, or expenses which the LC Issuer incurs by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer (but this does not affect any rights the Borrowers may have against a defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Letter of Credit which specifies that the term “Beneficiary” included in the Letter of Credit includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary. The Borrowers will not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under a Letter of Credit complied with the terms of the Letter of Credit or (y) the LC Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement, provided that to the extent of any inconsistency between this Section 2.19.9 and Section 12.6.1, the provisions of this Section 2.19.9 shall control; and provided further that this Section 2.19.9 shall not apply to Taxes, which shall be exclusively governed by Section 3.3.

2.19.10.    Lenders’ Indemnification. Each Lender will, in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, administrative agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except resulting from the indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit) that the indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by the indemnitees under this Section 2.19.

2.19.11.    Existing Letters of Credit. Each letter of credit issued and outstanding under the Existing Credit Agreement as of the date hereof will be deemed to constitute a Letter of Credit issued under this Agreement on the date hereof for all purposes of the Loan Documents; provided that no additional LC Fees or fronting fees will be payable with respect to such Letters of Credit under Section 2.19.4. for which LC Fees and fronting fees have been paid in full.

2.20    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)	fees pursuant to Section 2.5.2 shall cease to accrue on the unfunded portion of the Elected Commitment of such Defaulting Lender;

(b)
the Elected Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included for any purpose in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.2), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and further provided that any redetermination or affirmation of the Borrowing Base shall occur without the participation of the Defaulting Lender, but the Elected Commitment (i.e., the Pro Rata Share of a Defaulting Lender) will not be increased without the consent of the Defaulting Lender;

(c)
if any LC Obligations exists at the time a Lender becomes a Defaulting Lender then: (i) all or any part of the LC Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Share (for the purpose of such reallocation the Defaulting Lender's Elected Commitment will be disregarded in determining each non-Defaulting Lender's Pro Rata Share) but only to the extent (x) the sum of all non-Defaulting Lenders’ Outstanding Credit Exposures plus such Defaulting Lender’s LC Obligations does not exceed the total of all non-Defaulting Lenders’ Elected Commitments and (y) the conditions set forth in Section 4.2 are satisfied at such time; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Business Days following notice by the Administrative Agent (x) first, collateralize such Defaulting Lender’s LC Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.19.10 for so long as such LC Obligations are outstanding; (iii) if the Borrowers cash collateralizes any portion of such Defaulting Lender’s LC Obligations pursuant to this Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.19.4 with respect to such Defaulting

Lender’s LC Obligations during the period such Defaulting Lender’s LC Obligations are cash collateralized; (iv) if the LC Obligations of the non-Defaulting Lenders are reallocated pursuant to this Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.19.4 and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; or (v) if any Defaulting Lender’s LC Obligations are neither cash collateralized nor reallocated pursuant to this Section 2.20(c), then, without prejudice to any rights or remedies of the LC Issuer or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Elected Commitment that was utilized by such LC Obligation) and letter of credit fees payable under Section 2.19.4 with respect to such Defaulting Lender’s LC Obligation shall be payable to the LC Issuer until such LC Obligations are cash collateralized and/or reallocated; and

(d)
so long as any Lender is a Defaulting Lender, the LC Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Elected Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein). In the event that the Administrative Agent, the Borrowers and the LC Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Elected Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

2.21    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it on its Outstanding Credit Exposure (other than payments received under Article 3) in a greater proportion than that received by any other Lender, such Lender agrees, promptly on demand, to purchase a portion of the Total Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Total Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations (other than its Rate Management Obligations, if any) or such amounts which may be subject to setoff, such Lender agrees, promptly on demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Total Outstanding Credit Exposure.
ARTICLE 3
YIELD PROTECTION; TAXES

3.1    Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in its interpretation or administration by any governmental or quasi-governmental authority, central bank, or comparable agency charged with its interpretation or administration thereof or compliance by any Lender or applicable banking address of the LC Issuer with any request or directive of any such authority, central bank or comparable agency:

(i)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, or similar requirement against assets of, deposits with (or for the account of), or credit extended by, any Lender or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances): or

(ii)    imposes any other condition the result of which is to increase a Lender’s cost, the interbank eurocurrency deposit market cost or the LC Issuer’s costs of making, funding or maintaining its Eurodollar Loans or of issuing or participating in Letters of Credit, or reduces any receivable of a Lender, the interbank eurocurrency deposit market or the LC Issuer in connection with its Eurodollar Loans, Letters of Credit or participations therein, or requires any Lender, the interbank Eurocurrency deposit market or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Letters of Credit or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be and the result of any of the foregoing is to increase the cost to such Lender or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Elected Commitment or of issuing or participating in Letters of Credit or to reduce the return received by such Lender, the interbank eurocurrency deposit market or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Elected Commitment, Letters of Credit or participations therein, then, within 15 days of demand by the Administrative Agent or the LC Issuer, as the case may be, to Unit, the Borrowers will pay Administrative Agent for the account of the Lender or the LC Issuer, as the case may be, that additional amount or amounts as will compensate the Lender or the LC Issuer, as the case may be, for the increased cost or reduction in the amount received by it; provided that the Borrowers shall not be required to compensate a Lender or the LC Issuer pursuant to this Section 3.1 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or the LC Issuer, as the case may be, notifies Unit of the change giving rise to such increased costs or reduction and of the Lender's or the LC Issuer's intentions to claim compensation therefor.

The foregoing provisions of this Section 3.1 shall not apply to Taxes, which shall be governed exclusively by Section 3.3.

3.2    Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines, in good faith, the amount of capital required or expected to be maintained by the Lender or the LC Issuer, or any corporation controlling the Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand to Unit by the Lender or the LC Issuer, the Borrowers will pay the Lender or the LC Issuer the amount necessary to compensate the shortfall in the rate of return on the portion of the increased capital which the Lender or the LC Issuer determines in good faith is attributable to this Agreement, its Outstanding Credit Exposure or its Elected Commitment (after taking into account the Lender’s or the LC Issuer’s policies as to capital adequacy). “Change“ means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any corporation controlling any Lender or the LC Issuer. “Risk-Based Capital Guidelines“ means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to the regulations adopted prior to the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, proposed or final rules, interpretations, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, will in each case be deemed to be “Change”, regardless of the date enacted, adopted, issued or implemented.

3.3    Taxes. (i) All payments by the Borrowers to or for the account of any Lender, the LC Issuer or the Administrative Agent or under any Note or LC Application will be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, unless such withholding is required by any law. If the Borrowers are required by law to deduct Indemnified Taxes or Other Taxes from any payment to a Lender, the LC Issuer, or the Administrative Agent, to the extent not prohibited by applicable law, (a) the payment will be increased so that after making all required deductions (including deductions applicable to payments under this Section 3.3) the Lender, the LC Issuer, or the Administrative Agent (as the case may be) receives an amount equal to the payment it would have received had no deductions been made, (b) the Borrowers will make the deductions, (c) the Borrowers will pay the full amount deducted to the relevant authority in accordance with applicable law, and (d) the Borrowers will furnish Administrative Agent a copy of a receipt evidencing payment within 30 days after the payment is made.

(i)	In addition, without duplication of any payments made pursuant to Section 3.3 (i), the Borrowers will pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(ii)
The Borrowers agrees to indemnify the Administrative Agent, the LC Issuer, and each Lender for the full amount of Indemnified Taxes or Other Taxes paid by the Administrative Agent, the LC Issuer or a Lender and any liability (including penalties, interest and expenses) associated with those payments.

Payments properly due under this indemnification will be made within 30 days following the date the Administrative Agent, the LC Issuer or a Lender requests payment.

(iii)
If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country (or any of their political subdivisions) asserts a claim that the Administrative Agent did not properly withhold tax from payments to or for the account of any Lender because the appropriate form was not delivered or properly completed by such Lender, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason, then such Lender will indemnify the Administrative Agent, fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding for the tax, or otherwise, including penalties and interest, and any taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all related costs and expenses (including attorney’s fees and time charges of attorneys for the Administrative Agent. The obligations of the Lenders under this Section 3.3(iii) will survive the payment of the Obligations and termination of this Agreement. Any liability under this Section 3.3(iii) will not be a liability of the Borrowers.

(iv)
Any Lender or LC Issuer that is entitled to an exemption from or reduction of withholding Taxes (including backup withholding Taxes) with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times upon the reasonable request of the Borrowers, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding; provided, no such Lender or LC Issuer will be required to deliver or submit copies of any tax returns or schedules therewith.

(v)
If the Administrative Agent, a Lender or an LC Issuer determines, in its reasonable discretion, that it has received a refund or credit of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.3, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.3 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or such LC Issuer and without interest (other than any interest paid by the relevant Governmental Authority with regard to the refund or credit); provided that such Borrower, upon the request of the Administrative Agent, such Lender or such LC Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such LC Issuer in the event the Administrative Agent, such

Lender or such LC Issuer is required to repay such refund to such Governmental Authority.

(vi)
If a payment made to a Lender or LC Issuer under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender or LC Issuer fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or LC Issuer shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or such LC Issuer has complied with such Lender’s or such LC Issuer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(vii)
To the extent that the relevant documentation provided pursuant to this Section 3.3 is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender or a LC Issuer, such Lender or such LC Issuer shall, to the extent permitted by applicable law, deliver to the Borrowers and the Administrative Agent revised and/or updated documentation or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(viii)
For purposes of determining withholding Taxes imposed under FATCA, from and after the effectiveness of the Second Amendment, the Borrowers and the Administrative Agent shall treat (and the Lenders and the LC Issuers hereby authorize the Administrative Agent to treat) each of the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.4    Availability of Eurodollar Advances.

(i)
If a Lender determines that maintenance of its Eurodollar Loans at a suitable banking location would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, then, upon notice by that Lender to the Borrowers and the Administrative Agent, such Lender’s obligation to continue to make or convert Eurodollar Loans shall be suspended until that Lender notifies the Borrowers and the Administrative Agent that the circumstances giving rise to such determination no longer exist, and any Eurodollar Advances of that Lender shall be converted to Floating Rate Advances, to the extent required to comply with such Laws or change, subject to the payment of any funding indemnification amounts required by Section 3.5. If the Required

Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then, upon notice by the Required Lenders to the Borrowers and the Administrative Agent, (1) the availability of Eurodollar Advances, and continuations thereof and conversions thereto, will be suspended to the extent required to comply with such Laws or change until the Required Lenders notify the Borrowers and the Administrative Agent that the circumstances giving rise to such determination no longer exist, and (2) any affected Eurodollar Advances shall be required to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.5.

(ii)
If the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (a) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate and that such circumstances are unlikely to be temporary, (b) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (c) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent, in consultation with the Borrowers, shall establish a replacement interest rate (the “Replacement Rate”) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (x) adequate and reasonable means do not exist for ascertaining the Replacement Rate and that such circumstances are unlikely to be temporary or (y) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrowers that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrowers, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.4(ii). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.2), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent and the Borrowers in connection with this Section 3.4(ii), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be administratively applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

3.5    Funding Indemnification. If for any reason a payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period or a Eurodollar Advance is not made on the date specified by the Borrowers for any reason other than a breach of this Agreement by one or more Lenders, the Borrowers will indemnify each Lender for any resulting loss or cost incurred by it.

3.6    Mitigation Obligations. If any Lender requests compensation under Sections 3.1, 3.2 or 3.4 or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender or indemnify any Lender pursuant to Section 3.3, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.1, 3.2, 3.3 or 3.3, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

3.7    Replacement Lenders. If a Lender (i) has notified Unit and the Administrative Agent of the circumstances described in Sections 3.1, 3.2 or 3.4, (ii) has required Borrowers to make payments for Indemnified Taxes or Other Taxes under Section 3.3, (iii) becomes a Defaulting Lender, (iv) is a Non-Extending Lender under Section 3.8, (v) has failed to approve a proposed amendment, waiver, or consent which, pursuant to the terms of Section 11.2 requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders have granted their approval or consent, or (vi) objects to an increase in the Borrowing Base proposed by the Administrative Agent under the provisions of Section 2.6.2, then Unit may, at its sole cost, expense and effort, within ninety (90) days of Unit’s learning of any of the items in (i) - (vi) provided that no Event of Default then exists, terminate, in whole but not in part, the Elected Commitment of that Lender (other than the Administrative Agent) (a “Terminated Lender“), on ten (10) days’ prior written notice to the Terminated Lender and the Administrative Agent (a “Notice of Termination“) of Unit's decision under this Section 3.7. If, at any time during the ninety day period and before Unit issues a Notice of Termination, the Terminated Lender notifies Unit in writing that the circumstances giving rise to the notice, event or circumstance no longer apply or the Terminated Lender otherwise withdraws its request for additional compensation or approves the proposed amendment, waiver, consent or Borrowing Base increase tendered by the Administrative Agent, as the case may be, then Unit will no longer be permitted to terminate the Elected Commitment of that Lender by reason of the particular circumstances that no longer apply, the request that was withdrawn or the amendment, waiver, consent or Borrowing Base increase that was approved, as the case may be.

To effect the termination of the Elected Commitment of the Terminated Lender, Unit will: obtain either or both (i) an agreement by one or more Lenders to increase their Elected Commitment(s) or (ii) an agreement by one or more other banking or lending institutions to become parties to this Agreement in place and instead of Terminated Lender and agree to accept an Elected Commitment in accordance with Section 14.3; provided, however, that the new banking or lending institutions are reasonably acceptable to the Administrative Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Elected Commitment of the Terminated Lender being referred to herein as the “Replacement Lenders“) without recourse from the Terminated Lender, and that the aggregate increased and/or accepted Elected Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Elected Commitment of the Terminated Lender.

The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the “Lender Termination Date“), and within twenty (20) days of the Notice of Termination, Unit shall designate in writing the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Elected Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender’s Elected Commitment to be assigned to each Replacement Lender in accordance with Section 14.3.

On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign, without recourse, its Elected Commitment and all of its interests, rights and obligations under this Agreement and the related Loan Documents to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the Pro Rata Share of the Terminated Lender’s Elected Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note, if any, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (Pro Rata Share as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note, if any, or Elected Commitment held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount (including its participation in and Pro Rata Share of the LC Obligations) plus interest, facility fees, Commitment Fee and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender under the terms of Section 14.3, and the Terminated Lender will have the rights and benefits of an assignor under Section 14.3. To the extent not in conflict, the terms of Section 14.3 shall supplement the provisions of this Section 3.7. For each assignment made under this Section 3.7, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 14.3. The Borrower will be responsible for the concurrent payment of any breakage costs associated with termination and Replacement Lenders, as set forth in Section 3.5.

3.8    Extension of Scheduled Facility Termination Date.

3.8.1.    Requests for Extension. Unit may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than eighteen (18) months and not later than twelve (12) months before the Scheduled Facility Termination Date then in effect (the “Existing Maturity Date”), request that each Lender agree to extend the Existing Maturity Date then in effect for an additional one (1) year period from the Existing Maturity Date then in effect; but the Borrowers may request only two extensions under this Agreement and Borrowers will pay at the closing of an extension a reasonable extension fee, the amount of which will be negotiated and agreed to by the Lenders and Unit.

3.8.2.    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is sixty (60) days after Unit has given notice in accordance with Section 3.8.1, advise the Administrative Agent whether or not the Lender agrees to the extension (and each Lender that determines not to so extend its Facility Termination Date (a “Non-Extending Lender”) and shall notify the Administrative Agent of that fact promptly after that determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to the extension shall not obligate any other Lender to so agree.

3.8.3.    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date seven (7) days after the Notice Date (or, if the date is not a Business Day, on the next succeeding Business Day).

3.8.4.    Additional Commitment Lenders. The Borrowers shall have the right on or before the Existing Maturity Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement one or more Replacement Lenders (each, an “Additional Commitment Lender“) as provided in Section 3.7 or Section 14.6, respectively, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption under which the Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake an Elected Commitment (and, if any Additional Commitment Lender is already a Lender, its Elected Commitment will be in addition to the Lender’s Elected Commitment then in effect on that date).

3.8.5.    Minimum Extension Requirement. Only if the total of the Elected Commitments of the Lenders that have agreed to extend the Existing Maturity Date then in effect and the additional Elected Commitments of the Additional Commitment Lenders is more than 50% of the total amount of the Elected Commitments in effect immediately before the Existing Maturity Date then in effect, then, effective as of such Existing Maturity Date, the Scheduled Facility Termination Date of each Lender (other than each Non-Extending Lender) and of each Additional Commitment Lender will be extended to the date which is one year after the Existing Maturity Date then in effect. If that date is not a Business Day, then the Scheduled Facility Termination Date as so extended will be the next preceding Business Day. Each Additional Commitment Lender will as a result become a “Lender” for all purposes of this Agreement.

3.8.6.    Conditions to Effectiveness of Extensions. Notwithstanding the above provisions of this Section, the extension of the Facility Termination Date will not be effective with respect to any Lender unless:

(i)	no Default, Event of Default or Deficiency has occurred and is continuing on the date of the extension and after giving effect to the extension;

(ii)
the representations and warranties contained in this Agreement are true and correct on and as of the date of the extension and after giving effect to the extension, as though made on and as of that date (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of that specific date); and

(iii)
on the Facility Termination Date of each Non-Extending Lender, the Borrower prepays any Obligations (other than any Rate Management Obligations owed to such Non-Extending Lender) outstanding on that date to each Non-Extending Lender (and pays any additional amounts required under Section 3.5).

3.8.7.    Conflicting Provisions. This Section 3.8 will supersede any conflicting provisions in Section 11.2.

ARTICLE 4
CONDITIONS PRECEDENT

4.1.    Credit Extension. The Lenders will not be required to make any initial Credit Extension unless:

4.1.1.    Unit has furnished to the Administrative Agent at its main banking offices in Tulsa, Oklahoma, each of the following, duly executed by the applicable Credit Parties and delivered in form, substance and date satisfactory to the Administrative Agent, with sufficient copies for all of the Lenders:

(i)
copies of the certificate of incorporation or certificate of organization or formation, as applicable, of each of the Credit Parties, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in their respective jurisdiction of organization;

(ii)
copies, certified by the Secretary or Assistant Secretary of the Credit Parties, of their respective by-laws or operating agreement or regulations, as applicable, and of their respective Board of Directors’ or members/managers’ resolutions and of resolutions or actions of any other body authorizing the authentication of the Loan Documents to which each Borrower is a party,

(iii)
an incumbency certificate, executed by the Secretary or Assistant Secretary of the Credit Parties, identifying by name and title and bearing the signatures of the Authorized Officers and any other officers of the Credit Parties authorized to execute the Loan Documents to which the Credit Party is a party, with the

Administrative Agent and the Lenders being entitled to rely on the certificate until informed of any change in writing by the Credit Party,

(iv)
a certificate, executed by the chief financial officer of Unit (on behalf of all of the Credit Parties), stating that on the initial Credit Extension Date no Default, Event of Default or Deficiency has occurred and is continuing, that all representations and warranties in the Loan Documents are true and correct in all material requests as of the Initial Credit Extension Date (except to the extent a representation or warranty is stated to relate solely to an earlier date, in which case the representation or warranty will have been true and correct on and as of such earlier date) and that no Material Adverse Effect has occurred;

(v)
a favorable written closing opinion of counsel to the Borrowers (in the event Borrowers use an outside counsel then that counsel will be acceptable to the Administrative Agent), addressed to the Administrative Agent and the Lenders in form, scope and substance satisfactory to the Administrative Agent;

(vi)	this Agreement and a Note payable to the order of each Lender requesting the issuance thereof;

(vii)	arrangements satisfactory to the Administrative Agent and the LC Issuer concerning payment in full of any Indebtedness owing to the Original Lenders under the Original Credit Agreement;

(viii)
any other documents, certificates, instruments and information as any Lender or its counsel may have reasonably requested and satisfactory review by the Lenders of all environmental, litigation, insurance (including in compliance with Sections 5.20 and 6.6) and other matters deemed appropriate by the Administrative Agent, including without limitation, data sufficient for analysis and projections of the Borrowing Base Properties (division orders, production payment checks or other evidence of payment by the purchaser of production) as reasonably deemed necessary by the Administrative Agent or the Required Lenders; and

(ix)
all facility fees owed to the Lenders and all fees and expenses owed by Borrowers to Administrative Agent that have been billed and submitted to the Administrative Agent and Unit as of that date including the reasonable attorney’s fees and expenses of legal counsel for the Administrative Agent will have been paid.

4.1.2    The Administrative Agent will (i) attempt to promptly obtain the surrender to of and deliver to Unit all of the promissory notes held by the Original Lenders under the Original Credit Agreement and .(ii) notify Unit and the Lenders of the date that the initial Credit Extension was made.
4.2    Each Credit Extension. The Lenders are not required to make a Credit Extension unless on the applicable Credit Extension Date:

(i)
at the time of and immediately after giving effect to such Credit Extension, there exists no Default, Event of Default or Deficiency and the representations and warranties contained in Article 5 are then true and correct in all material respects as of the Credit Extension Date (except to the extent a representation or warranty is stated to relate solely to an earlier date, in which case the representation or warranty will have been true and correct on and as of the earlier date);

(ii)
the making of the Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the LC Issuer to violate or exceed, any applicable governmental requirement, and no Change shall have occurred;

(iii)	the Credit Parties are, on a consolidated basis, solvent;

(iv)
to extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver, to Administrative Agent a Beneficial Ownership Certification in relation to each such Borrower; and

(v)
the Administrative Agent has received all documents and instruments it has then reasonably requested (in addition to those described in Section 4.1) as to (i) the accuracy and validity of or compliance with all representations, warranties, and covenants made by any Borrower or Subsidiary Guarantor in this Agreement in all material respects and the other Loan Documents, in each case in all material respects, and (ii) the satisfaction of all applicable conditions contained in this Agreement.

Each Borrowing Notice or request for issuance of a Letter of Credit will constitute a representation and warranty by the Borrowers that the applicable conditions contained in Section 4.2 have been satisfied or will be satisfied by the applicable Credit Extension Date.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

The Credit Parties represent and warrant to the Lenders that as of the Fifth Amendment Effective Date:

5.1    Existence and Good Standing. Each Credit Party is a corporation or limited liability company, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent applicable to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to carry on its business in each jurisdiction as now conducted.

5.2    Authorization and Validity. Each Credit Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The authentication and delivery by each Credit Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or limited liability company proceedings. The Loan Documents to which a Credit Party is a party constitute legal, valid and binding obligations of that Credit Party enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (“Enforceability Exceptions”).

5.3    No Conflict; Government Consent. Neither the authentication and delivery of the Loan Documents by any of the Credit Parties which is a party to those documents, nor the consummation of the transactions contemplated by the Loan Documents, nor compliance with the provisions of the Loan Documents will violate in any material respect (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Credit Parties, (ii) any of the Credit Parties’ articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any of the Credit Parties is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default, or result in, or require, the creation or imposition of any Lien in, of, or on the Property of the Credit Parties under the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the applicable Credit Parties, and the failure of which to obtain could reasonably be expected to have a Material Adverse Effect is required to be obtained by the Credit Parties in connection with the authentication and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4    Financial Statements. The audited annual and unaudited quarterly, consolidated financial statements of Unit and its consolidated Subsidiaries previously delivered to the Lenders were prepared in accordance with GAAP (except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments) in effect on the date the statements were prepared and fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Unit and its consolidated subsidiaries at that date and the consolidated results of their operations for the period then ended.

5.5    Material Adverse Effect. Since the filing of Unit’s most recent SEC Form 10-K on February 27, 2018, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Credit Parties which could reasonably be expected to have a Material Adverse Effect. There is no fact known to the Borrowers which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Credit Parties can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Credit Parties before, or on, the date of this Agreement.

5.6    Taxes. The Credit Parties have filed all United States federal Tax returns and all other material Tax returns which are required to be filed and have paid all Taxes due under those returns or under any assessment received by the Credit Parties or any of their Subsidiaries, except (i) Taxes, if any, that are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, and (ii) other Taxes where the failure to file or the failure to timely pay could not reasonably be expected to have a Material Adverse Effect. No material tax Liens have been filed and no material claims are being asserted with respect to any Taxes.

5.7    Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Credit Parties which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Credit Parties have no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4 except as set forth on Schedule 7 of this Agreement.

5.8    Subsidiaries. The Disclosure Schedule contains an accurate list of all Subsidiaries of Unit as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Unit or the other Credit Parties. All of the issued and outstanding shares of capital stock or other ownership interests of the Subsidiaries have been (to the extent those concepts are relevant with respect to those ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9    ERISA. Neither the Credit Parties nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any Withdrawal Liability to Multiemployer Plans which could reasonably be expected to have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations (ii), no Reportable Event has occurred with respect to any Plan, (iii) neither the Credit Parties nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and (iv) no steps have been taken to reorganize or terminate any Plan, except as disclosed in the Disclosure Schedule.

5.10    Accuracy of Information. No information, exhibit or report furnished by the Credit Parties to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date furnished and when taking all such information, exhibits and reports as a whole; provided, that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based on assumptions believed by Borrowers to be reasonable both at the time made and as of the effective date of this Agreement.

5.11    Margin Stock. No part of the Loan proceeds of any Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. If requested by the Administrative Agent or the Required Lenders, the Credit Parties will furnish to the Administrative Agent a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect.

No indebtedness being reduced or retired out of the proceeds of the Advances was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T. “Margin Stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Unit and its Subsidiaries.

5.12    Material Agreements; Default. Unit has no actual knowledge of (i) any material agreement or material instrument to which any Credit Party is a party or (ii) any charter or other corporate restriction, either of which (i) or (ii), under current conditions and circumstances known to Unit, constitutes or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness, which default could reasonably be expected to have a Material Adverse Effect. No Default exists.

5.13    Compliance With Laws. The Credit Parties have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.14    Ownership of Properties. Each of the Credit Parties and their respective Subsidiaries has marketable title to all of the properties and assets reflected as owned in the consolidated financial statements of Unit, in each case free and clear of all Liens other than Permitted Encumbrances and all other Liens or title defects as do not materially and adversely affect the value of the property for, and do not materially interfere with the use made or proposed to be made of such property by Unit or its Subsidiaries, which such other Liens or title defects do not exceed $2,000,000 in total. The real property, improvements, equipment and personal property held under lease by the Credit Parties are held under valid enforceable leases, except for Permitted Encumbrances, and all other Liens or title defects as are not material and do not materially interfere with the use made or proposed to be made of the real property, improvements, equipment, or personal property by the Credit Parties. The Credit Parties possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possess the right to use the intellectual property without violation of the rights of any other Person) which are necessary to carry out their business as presently conducted and as proposed to be conducted hereafter, except to the extent that the failure to have such rights would not have or be reasonably expected to have a Material Adverse Effect.

5.15    Plan Assets; Prohibited Transactions. Neither the signing of this Agreement nor the making of Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. During the last ten (10) years, no Reportable Event has occurred with respect to any Plan that has not been timely cured with any Lien imposed as a result thereof fully released of record. The Credit Parties have (i) fulfilled all their obligations under the funding standards of ERISA and the Code and (ii) are in compliance in all material respects with the applicable ERISA and Code provisions with respect to each Plan. During the last ten (10) years, there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the assets of the Credit Parties or any of the Subsidiary Guarantors. No Credit Party has (i) sought any waiver of the minimum funding standard under Section 412 of the Code, (ii) failed to make any contribution or payment to any Plan, or made any amendment to any Plan, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (iii) incurred any liability under Title IV of ERISA.

5.16    Environmental Matters. Except as set forth on Schedule 4:

(i)
To the best of the Credit Parties’ knowledge and belief after diligent inquiry, each Property owned, leased or operated by the Credit Parties do not contain, and during their period of ownership, lease or operation of such Property, have not previously contained, any Materials of Environmental Concern which are currently a concern, in amounts or concentrations which (i) currently constitute or constituted a violation of, or (ii) under current law could give rise to liability under, any Environmental Law, except in either case insofar as the violation or liability, individually or collectively, is not reasonably likely to result in a Material Adverse Effect.

(ii)
To the best of the Credit Parties’ knowledge and belief after diligent inquiry, each Property and all their operations at such Property are in compliance in all material respects, and have, for the lesser of the last five years or for the duration of, their ownership, lease, or operation by the Credit Parties, been in compliance in all material respects with all applicable Environmental Laws, and there is no current contamination by Materials of Environmental Concern at, under or about such Property or violation of any Environmental Law with respect to such Property or the business operated by the Credit Parties or any of their Subsidiaries (collectively, the “Business“) which either has not been remediated (or is not in the process of being remediated) or could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

(iii)
None of the Credit Parties has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any Property or the Business, except in all cases insofar as the notice individually or collectively, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

(iv)
To the best of the Credit Parties’ knowledge and belief, Materials of Environmental Concern have not been transported or disposed of from any Property in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any Property in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law except in each case insofar as any violation or liability referred to in this subsection, individually or collectively, is not reasonably likely to result in a Material Adverse Effect.

(v)
No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which the Credit Parties are or will be named as a party with respect to each Property or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to each Property or the Business, except in each case insofar as those proceeding, action, decree, order or other requirement, individually or collectively, is not reasonably likely to result in a Material Adverse Effect.

(vi)
To the best of the Credit Parties’ knowledge and belief after diligent inquiry, there has been no release or, to the best of Credit Parties knowledge and belief, threat of release of Materials of Environmental Concern at or from any Property, or arising from or related to the operations of the Borrower in connection with any Property or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except in each case insofar as any violation or liability referred to in this subsection, individually or collectively, is not reasonably likely to result in a Material Adverse Effect.

5.17    Names and Places of Business. No Credit Party has, during the preceding five years, had, been known by, or used any other trade or fictitious name. The chief executive office and principal place of business of each Credit Party are located at the address of the Credit Parties specified in Section 15.1.

5.18    Possession of Franchises, Licenses. The Credit Parties have in their possession, or have timely applied for, all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, that are necessary in any material respect for the ownership, maintenance and operation of each Property, and none of the Credit Parties is in violation of any thereof in any material respect.

5.19    Rate Management Transactions. As of the date of this Agreement, Schedule 5 sets forth a true and complete list of all current Rate Management Transactions (including contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Credit Parties and their counterparties.

5.20    Insurance. The insurance certificate provided under Section 4.1(viii) contains an accurate and complete description of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by the Credit Parties. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all applicable requirements of law and of all agreements to which any Credit Party is a party; are valid, outstanding and enforceable (subject to Enforceability Exceptions) policies; Borrowers will take no action to terminate the policies earlier than the respective dates set forth in such insurance certificate; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Except as disclosed by Unit in writing to the Administrative Agent, none of the Credit Parties have been refused any insurance with respect to its material assets or operations, nor has its coverage for its material assets been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

5.21    Solvency. The Borrowers and their Subsidiaries (and with respect to their Subsidiaries, after taking into account each Subsidiary's rights of contribution), on a consolidated basis, are not insolvent, the Borrowers' and its Subsidiaries' assets (and with respect to their Subsidiaries, after taking into account each Subsidiary's rights of contribution), on a consolidated basis, exceed their liabilities, and neither the Borrowers nor any of their Subsidiaries (and with respect to their Subsidiaries, after taking into account each Subsidiary's rights of contribution) will be rendered insolvent by the execution and performance of this Agreement and the Loan Documents.

5.22    EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

5.23    Investment Company Act. No Credit Party is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

5.24    Beneficial Ownership Certification. As of the Fifth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.25    Maturity Date of Existing Permitted Subordinated Notes. The scheduled maturity date of those existing Permitted Subordinated Notes issued pursuant to the Permitted Existing Indenture is May 15, 2021.

ARTICLE 6
AFFIRMATIVE COVENANTS

During the term of this Agreement, unless the Required Lenders will otherwise consent in writing:
6.1    Reports. Unit will maintain and furnish to the Administrative Agent:

(i)
Within 80 days after the close of each of its fiscal years, the financial statements of Unit and its Consolidated Subsidiaries, together with an unqualified audit report certified by Unit’s independent certified public accountants, prepared in accordance with GAAP on a consolidated basis, including a balance sheet as of the end of such period and statements of operations, stockholders equity and cash flows for such period;

(ii)
Within 45 days after the close of the first three quarterly periods of each of its fiscal years, consolidated unaudited balance sheets as at the close of each such period and statements of operations, stockholders equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer;

(iii)
Together with the financial statements required under Sections 6.1(i) and (ii), (a) copies of all certifications made by officers of Unit to the SEC in connection with such financial statements, (b) a compliance certificate substantially in the form of Exhibit B executed by Unit’s chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status of that Default or Event of Default, and (c) a summary of Rate Management Transactions (itemized by term or duration of hedge (i. e. itemized by each calendar year) categorized by oil, gas and ngl) to which any Credit Party is a party on such date;

(iv)
As soon as practicable and in any event within 10 days after the Credit Parties know that a Reportable Event has occurred with respect to any Plan, a statement, executed by the chief financial officer of Unit, describing the Reportable Event and a summary of the action which the Credit Parties propose to take or have taken regarding the Reportable Event and prompt written notice of the amendment, modification or termination of any Rate Management Agreement or the termination of any Rate Management Transaction;

(v)
As soon as practicable and in any event within 10 days after receipt by the Credit Parties, a copy of (a) any notice or claim to the effect that the Credit Parties is or may be liable to any Person as a result of the release by the Credit Parties, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Credit Parties, which, in either case, could reasonably be expected to have a Material Adverse Effect;

(vi)	To the extent not publicly filed with the SEC, copies of all financial statements, reports and proxy statements so furnished to Unit’s stockholders;

(vii)
By March 1 of each year (commencing March 1, 2019), an Engineering Report prepared as of the prior December 31, by petroleum engineers who are employees of Credit Parties and audited by Ryder Scott Company, or any other firm of independent petroleum engineers chosen by Unit and reasonably acceptable to the Administrative Agent. The reserve report will pertain to all Oil and Gas Properties and interests owned by any Credit Parties and their Subsidiaries located in the United States and which have attributable to them proved oil or gas reserves. The reserve audit described above will encompass a review of the reserves associated with Oil and Gas Properties comprising at least 80% of the value stated in the report. The report will be satisfactory to Administrative Agent, will contain sufficient information to enable Credit Parties to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the SEC, will take into account any “over/under produced” status under gas balancing arrangements, and will contain information and analysis comparable in scope (subject to changes necessary to comply with future laws) to that contained in the Engineering Report previously furnished to the Administrative Agent;

(viii)
By September 1 of each year (commencing September 1, 2019), and promptly following notice of a Special Redetermination under Section 2.6, an Engineering Report prepared as of the preceding June 30 (or the last day of the prior calendar month in the case of an additional redetermination) by petroleum engineers who are employees of Credit Parties, together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (vii) above;

(ix)
By March 1st and September 1st of each year, beginning March 1, 2019, a report describing the gross volume of production and sales attributable to production during the prior six-month period from the properties described in the Engineering Report in Section 6.1(vii) or Section 6.1(viii) and describing the related severance taxes, other taxes, and leasehold operating expenses, together with the following internally prepared and generated information and data concerning the Borrowers and their Subsidiaries: (i) most recent three (3) year historical volumes produced and cash flows, (ii) summary of material contracts and calculation of third party payments (i. e., processing fees, keepwhole or percentage of proceeds contracts) and (iii) budget for its current fiscal year, each in form, scope and substance reasonably acceptable to the Administrative Agent including such accurate volume and production information as necessary for review and confirmation by the Administrative Agent’s engineers; and

(x)	Any other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

6.2    Use of Proceeds. Credit Extension proceeds will be used, as necessary, (i) to arrange for the refinancing of any Original Indebtedness and the commitments issued in the Original Credit Agreement, (ii) to provide financing for general working capital requirements for (a) exploration, development, production and acquisition of Oil and Gas Properties, (b) acquisitions and operation of midstream assets, (c) issuance of standby Letters of Credit and, (d) contract drilling services, and (iii) for general corporate purposes of the Borrowers.

6.3    Notice of Default. Unit will give prompt notice in writing to the Lenders of the occurrence of any Default known to it and of any other development, financial or otherwise, known to it which could reasonably be expected to have a Material Adverse Effect.

6.4    Conduct of Business.Except as otherwise permitted under Section 7.3, the Credit Parties will conduct their respective business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent the concept applies to the entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except only where the failure to so qualify could not reasonably be expected to have or result in a Material Adverse Effect.

6.5    Taxes. The Credit Parties will, timely file complete and correct United States federal and applicable foreign, state and local Tax returns required by law and pay, when due, all Taxes on it or its income, profits or Property, except any material Taxes which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP.

6.6    Insurance. The Credit Parties will, maintain with, to the best of Unit’s knowledge and belief, financially sound and reputable insurance companies insurance on their Property in amounts and covering those risks consistent with their prior reasonable and prudent business practices. On or prior to the initial Credit Extension and thereafter on reasonable written request from the Administrative Agent, Unit will furnish to any Lender information as to the insurance carried.

6.7    Compliance With Laws. The Credit Parties will, comply, in all material respects, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

6.8    Maintenance of Properties. The Credit Parties will do all things reasonably necessary, consistent with their prior prudent practices, to maintain, preserve, protect and keep their respective Property in good repair, working order and condition, ordinary wear and tear excepted and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection with those Properties may be conducted consistent with the Credit Parties’ prior customary business practices.

6.9    Inspection. The Credit Parties will permit the Administrative Agent and the Lenders, by their respective representatives, to inspect any of the Property, books and financial records of the Credit Parties, exclusive of records subject in good faith to attorney work product or privileged communications rules and standards, to examine and make copies of the books of accounts and other financial records of the Credit Parties, and to discuss the affairs, finances and accounts of the Credit Parties with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate. Any inspection by a Lender of the Property of the Credit Parties will be at the sole risk and liability of such Lender.

6.10    Compliance with OFAC Rules and Regulations; Beneficial Ownership Certificate.

(a)To the knowledge of the Borrowers, none of the Borrowers or any of its Subsidiaries or their respective directors, officers, employees and agents is in violation of (or will take any action that would violate) any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time;

(b)None of the Borrowers or any of its Subsidiaries or, to the knowledge of the Borrowers, their respective directors, officers, employees and agents (i) is a Sanctioned Person, (ii) has more than 10% of its assets located in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries;

(c)No Credit Party has heretofore or will hereafter knowingly become associated with or act on behalf of any Person that: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered, paid, given, promised to pay, authorized the payment of, or taken any action in furtherance of the payment of anything of value directly or indirectly to a Government Authority or any other Person to improperly influence the recipient’s action or otherwise to obtain or retain business or to secure an improper business advantage; or (iii) violated or is in violation of any provision of any Anti-Corruption Law;

(d)Each Credit Party has implemented and maintains in effect policies and procedures designed to promote compliance by such Credit Party and its respective directors, officers and employees with Anti-Money Laundering Laws, Anti-Corruption Laws and applicable Sanctions, and each Credit Party and their respective officers and employees and, to the knowledge of each such Loan Party, its directors, are in compliance with all Anti-Money Laundering Laws, Anti-Corruption Laws and all applicable Sanctions in all material respects. No Advance, other borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement or the other Loan Documents will violate any Anti-Money Laundering Laws, any Anti-Corruption Laws, or any applicable Sanctions; and

(e)Promptly following any request therefor, each Credit Party shall provide information and documentation reasonably requested by the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

6.11    Pledged Collateral.

(a)Subject to clause (c) below, the applicable Borrowers shall execute and deliver to the Administrative Agent as additional security for the Obligations (and, if necessary, shall cause any Subsidiary and each other applicable Person that is Affiliated with any Person comprising the Borrowers and any Subsidiary, as applicable, to execute and deliver to Administrative Agent), the following additional Loan Documents and any related information and materials, and Borrowers shall pay all costs and expenses in connection with Administrative Agent negotiation, enforcement, amendment, administration, filing and recording any such Security Instrument (including, without limitation, any mortgage or intangible tax) and reviewing and evaluating any such related information and materials:

(i)one or more Mortgages (whether new, supplemental, or otherwise) encumbering Oil and Gas Properties of the Credit Parties and granting the Administrative Agent (on behalf of the Lenders) a first-priority Lien interest (subject only to Permitted Encumbrances) therein such that after giving effect thereto, the mortgaged Oil and Gas Properties will at all times satisfy and remain in compliance with the Applicable Mortgage Threshold respecting those Oil and Gas Properties evaluated in the most recently completed reserve report or engineering report (as applicable), after giving effect to exploration and production activities, acquisitions, dispositions and production, all as determined by Administrative Agent in accordance with Administrative Agent’s then-current practices, economic and pricing parameters, methodology, assumptions, and prudent oil and gas banking industry standards established by Administrative Agent from time to time for its petroleum industry customers. All such Liens will be created and perfected by and in accordance with the provisions of the Mortgages and UCC financing statements, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficiently executed (and acknowledged where necessary or appropriate) counterparts for recording purposes with accurate and complete legal descriptions (which instruments Administrative Agent shall then cause to be recorded, at Borrowers’ cost, including recording taxes and/or fees, in all applicable jurisdictions as determined by Administrative Agent); provided, however, that notwithstanding any provision in any Mortgage or any other Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Borrower included as Property encumbered by any Mortgage or any other Security Instrument; provided, further, that (A) the applicable Borrower’s interests in all lands and Hydrocarbon Interests situated under any such Building or Manufactured (Mobile) Home shall be included as Property encumbered by all applicable Mortgages and other Security Instruments, and (B) the Borrowers shall not, and shall not permit any of its Subsidiaries to, permit to exist any Lien on any such Building or Manufactured (Mobile) Home, except Permitted Encumbrances;

(ii) all documents, if any, required by the applicable jurisdictions for filing in connection with the recording of any such Mortgage(s);

(iii) all title information and materials respecting the Oil and Gas Properties that will be encumbered by any such Mortgage(s). Borrowers shall at all times, promptly following Administrative Agent’s request, provide Administrative Agent access to all title opinions, assurances or such other reasonable title information and data requested by and/or reasonably acceptable to Administrative Agent to the extent related to the Oil and Gas Properties and covering enough of the Oil and Gas Properties so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least, at all times, eighty percent (80%) of the PDP PW8 total value of the Oil and Gas Properties evaluated in the most recently completed reserve report or engineering report (as applicable). Without limitation of any of the foregoing, but in furtherance thereof, a correct, complete and accurate schedule of all additional Oil and Gas Properties that will be newly encumbered by any such new and/or supplemental Mortgage(s) as are required to be so encumbered as a post-closing obligation of Borrowers pursuant to the Fifth Amendment, is attached to and incorporated into the Fifth Amendment as Exhibit A thereto; and

(iv) without limitation of anything set forth in the Fourth Amendment respecting the release of the Superior LLC Pledge Instruments from and after the Superior Release Effective Date, prior to the Fifth Amendment Effective Date, Unit shall have executed and delivered the 2018 Pledge Agreement (and shall have caused Superior LLC to execute and deliver the applicable exhibit instruments attached to and as contemplated by the 2018 Pledge Agreement), and Unit hereby authorizes the Administrative Agent to file the 2018 UCC, pursuant to which 2018 Superior Pledge Instruments Unit shall have granted and pledged in favor of Administrative Agent (for the ratable benefit of the Lenders) first-priority liens and security interests encumbering (i) all of Unit’s Equity Interests then owned and/or thereafter acquired in and to Superior LLC (as that interest maybe increased or decreased from time to time in accordance with the Amended and Restated Limited Liability Company Agreement for Superior Pipeline Company, L.L.C. effective April 1, 2018) (which, as of the Fifth Amendment Effective Date, comprises fifty percent (50%) of the aggregate outstanding Equity Interests held at such time in Superior LLC by all Persons holding any such Equity Interests), together with (ii) all of Unit’s related rights, title and interests in and to all corresponding distributions, profits and proceeds arising therefrom, all as more particularly described within the 2018 Superior Pledge Instruments.

(b)Subject to clause (c) below, in connection with each redetermination of the Borrowing Base, the Administrative Agent shall review the reserve report or engineering report (as applicable) and the list of current mortgaged Oil and Gas Properties to ascertain and determine (in accordance with Administrative Agent’s then-current practices, economic and pricing parameters, methodology, assumptions, and prudent oil and gas banking industry standards established by Administrative Agent from time to time for its petroleum industry customers) whether the Borrowers are then in compliance with the Applicable Mortgage Threshold. In the event that the mortgaged Oil and Gas Properties are not then in compliance with the Applicable Mortgage Threshold, then the Borrowers shall, and, if necessary, shall cause the Subsidiaries or any such other

Persons to, grant to the Administrative Agent, within thirty (30) days after written request from Administrative Agent as security for the Obligations a first-priority Lien (subject only to Permitted Encumbrances) interest on additional Oil and Gas Properties of the Credit Parties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Borrowers are in compliance with the Applicable Mortgage Threshold. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(c)Notwithstanding the foregoing, the Credit Parties’ obligations under this Section 6.11 shall not apply during any period in which Unit is in compliance with the Ratings Requirement. Borrowers’ shall have the right to request Administrative Agent, at Borrowers’ sole cost and expense, to release and/or terminate any Security Instrument outstanding during any period in which Borrowers are in compliance with the Ratings Requirement and, so long as no Event of Default exists and Borrowers are in compliance with the Ratings Requirement as of the date of such request and as of the effective date of such release and/or termination, Administrative Agent shall record and/or file such termination or otherwise cause such release to occur, provided, in the event at any time from and after such release and/or termination, Borrowers’ fail to satisfy (or remain in compliance with) the Ratings Requirement, Borrowers shall, within thirty (30) days after notice thereof, execute and deliver (or cause to be executed and delivered) all such Security Instruments as are required under clauses (a) and (b) above as security for the Obligations. The rights granted the Credit Parties under this section will be available from time to time to the extent Unit satisfies the Ratings Requirement.

(d)Any material failure by Borrowers or any other Credit Party or Person to timely perform and comply with the covenants and requirements as set forth in this Section 6.11 shall constitute an Event of Default under Section 10.1 of this Agreement, provided, for purposes hereof, any failure by any Borrower, other Credit Party or other Person to provide all information and materials respecting the Oil and Gas Properties that will be encumbered by such Mortgage(s) (including, without limitation, legal descriptions) or other information necessary for Administrative Agent to properly record the Mortgage(s) within 45 days following the Fifth Amendment Effective Date (as such 45 days may be extended by Administrative Agent in its sole discretion) shall constitute a material failure under this Agreement.

ARTICLE 7
NEGATIVE COVENANTS

During the term of this Agreement, unless the Required Lenders will otherwise consent in writing:

7.1    Dividends. The Borrowers will not, nor will they permit any other Credit Party to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in their own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, including within the scope of such prohibition, any such dividends or distributions of whatever kind or type, contemplated above to any Notes Indenture Additional Parties; provided, however, that (i) any Subsidiary may declare and pay dividends or make distributions to, or redeem, purchase or otherwise acquire or retire any of its capital stock from, Unit or any other Subsidiary (other than, and expressly excluding, the Notes Indenture Additional Parties, unless Borrowers shall have first obtained Administrative Agent’s prior written consent, in its sole discretion); provided that, if such Subsidiary taking such action is not a Wholly-Owned Subsidiary, such dividend, distribution, redemption, purchase, acquisition or retirement shall be made on a pro rata basis (or with respect to Unit or its Subsidiaries, better than a pro rata basis), and (ii) Unit may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock (other than Disqualified Stock); provided further, if no Default, Event of Default or Deficiency has occurred and continues in effect or remains uncured or will result from or be caused by such dividend or distribution, then additionally (i) during any fiscal year Unit may pay cash dividends in amounts not exceeding thirty (30%) of its Consolidated Net Income (after taxes) for the preceding fiscal year, and (ii) Unit may make any purchases of its outstanding common stock under a stock repurchase program approved by the Unit Board of Directors and conducted in compliance with the applicable rules and regulations of the SEC.

7.2    Indebtedness. The Borrowers will not, nor will they permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(i)	The Loans and the LC Obligations (including all Reimbursement Obligations);

(ii)
Indebtedness (including Contingent Obligations) existing on the Fifth Amendment Effective Date and described in the Disclosure Schedule that is attached to the Fifth Amendment; provided, however, that, if the Borrowers do timely issue Initial Permitted Senior Notes in accordance with Section 7.2(ix)(a), then the amount of Indebtedness permitted to be outstanding pursuant to this Section 7.2(ii) consisting of the Permitted Subordinated Notes issued pursuant to the Permitted Existing Indenture will be reduced on a dollar-for-dollar basis for each dollar of Initial Permitted Senior Notes issued (it being understood that any Indebtedness that is in the process of being redeemed shall not be deemed to be outstanding for these purposes); and, provided, further, however, that all Indebtedness permitted to be outstanding pursuant to this Section 7.2(ii) (including such Permitted Subordinated Notes issued pursuant to the Permitted Existing Indenture) shall, at all times, remain subject to the applicable terms, conditions, restrictions and limitations as set forth in Section 7.2(ix), including (after giving effect to the incurrence of any such Indebtedness permitted by Section 7.2(ix)) the $950,000,000 maximum aggregate principal cap imposed on all Indebtedness as permitted pursuant to Sections 7.2(ix)(a) and (b), and all Indebtedness permitted pursuant to this Section 7.2(ii) shall be deemed to be included under and subject to said aggregate cap, on a dollar-for-dollar basis;

(iii)	Indebtedness arising under Financial Contracts permitted by Section 7.9;

(iv)	Contingent Obligations permitted by Section 7.8;

(v)
non-recourse Indebtedness in a restricted or special purpose Subsidiary (for which consent of the Required Lenders must be obtained) and as to which none of the Credit Parties (i) provides any guaranty or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise); provided, that after giving effect to such Indebtedness outstanding from time to time, the Credit Parties are not in violation of any of the financial covenants of Article 8;

(vi)
normal and ordinary course trade Indebtedness and customary obligations relating to the operation of oil and gas producing properties, drilling rigs and gathering and processing systems and midstream asset operations which are not greater than 90 days past invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(vii)	Indebtedness not in excess of $20,000,000 in total;

(viii)	lease obligations (including building and office leases and leases for equipment) which would cause the aggregate amount of all rental payments in any calendar year to be greater than $20,000,000;

(ix)
(a) Permitted Senior Notes in a maximum aggregate principal amount outstanding at any time not to exceed $675,000,000; provided that the issuance of the Initial Permitted Senior Notes occurs on or before November 15, 2020; and provided, further, that the Borrower is, both immediately before and after any such issuance, in compliance with all applicable covenants in both the Loan Documents and the Permitted Senior Notes Indenture; and provided, further, in each case, that scheduled payments of accrued interest on such Permitted Senior Notes may not be required more frequently than once every six (6) calendar months. Without limitation of any of the foregoing as more particularly set forth within the preceding first sentence of this Section 7.2(ix)(a), if the Borrowers fail to timely issue the Initial Permitted Senior Notes in accordance herewith, then: (X) the Borrowers shall not thereafter be permitted to issue any (i) Indebtedness pursuant to this Section 7.2(ix)(a) or otherwise under any Permitted Senior Note, or (ii) new Subordinated Debt pursuant to Section 7.2(ix)(b) below; and (Y) the preceding first sentence within this Section 7.2(ix)(a), together with all of Section 7.2(ix)(b) below, shall be deemed to have been automatically rendered null, void, inoperative and of no further force and effect, ab initio;

(b) Subject to Section 7.2(ix)(a) and to Section 7.2(ii), respectively, Subordinated Debt, including permitted Subordinated Debt that is convertible to

Equity Interests in a Credit Party, provided that the maximum aggregate principal amount of all such Indebtedness arising under this clause (b) shall not at any time exceed $275,000,000;

(c) any Indebtedness which is incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, repay, renew, replace (whether or not contemporaneously), defease, discharge, redeem, or refund: (X) any Indebtedness outstanding under clauses (a), (b) or (c) of this Section 7.2(ix); or (Y) if Section 7.2(ix) (a) and (b) are rendered null, void, inoperative and of no further force and effect in accordance with their terms, then any Indebtedness outstanding under Section 7.2(ii); provided that at the time of incurring any such Indebtedness, no Default, Event of Default or Deficiency shall have occurred and be continuing, and no Default, Event of Default or Deficiency would result from the incurrence of any such Indebtedness after giving effect thereto (after giving effect to any substantially concurrent repayment of Indebtedness with the proceeds of such incurrence), and provided, further, that (i) the maximum aggregate principal amount of such refinancing Indebtedness (or if such permitted refinancing Indebtedness is issued at a discount, the initial issuance price of such permitted refinancing Indebtedness) does not exceed the then outstanding principal amount of the Indebtedness so exchanged for, extended, refinanced, repaid, renewed, replaced, defeased, discharged, redeemed, or refunded (plus the amount of any premiums and accrued interest paid and fees and expenses incurred in connection therewith); (ii) such permitted refinancing Indebtedness has a stated maturity no earlier than six (6) months after the Facility Termination Date (as the same may hereafter be amended or extended in accordance with this Agreement); (iii) no scheduled principal payments or mandatory prepayments or redemptions (other than usual and customary mandatory prepayments or redemptions required in connection with (1) change of control events, and (2) asset dispositions) are required under such permitted refinancing Indebtedness prior to the date that is six (6) months after the Facility Termination Date (as the same may hereafter be amended or extended in accordance with this Agreement) (excluding, for the avoidance of doubt, redemptions permitted under the terms and conditions of Section 7.13(i)); (iv) scheduled payments of accrued interest on such refinancing Indebtedness may not be required more frequently than once every six (6) calendar months; (v) such permitted refinancing Indebtedness does not contain terms, covenants or events of default that, taken as a whole, are materially more restrictive on the Credit Parties (as reasonably determined by Administrative Agent in advance) than those in this Agreement or the other Loan Documents or, until the Initial Permitted Senior Notes are issued, the Permitted Existing Indenture and, thereafter, the indenture governing the Initial Permitted Senior Notes; (vi) such permitted refinancing Indebtedness and any guarantee in respect thereof is unsecured at all times; (vii) no later than the date of issuance of such refinancing Indebtedness, Borrowers shall deliver a written notice to the Administrative Agent as to the issuance of such permitted refinancing Indebtedness specifying the Indebtedness so exchanged for, extended, refinanced, repaid, renewed, replaced, defeased, discharged, redeemed or refunded; and (viii) no Person may so guarantee any of the Indebtedness permitted under clauses (a), (b) and/or (c) of this Section 7.2(ix) unless such Person is also a Subsidiary Guarantor of the Obligations secured by the Loan Documents;

(d) With respect to any Indebtedness described in any of Section 7.2(ix) (a), (b) and/or (c), and as a condition thereto: (i) at the time of incurring any such Indebtedness, no Default, Event of Default or Deficiency shall have occurred and be continuing, and no Default, Event of Default or Deficiency would result from the incurrence of any such Indebtedness after giving effect thereto (after giving effect to any substantially concurrent repayment of Indebtedness with the proceeds of such incurrence); (ii) no such Indebtedness has any scheduled amortization prior to six (6) months after the Facility Termination Date (as the same may hereafter be amended or extended in accordance with this Agreement); (iii) no such Indebtedness may have a stated maturity sooner than six (6) months after the Facility Termination Date (as the same may hereafter be amended or extended in accordance with this Agreement); (iv) the other material terms, covenants and events of default of all such Indebtedness shall not be materially more restrictive, taken as a whole (as reasonably determined by the Administrative Agent in advance), than the terms of this Agreement or the other Loan Documents or, until the Initial Permitted Senior Notes are issued, the Permitted Existing Indenture and, thereafter, the indenture governing the Initial Permitted Senior Notes; (v) except to the extent otherwise expressly provided for in Section 2.6.8 with respect to the Initial Permitted Senior Notes and any Permitted Refinancing Notes (but excluding in all events any subsequent issuance, incurrence, refinancing, renewal, defeasance, refund or redemption (other than redemptions permitted under the terms and conditions of Section 7.13(i)) of any such Indebtedness at any time after such initial issuance, other than any Permitted Refinancing Notes), the Borrowing Base shall be automatically adjusted as provided in Section 2.6.8 and the Borrowers shall make any prepayment required under Section 2.8.2; and (vi) any guarantee of any such Indebtedness shall comply with all of the applicable terms and conditions set forth in clause (e) of this Section 7.2(ix); and

(e) without limitation of anything set forth in preceding clauses (a), (b) or (c) of this Section 7.2(ix), and in addition thereto, any Indebtedness constituting guarantees by Persons of Indebtedness permitted under clauses (a), (b) and/or (c) of this Section 7.2(ix) or Section 7.2(ii) is also permitted under this Section 7.2(ix)(e); provided that:  no Person may so guarantee any of such Indebtedness permitted under clauses (a), (b) and/or (c) of this Section 7.2(ix) or Section 7.2(ii) unless such Person is also a Credit Party (or, with respect to the Indebtedness under any notes issued pursuant to the Permitted Existing Indenture only (and excluding any refinancing or replacement thereof) unless such Person is a Notes Indenture Additional Party).

(x)	usual and customary insurance premiums financed in the normal course of business;

(xi)	Indebtedness regarding self-insured liabilities, including retentions under insurance policies;

(xii)
miscellaneous items of unsecured Indebtedness (excluding, and in addition to, the Permitted Senior Notes and the Permitted Subordinated Notes, respectively) not described in subsections (i) through (xi) above which do not in the aggregate (taking into account all such Indebtedness of the Credit Parties) exceed $40,000,000 at any one time outstanding; and

(xiii)
extensions, renewals and replacements of any of the foregoing described Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased remaining weighted average life to maturity thereof or violate any of the other applicable terms, conditions, limitations or restrictions as may be set forth in this Section 7.2 with respect to such Indebtedness;

7.3    Limitation on Fundamental Changes. Borrowers will not enter into (nor permit any other Credit Party to enter into) any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, businesses and assets, or make any material change in its present method of conducting business, except:

(i)
any Subsidiary of a Credit Party may be merged, consolidated or with or into such Credit Party (provided that such Credit Party will be the continuing or surviving business entity or other entity) or with or into any one or more wholly owned Subsidiaries of the Credit Party that is a Borrower or Subsidiary Guarantor (provided that the wholly owned Borrower or Subsidiary Guarantor will be the continuing or surviving business entity or other entity);

(ii)
any Wholly Owned Subsidiary of a Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its properties, business and assets (on voluntary liquidation or otherwise) to or liquidate, wind up or dissolve into, such Credit Party or any other Wholly Owned Subsidiary of such Credit Party that is a Borrower or Subsidiary Guarantor; and

(iii)
so long as no Default, Event of Default or Deficiency will exist or be caused as a result, a Person may be merged, consolidated or amalgamated with or into a Borrower or a Subsidiary Guarantor so long as the Borrower or Subsidiary Guarantor, as applicable, is the continuing or surviving business entity or other entity.

7.4    Sale of Property. The Borrowers will not (nor will they permit any other Credit Party to) lease, sell or otherwise dispose of its Property to any other Person, except:

(i)
sales of inventory in the ordinary course of business or the sale of other assets not included in the Borrowing Base and not in excess of $125,000,000 in total from the effective date of this Agreement; provided further, however, in no event shall any drilling rigs or such other assets of any of the Credit Parties be sold or otherwise disposed of after the occurrence of a Default, an Event of Default or a Deficiency that remains uncured or would be caused by or result from such sale or disposition without the prior written consent of the Required Lenders, and, in such event, the net proceeds of such sale or disposition of drilling rigs and such other assets shall be applied as a mandatory principal prepayment of the Loans;

(ii)	dispositions of equipment and other personal property that is replaced by equivalent property or consumed in the normal operation of the Property of the respective Credit Parties;

(iii)
dispositions of a portion of its Property in connection with operating agreements, farmouts, farmins, joint exploration and development agreements and other agreements customary in the oil and gas industry that are entered into for the purposes of developing its Property and under which it receives relatively equivalent consideration;

(iv)
leases, sales or other dispositions of its Property that, together with all other Property of the Credit Parties and their Subsidiaries previously leased, sold or disposed of (other than (i), (ii) and (iii) above and clauses (v) and (vi) below) as permitted by this Section 7.4 during the period since the most recent Determination Date, do not, together with any Financial Contract concerning hedged production that is unwound or otherwise modified or liquidated prior to scheduled termination to the extent included in the estimated future price of production from the Borrowing Base Properties in the calculations of the Borrowing Base as of such Determination Date under Section 2.6, constitute more than fifteen percent (15%) of the Borrowing Base as determined by Administrative Agent, such amount being promptly furnished to Unit by the Administrative Agent; further provided, however, to the extent such total consideration for the sum of all asset sales or other dispositions of Properties plus any such unwound or liquidated commodity hedge contracts, in excess fifteen percent (15%) of the Borrowing Base during any period between Scheduled Redetermination Dates, such sale or disposition shall be permitted hereby and the Required Lenders will have the option to reduce the Borrowing Base by the amount equal to the reduction in the Borrowing Base attributable to the sum of the Properties so disposed plus unwound commodity hedge contracts and, further, provided, that any resulting Deficiency (as defined in Section 2.6.7) must be cured by the Borrowers in compliance with Section 2.8.2;

(v)	Hydrocarbon Interests to which no proved reserves of Hydrocarbons are properly attributed; and

(vi)	leases, sales or other dispositions permitted under Section 7.3(ii).

7.5    Investments and Acquisitions. The Borrowers will not (nor will they permit any other Credit Party to) make or suffer to exist any Investments, or to make any Acquisition of any Person, except:

(i)	Cash Equivalent Investments;

(ii)
Investments between Credit Parties or in any Credit Party’s Subsidiaries (other than in Notes Indenture Additional Parties, unless Borrowers shall have first obtained Administrative Agent’s prior written consent, in its sole discretion);

(iii)
(1) Investments in existence on, or contractually committed as of, the date hereof and described on the Disclosure Schedule and (2) any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (iii) is not increased at any time above the amount of such Investments existing or contractually committed on the date hereof;

(iv)
Investments in associations, joint ventures, and other relationships existing as of the Fifth Amendment Effective Date (a) that are established under standard form operating agreements or similar agreements or which are partnerships for purposes of federal income taxation only, (b) that are not corporations or partnerships (or subject to the Uniform Partnership Act or other applicable state partnership act) under applicable state law, (c) which are limited partnerships formed for investment by employees and Directors of Unit and its Subsidiaries in the oil and gas exploration and development operations of Unit and its Subsidiaries, or (d) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, gathering and processing systems and midstream asset operations and in which the ownership interest of any Credit Party or its Subsidiary is no less favorable than in direct proportion to the amount of such Investment; provided, further, however, that any such Investments in any Unrestricted Subsidiaries shall be subject to the applicable terms, conditions and limitations as set forth in clause (vi) of this Section 7.5;

(v)
any Acquisition in the same line of business as, or businesses related or ancillary to, the business of the Credit Parties, provided that (i) immediately prior to and after giving effect to the Acquisition, no Default, Event of Default or Deficiency has occurred and is continuing, (ii) any Person that becomes a Subsidiary of Unit as a result of the Acquisition shall become a Subsidiary Guarantor, in accordance with and to the extent required under Section 9.1; and (iii) after taking into consideration any such Acquisition, the Credit Parties are in compliance with Article 8 hereof; and

(vi)
Investments in Unrestricted Subsidiaries, provided that, on a pro forma basis (i) the aggregate amount of all such Investments at any time outstanding do not exceed $200,000,000 for so long as this Agreement remains in effect, (ii) no Default, Event of Default or Deficiency exists or would result from or be caused by any such Investment, and (iii) the Available Total Commitment at such time (both before and after giving effect to the making of any such Investments) is greater than or equal to twenty percent (20%) of the Aggregate Elected Commitment Amounts in effect at such time hereunder.

7.6    Liens. The Borrowers will not (nor will they permit any other Credit Party to) create, incur, or suffer to exist any Lien in, of or on the Property of the Credit Parties or any of their Subsidiaries, except:

(i)
Liens for Taxes, assessments or governmental charges or levies on its Property if the same will not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP will have been set aside on its books;

(ii)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves, in accordance with GAAP, will have been set aside on its books;

(iii)	Liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)
utility easements, building restrictions, servitudes, permits, conditions, covenants, exceptions or reservations and such other encumbrances or charges against any Property of the Borrowers or any Subsidiary thereof for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of oil, gas, coal or other minerals to timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment. that do not secure any monetary obligation or which, in the aggregate, impair in any material way the use or marketability of such Property for the purposes of which such Property is held by any of the Credit Parties or their Subsidiaries or materially impair the value of such Property in the Businesses of the Credit Parties or their Subsidiaries;

(v)	Liens existing on the date hereof and described on the Disclosure Schedule;

(vi)	Liens in favor of the Administrative Agent, for the benefit of the Lenders;

(vii)	Liens on Property to secure not more than $50,000,000 in total of the Indebtedness permitted by Sections 5.14 and 7.2(v);

(viii)	with respect to Property subject to any Loan Document, Liens burdening such Property that are expressly allowed by such Loan Document;

(ix)
Liens arising under operating agreements, unitization, pooling agreements and other agreements customary in the oil and gas industry securing amounts owed to operators and joint owners of Oil and Gas Properties that will not at the time be delinquent, or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP will have been set aside on its books;

(x)
contracts, agreements, instruments, obligations, defects and irregularities affecting the Property that individually or in total are not such as to interfere materially with the use, operation or value of the Property;

(xi)	any Lien existing on any asset prior to its acquisition by a Borrower or one of its Subsidiaries and not created in contemplation of the acquisition;

(xii)
judgment and attachment Liens not giving rise to a Default or Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and

(xiii)	Liens securing the Indebtedness permitted by Section 7.2(vii);

(xiv)	INTENTIONALLY OMITTED;

(xv)
Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(xvi)
Liens reserved in or exercisable under any lease, license, sublease and sublicense of Property to which any Borrower or any Subsidiary is a lessee (including, without limitation, real property and intellectual property rights) which was entered into in the ordinary course of business and which secures the payment of rent or compliance with the terms of such lease, license, sublease or sublicense; provided, that the rent under such lease, license, sublease and sublicense is not then overdue and such Borrower or such Subsidiary is in material compliance with the terms and conditions thereof

(xvii)
Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations or purchase money obligations incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, Property acquired or constructed in the ordinary course of business, provided that such Liens are only in respect of the Property subject to, and secure only, the respective Capital Lease Obligations or purchase money obligations;

(xviii)
Liens arising solely by virtue of any statutory or common law provisions relating to customary banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve Systems of the United States (or any successor entity) and no such deposit account is intended by any Borrower or any of their respective Subsidiaries to provide collateral to the depository institution (other than for the payment of administrative fees and expenses incurred in the ordinary course of business in connection with the maintenance of such deposit account) or any other Person (other than the Lenders or otherwise to secure the Obligations);

(xix)
Liens arising from UCC financing statement filings arising out of the Loan Documents or regarding operating leases entered into by the Borrowers and Credit Parties in the ordinary course of business, provided, that such Liens regarding operating leases do not secure Indebtedness of any Borrower or any Subsidiary and do not encumber any Property of any Borrower or any Subsidiary other than the Property that is the subject of such grants and leases and items located thereon;

(xx)
Liens on Property at the time Borrowers or Credit Parties acquired the Property, including any acquisition by means of a merger or consolidation with or into any Borrowers or Credit Parties, provided that (w) such Liens shall be created substantially simultaneously with the acquisition of the related Property, (x) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (y) the amount of Indebtedness secured thereby is not increased and (z) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase of such Property at the time of purchase;

(xxi)	INTENTIONALLY OMITTED;

(xxii)	Liens on pipelines or pipeline facilities that arise by operation of law;

(xxiii)	Liens made in the ordinary course of business to secure liability to insurance carriers respecting the financing of insurance premiums;

(xxiv)	Liens securing Financial Contracts subject to Section 7.9 of the Existing Credit Agreement as amended by the Third Amendment;

(xxv)
minor defects and irregularities in title to any Oil and Gas Property, so long as such defects and irregularities do not secure Indebtedness, deprive the applicable Borrower of any material right in respect of such Oil and Gas Property or constitute a Material Adverse Effect (as determined by Administrative Agent, in its sole discretion);

(xxvi)
deposits of cash, securities or instruments (including payment or performance bonds, but excluding appeal bonds) to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of like nature incurred in the ordinary course of business;

(xxvii)
royalties, overriding royalties, reversionary interests, production payments and similar burdens respecting the Oil and Gas Properties, which do not constitute a Material Adverse Effect (as determined by Administrative Agent, in its sole discretion);

(xxviii)
sales contracts or other arrangements for the sale of oil, natural gas and other hydrocarbons in the ordinary course of business which would not (when considered cumulatively with the items referenced in clause referenced in clause (xxvii) immediately preceding) constitute a Material Adverse Effect (as determined by Administrative Agent, in its sole discretion);

(xxix)	Liens to secure plugging and abandonment obligations, which do not constitute a Material Adverse Effect (as determined by Administrative Agent, in its sole discretion);

(xxx)	other Liens (if any) expressly permitted by the Oil and Gas Mortgages; and

(xxxi)
Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(xxxii)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in (i) - (xxxi) above for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced.

provided, in no event shall any Permitted Encumbrance encumber any Oil and Gas Property other than a Lien in favor of the Administrative Agent (on behalf of the Lenders) or as otherwise expressly permitted above.

7.7    Affiliates. The Borrowers will not (nor will they permit any other Credit Party to) enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except on terms no less favorable to the Credit Party than it would obtain in a comparable arms-length transaction, and (ii) transactions, payments or transfers permitted by Section 7.1, 7.3 or 7.5.

7.8    Contingent Obligations. The Borrowers will not (nor will they permit any other Credit Party to) make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) the Subsidiary Guaranty, (iv) liabilities associated or accrued for abandonment and plugging of Credit Parties’ Oil and Gas Properties, (v) as general partner of the limited partnerships formed annually to allow employees and directors of Unit to participate in certain of its oil and gas exploration and production operations; (vi) existing Contingent Obligations set forth on Schedule 7 and the Disclosure Schedule, (vii) Contingent Obligations in respect of Indebtedness permitted to be incurred under Section 7.2(ix), and (viii) other Contingent Obligations not to exceed an outstanding total amount of $50,000,000 at any time.

7.9    Financial Contracts. None of the Credit Parties will be a party to or in any manner be liable on any Financial Contract except:

(i)
    contracts entered into with the purpose and effect of fixing prices on commodities expected to be produced, gathered or processed by the Credit Parties and their Subsidiaries, provided that at all times: (i) no such contract fixes a price for a term of more than 60 months (subject to the reporting requirements of Section 6.1(iii)); (ii) the total monthly volumes produced, gathered and processed covered by all such contracts for any single month does not in total exceed ninety percent (90%) of the Total Projected Proved Production (as defined below) of the Credit Parties and their Subsidiaries anticipated to be sold in the ordinary course of their businesses for such month, (iii) no such contract requires or permits the Credit Parties or any of their Subsidiaries to post or put up money, assets, letters of credit or other security or margin against the event of its nonperformance of their obligations thereunder and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty of such contract is a Lender Counterparty) at the time the contract is made has long-term obligations rated BBB or Baa2 or better, respectively, by either Moody’s or S&P;

As used in this subsection, the term “Total Projected Proved Production” means the internally reasonably projected production, gathering and processing of commodities (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned or volumes gathered and processed (and with respect to such volumes gathered or processed, such volumes are equity volumes (i.e., the Credit Parties or their Subsidiaries have ownership or equity interests therein)) by the Credit Parties and their Subsidiaries that are located in or offshore of the United States; and

(ii)
contracts entered into by Credit Parties or their Subsidiaries effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other contracts of the Credit Parties and their Subsidiaries then in effect converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Credit Parties' Indebtedness for borrowed money which bears interest at a fixed rate and contracts entered into by Credit Parties or their Subsidiaries effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other contracts entered into by Credit Parties or their Subsidiaries then in effect from floating to fixed) do not exceed 75% of the then outstanding principal amount of Credit Parties Indebtedness for borrowed money which bears interest at a floating rate; provided that no contract will be entered into by any Credit Party or its Subsidiaries for speculative purposes; and

(iii)
So long as no Event of Default shall exist either before or after giving effect to such payment or posting, the Credit Parties shall have the right to post-margin as and to the extent required under the terms of any Financial Contract with a third party counterparty which is not a Lender or an Affiliate of a Lender, provided, in no event shall the aggregate amount of any margin or other posted security exceed $25,000,000 at any time.

Notwithstanding the exceptions described in clauses (i) and (ii) above, in no event shall any Credit Party speculate on the movement of commodity prices, securities prices, financial markets, currency market or other items or otherwise enter into any Financial Contract for speculative purposes; provided, however nothing in this Section 7.9 shall prohibit Unit or other Credit Parties from entering into interest rate swaps or interest rate hedge transactions pursuant to which Unit hedges interest rate risk with respect to interest reasonably anticipated to be incurred under this Agreement or in compliance with Section 7.9(ii).

7.10    Letters of Credit. The Borrowers will not (nor will they permit any other Credit Party to) apply for or become liable on or in respect of any Letter of Credit other than Letters of Credit issued under this Agreement.

7.11    Prohibited Contracts. Borrowers will not (nor will they permit any other Credit Party to) enter into, create, or otherwise allow to exist any contractual or other consensual restriction on the ability of any Subsidiary of a Borrower to: (a) pay dividends or make other distributions to the Credit Parties, (b) to redeem equity interests held in it by other Credit Parties, or (c) to repay loans and other indebtedness owing by it to the Credit Parties: except (i) restrictions contained in this Agreement or the other Loan Documents, (ii) restrictions existing on the date hereof and set forth on the Disclosure Schedule and extensions, renewals or replacements thereof not expanding the scope thereof, (iii) restrictions contained in the Existing Permitted Indenture, the indenture governing the Initial Permitted Senior Notes, or in any other agreement governing or evidencing any other Indebtedness permitted under Section 7.2, provided that the restrictions contained in any such other agreement taken as a whole are not materially less favorable to the Lenders (as reasonably determined by the Administrative Agent in advance) than the restrictions contained in, until the Initial Permitted Senior Notes are issued, the Permitted Existing Indenture and, thereafter, the indenture governing the Initial Permitted Senior Notes, (iv) with respect to any Subsidiary that is not a Wholly-Owned Subsidiary, restrictions in such Subsidiary’s organizational documents or pursuant to any joint venture agreement or equity holders agreement, (v) restrictions contained in any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (vi) restrictions created by virtue of any sale, transfer, lease or other disposition of, or any agreement with respect thereto, any specific property, assets or equity interests permitted to be so transferred under this Agreement, and (vii) in any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (vi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Unit, no more restrictive with respect to the restrictions referred to in clauses (a) through (c) above than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing Credit Parties.

7.12    Negative Pledge. Except only for Liens permitted by applicable subsections of Section 7.6, none of the Borrowers will (nor will they permit any other Credit Party or any Material Subsidiary thereof) cause or permit the pledging, encumbrance, mortgaging, granting of a consensual security interest or any other type of pledge, charge or imposition of a Lien against any Credit Parties’ or any Subsidiaries’ (i) oil and gas mining and mineral interests, rights and properties, proved, developed, producing or otherwise or (ii) any midstream assets (whether now owned or hereafter created or acquired), to the extent either clause (i) or (ii) above constitute a part of the Borrowing Base Properties, to secure any Indebtedness (including Contingent Obligations), without the prior written consent of the Administrative Agent and the Required Lenders. This covenant, to the fullest extent permitted by applicable law, will be deemed and construed as a “negative pledge” of all such assets referenced in clauses (i) and (ii) above in favor of the Administrative Agent for the benefit of the Lenders; provided, that, prior to the occurrence of a Default, Event of Default or Deficiency, the Credit Parties may continue to receive the production proceeds of the Oil and Gas Properties and revenues of their midstream assets.

7.13    Redemption of Permitted Senior Notes and Permitted Subordinated Notes; Amendments of Permitted Senior Notes Indentures and Permitted Subordinated Notes Indentures. The Borrowers will not, and will not permit any Subsidiary, prior to the Facility Termination Date:

(i) call, make or offer to make any optional or voluntary redemption of or otherwise optionally or voluntarily redeem (whether in whole or in part) the Permitted Senior Notes or the Permitted Subordinated Notes: except (A) in furtherance of the incurrence of Permitted Refinancing Notes and (B) prior to November 15, 2020, on one or more occasions, but only with the Net Cash Proceeds of any sale of Equity Interests or Net Cash Proceeds of any issuance of Indebtedness pursuant to Section 7.2(ix) or Section 7.2(xiii) (or, respecting only the redemption of those certain Permitted Subordinated Notes issued under the Permitted Existing Indenture, with Loan proceeds in an amount not to exceed One Hundred and Fifty Million and NO/100THS Dollars ($150,000,000.00) in the aggregate for such purposes plus such additional amounts necessary to pay all reasonable fees and expenses with respect thereto); and provided, further, that at the time of any such redemption: (w) no Default, Event of Default or Deficiency exists or would result from or be caused by any such payment, redemption or actions contemplated in this Section 7.13(i); (x) immediately following such payment, redemption or action contemplated in this Section 7.13(i), not less than twenty percent (20%) of the Aggregate Elected Commitment Amounts then in effect remains available for Borrowers under this Agreement; and (y) such payment, redemption or actions contemplated in this Section 7.13(i) occurs within ninety (90) days after the closing of any transaction from which such Net Cash Proceeds are obtained for such purposes in accordance with this Section 7.13(i), or

(ii) amend, modify, waive or otherwise change, consent or agree to any amendment, supplement, modification, waiver or other changes to, any of the terms of any Permitted Senior Notes, any Permitted Subordinated Notes, any Permitted Senior Notes Indenture, or any Permitted Subordinated Notes Indenture, if (A) the effect thereof would be to shorten its stated maturity to a date sooner than six (6) months after the Facility Termination Date or cause the weighted average life to maturity to be less than the weighted average life to maturity of the Loans, or increase the amount of any payment of such principal thereof or increase the rate of interest thereon or increase the frequency of interest payments permitted to be made thereunder during any calendar year beyond the two (2) such payments so permitted in accordance with this Agreement; (B) such action otherwise fails to comply with the applicable terms, conditions, limitations and restrictions set forth in Section 7.2(ix) or (C) such action requires the payment of a consent fee (howsoever described) if the payment of such consent fee would have the pro forma effect of causing a Default or Event of Default under any of Section 8.1 or Section 8.2 hereof, provided that the foregoing limitations shall not prohibit the execution of supplemental indentures to add guarantors if required by the terms of the Permitted Senior Notes Indenture or the Permitted Subordinated Notes Indenture provided such Person complies with Section 7.2(ix) and Section 9.1, respectively, to the extent required thereby; or

(iii) make any mandatory prepayment on or redemption of any Permitted Senior Notes or any Permitted Subordinated Notes in connection with an asset disposition unless (A) the asset disposition giving rise to such mandatory prepayment or redemption is permitted by this Agreement (including Section 7.4) and (B) any prepayment of this Agreement required by Section 2.8.2 in connection with such asset disposition is made prior to any such mandatory prepayment or redemption of the Permitted Senior Notes or Permitted Subordinated Notes.

7.14    Prohibited Action. Without limiting anything contained in this Agreement to the contrary, Borrowers will, and will cause each of its Subsidiaries to, ensure that no person who owns a controlling interest in or otherwise controls any Borrower or any Subsidiary is or shall be a Sanctioned Person. Borrowers covenant and agree that they shall not use any proceeds of any Credit Extension to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Administrative Agent or any LC Issuer) of any Anti-Money Laundering Laws, any Anti-Corruption Laws, or any applicable Sanctions.

ARTICLE 8
FINANCIAL COVENANTS

8.1    Current Ratio. Unit will not permit the ratio, determined as of the end of each of Unit’s fiscal quarters, of (i) consolidated current assets of Borrowers and their Subsidiaries (including the then Available Total Commitment but excluding non-cash hedging assets resulting from the requirements of ASC 815 for any period of determination) to (ii) consolidated current liabilities of Borrowers and their Subsidiaries (excluding the current portion of the Loans and non-cash hedging obligations or liabilities resulting from the requirements of ASC 815 for any period of determination), to be less than 1.0 to 1.0.

8.2    Leverage Ratio. Commencing with Unit’s fiscal quarter ending September 30, 2018, and for each fiscal quarter ending thereafter, Unit will not permit the ratio, determined as of the end of each such applicable fiscal quarter, of (i) Funded Debt to (ii) Consolidated EBITDA for the then most-recently ended rolling four (4) fiscal quarters to be greater than 4.0 to 1.0.

8.3    INTENTIONALLY OMITTED.

ARTICLE 9
GUARANTEES

9.1    Guarantees. Subject to Section 7.2(ix) in all events, Borrowers will cause (i) each current and future Material Domestic Subsidiary that is not already a Credit Party and (ii) each current and future Subsidiary of any Credit Party that is a guarantor of any Permitted Senior Note or any Permitted Subordinated Note (other than, with respect to the Indebtedness under any notes issued pursuant to the Permitted Existing Indenture only (and excluding any refinancing or replacement thereof or any Permitted Refinancing Notes), any Notes Indenture Additional Party), to guarantee the prompt payment and performance when due of the Obligations in accordance with the terms and provisions of the Subsidiary Guaranty. As soon as practicable and in any event (i) within ten (10) days after any Person becomes a Material Domestic Subsidiary, and (ii) prior to any Person becoming a guarantor of any Permitted Senior Note or any Permitted Subordinated Note (other than, with respect to the Indebtedness under any notes issued pursuant to the Permitted Existing Indenture only (and excluding any refinancing or replacement thereof or any Permitted Refinancing Notes), any Notes Indenture Additional Party), Borrowers will provide the Administrative Agent written notice thereof and, to the extent such Person is not already a Credit Party, will cause such Person to execute a Subsidiary Guaranty Joinder Agreement in substantially the same form as Schedule 1 to the Subsidiary Guaranty, together with such other certificates or documents as Administrative Agent reasonably deems necessary or appropriate to confirm such Subsidiary Guaranty, including without limitation, closing opinions (supplementing the closing opinion required by Section 4.1.1(v) of this Agreement) as required by the Administrative Agent or the Required Lenders in connection with the Subsidiary Guaranty instruments executed from time to time by Material Subsidiaries under this Section 9.1.

9.2    Releases of Guarantees. If, as a result of the consummation of any transaction permitted by this Agreement, any Subsidiary Guarantor ceases to be a Subsidiary of Unit, or if Borrowers certify to the Lenders in writing that (i) such Subsidiary is not a Material Domestic Subsidiary and (ii) such Subsidiary is not a guarantor of any Permitted Senior Note or any Permitted Subordinated Note, then in any such event, the guarantee of such Subsidiary Guarantor of the Obligations shall be automatically discharged and released without any further action by any Credit Party or any other Person effective as of the time of such transaction. Upon request of Unit, the Administrative Agent shall take (at the Credit Parties’ cost), and the Lenders hereby authorize the Administrative Agent to take, such actions as shall be reasonably requested to evidence the termination and release of the guarantee of such Subsidiary Guarantor.

9.3    Production Proceeds. Upon the occurrence of an Event of Default or a Deficiency not timely cured in accordance with Section 2.6.7, Administrative Agent and the Lenders may obtain possession of all production proceeds then held by the Credit Parties and their Subsidiaries to receive directly from the purchaser of production or the first purchaser of midstream assets all production proceeds and revenues therefrom.

ARTICLE 10
EVENTS OF DEFAULTS

10.1    Events of Default.
The occurrence of any one or more of the following events will constitute an Event of Default:

10.1.1.    Any representation or warranty made or deemed made by or on behalf of any of the Credit Parties to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate, report or information delivered in connection with this Agreement or any other Loan Document is materially false on the date as of which made or deemed made.

10.1.2.    Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest on any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within ten (10) days after the same becomes due.

10.1.3.    The failure of any of the Borrowers to observe or perform any covenant or agreement applicable thereto in Section 2.6.8, Section 6.2, Section 6.3, Article 7 and Article 8 of this Agreement and, only insofar as Article 9 is concerned, failure of Borrowers to cure, within ten (10) days following written notice from the Administrative Agent or any Lender to Unit, any violation or failure to observe any agreement applicable thereto in such Article 9.

10.1.4.    The breach by any of the Borrowers (other than a breach which constitutes a Default or Event of Default under another Section of this Article 10) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender to Unit.

10.1.5.    Failure of any Credit Party to pay when due any Material Indebtedness; (other than a Rate Management Obligation) or the default by any Credit Party in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement (other than resulting from a Rate Management Transaction), or any other event occurs or condition exists, the effect of which default, event or condition is to cause, or to permit the holder(s) or lender(s) under such Material Indebtedness evidenced by such Material Indebtedness Agreement to cause (after the expiration of any applicable grace period with respect thereto), such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under such Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness will be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Credit Parties will not pay, or admit in writing their inability to pay, their Indebtedness generally as they become due.

10.1.6.    Any Credit Party will (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of Indebtedness or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 10.1.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 10.1.7.

10.1.7.    Without the application, approval or consent of the Credit Parties, a receiver, trustee, examiner, liquidator or similar official will be appointed for any Credit Party or a proceeding described in Section 10.1.6(iv) will be instituted against any Credit Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

10.1.8.    Any court, government or governmental agency condemns, seizes or otherwise appropriates, or takes custody or control of, all or any portion of the Property of any Credit Party which, when taken together with all other Property of such Credit Party so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Material Adverse Effect.

10.1.9.    Any of the Credit Parties fails within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in total (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to insolvency proceedings, or (ii) non-monetary judgments or orders which, in each case, individually or in total, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

10.1.10. Unfunded Liabilities with respect to Single Employer Plans or the occurrence of or any material Reportable Event in connection with any Plan, which, in either case or in the aggregate exceeds $1,000,000.

10.1.11. Nonpayment by any Credit Party of any Rate Management Obligation when due or the breach by any Credit Party of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto, after taking into account any applicable grace period, but only if such nonpayment or breach constitutes a Material Adverse Effect.

10.1.12. Any Change in Control occurs.

10.1.13. Any Credit Party (i) is the subject of any proceeding or investigation pertaining to the release by any Credit Party of any toxic or hazardous waste or substance into the environment, or (ii) violates any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

10.1.14. Except to the extent expressly permitted by the Loan Documents, any Subsidiary Guaranty fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of any Subsidiary Guaranty, or any Subsidiary Guarantor fails to comply with any of the terms or provisions of any Subsidiary Guaranty to which it is a party, or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guaranty to which it is a party, or gives notice to such effect, or any Subsidiary Guaranty shall be revoked or terminated or any Credit Party attempts to revoke or terminate a Subsidiary Guaranty. For the avoidance of doubt, the Fourth Amendment expressly permits the release and discharge of each Person constituting Superior and their respective Subsidiaries as Subsidiary Guarantors effective as of and upon the occurrence of the Superior Release Effective Date, if any, in accordance with the Fourth Amendment.

10.1.15. Any Credit Party fails to comply in any material respect with any of the terms or provisions of any Loan Document (other than this Agreement, Notes issued hereunder and, insofar as representations and warranties made or deemed made in any other Loan Document, the other Loan Documents) beyond any applicable grace or curative period therein specified and if not so specified, if not cured within twenty (20) days following written notice from the Administrative Agent.

10.1.16. Except to the extent expressly permitted by the Loan Documents, any Security Instrument fails to remain in full force or effect and/or ceases to create a valid and perfected first priority lien in and to the property subject to such Security Instrument or any action is taken to discontinue or to assert the invalidity or unenforceability of any Security Instrument, or any Credit Party fails to comply with any of the terms or provisions of any Security Instrument to which it is a party, or any Credit Party denies that it has any further liability under any Security Instrument to which it is a party, or gives notice to such effect, or any Security Instrument shall be revoked or terminated or any Credit Party attempts to revoke or terminate a Security Instrument. For the avoidance of doubt, the Fourth Amendment expressly permits the termination of the Pledge Agreement effective as of and upon the occurrence of the Superior Release Effective Date, if any, in accordance with the Fourth Amendment.

10.1.17. Any “Event of Default” (as defined in either the Permitted Existing Indenture or in the Permitted Senior Notes, the Permitted Subordinated Notes, the Permitted Senior Notes Indenture or the Permitted Subordinated Notes Indenture, as applicable) occurs that permits the holders thereof or the trustee on their behalf to declare such Indebtedness due and payable prior to its stated maturity (with any applicable grace or cure period having expired), regardless of whether or not any such holder or trustee actually exercises any such right and declares any such acceleration.

ARTICLE 11
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

11.1    Acceleration.

11.1.1.    If any Event of Default described in Section 10.1.6 or 10.1.7 occurs with respect to the Credit Parties, the Elected Commitments (and the Aggregate Elected Commitment Amounts) and the obligations of the Lenders to make Advances and Loans hereunder and the obligation and power of the LC Issuer to issue Letters of Credit will automatically terminate and the Obligations (other than Rate Management Obligations owed to Lender Counterparties) will immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Credit Parties will be and become thereby unconditionally obligated, without any further notice, act or demand, to deposit in an account with the Administrative Agent an amount in immediately available funds equal to the amount of LC Obligations in cash or cash equivalents reasonably satisfactory to the Administrative Agent, which funds will be applied pursuant to Section 11.1.2. If any other Event of Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the Elected Commitments (and the Aggregate Elected Commitment Amounts) and the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Letters of Credit, or declare the Obligations (other than Rate Management Obligations owed to Lender Counterparties) to be due and payable, or both, in which event such Obligations will become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (b) on notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith on such demand and without any further notice or act, immediately pay to the Administrative Agent the amount in immediately available funds equal to the amount of such LC Obligations, which funds will be applied pursuant to Section 11.1.2.

11.1.2.    The Administrative Agent may at any time or from time to time, after such funds are deposited with the Administrative Agent, apply such funds to the payment of the Obligations in accordance with Section 11.4 and any other amounts as may have become due and payable by the Credit Parties to the Lenders or the LC Issuer under the Loan Documents. Such funds (to the extent not applied as aforesaid) will be returned to the Borrowers (i) after all such Obligations and other amounts have been paid in full or (ii) within three (3) Business Days after all Events of Default have been cured or waived.

11.2    Amendments. Subject to the provisions of this Section 11.2, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Credit Parties may enter into supplemental agreements for the purpose of adding or modifying any provisions to the Loan Documents to which they are parties or changing in any manner the rights of the Lenders or the Borrowers under this Agreement or waiving any Default, Event of Default or Deficiency under this Agreement, provided that (x) the Borrowers and the Administrative Agent may enter into any amendments necessary to effectuate any change as described in, and subject to the terms of, Section 3.4(ii), and (y) no supplemental agreement will, without the consent of all of the Lenders:

(i)
Extend the final maturity of any Loan, or extend the expiration date of a Letter of Credit to a date after the Facility Termination Date (other than pursuant to Section 3.8) or postpone any regularly scheduled payment of principal of any

Loan or forgive all or any portion of the principal amount thereof or any LC Obligation (including any Reimbursement Obligations) related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or LC Obligations (including any Reimbursement Obligations) related thereto;

(ii)	Reduce the percentage specified in the definition of Required Lenders or eliminate, delete or modify the Borrowing Base concept of Section 2.6;

(iii)
Extend the Facility Termination Date (other than pursuant to Section 3.8), or reduce the amount or extend the payment date for, the mandatory principal payments required under Section 2.8.2, or increase the (a) Aggregate Maximum Credit Amounts (or increase the Maximum Credit Amount of any Lender without the consent of such Lender), (b) the Aggregate Elected Commitment Amounts (other than pursuant to Section 14.6) (or increase the Elected Commitment or Pro Rata Share of any Lender, including any non-consenting Lender, and including such Lender’s commitment to issue or Pro Rata Share of Letters of Credit (other than as provided in the definition of “LC Sublimit” and Sections 2.19 and 2.20), without the consent of such Lender), or (c) Borrowing Base (other than pursuant to Section 2.6); or

(iv)	Amend this Section 11.2 or permit the Borrowers to assign their rights under this Agreement.

Further provided, that no amendment of any provision of this Agreement relating to the Administrative Agent will be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer will be effective without the written consent of the LC Issuer.

11.3    Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents will impair such right or be construed to be a waiver of any Default, Event of Default or Deficiency or an acquiescence in such Default, Event of Default or Deficiency, and the making of a Credit Extension notwithstanding the existence of a Default, Event of Default or Deficiency or the inability of the Credit Parties to satisfy the conditions precedent to such Credit Extension will not constitute any waiver or acquiescence. Any single or partial exercise of any such right will not preclude other or further exercise of such right or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever will be valid unless in writing executed by the Lenders required under Section 11.2, and then only to the extent specifically set forth in writing. All remedies contained in the Loan Documents or by law or equity afforded will be cumulative and will be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

11.4    Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Loan Documents in connection therewith) shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Administrative Agent, the LC Issuer or the Lenders in connection with enforcing the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents and any protective advances made with respect thereto or otherwise with respect to the Obligations owing to the Lenders, the LC Issuer or the Administrative Agent;

SECOND, to payment of any fees owed to the Lenders, the LC Issuer or the Administrative Agent hereunder;

THIRD, to the payment of all accrued interest and fees on or in respect of the Obligations;

FOURTH, to the payment of the outstanding principal amount of the Obligations hereunder (including the payment or cash collateralization of the outstanding LC Obligations and Rate Management Obligations owed to Lender Counterparties being paid on a pari passu basis with the repayment of other Obligations);

FIFTH, to all other Obligations hereunder and other obligations which shall have become due and payable under the Loan Documents otherwise and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

SIXTH, to the payment of the surplus, if any, to Unit or such other Persons as may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the order provided until exhausted prior to application to the next succeeding category to the Administrative Agent or in accordance with each Lender's Pro Rata Share, as applicable, (unless a Lender is a Defaulting Lender); and (ii) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the LC Issuer for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "THIRD" and "FOURTH" above in the manner provided in this Section 11.4. Excluded Swap Obligations with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor or its assets, but appropriate adjustments shall be made to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 11.4.
ARTICLE 12
GENERAL PROVISIONS

12.1    Survival of Agreements. All covenants, agreements, representations and warranties contained in this Agreement will survive the making of the Credit Extensions during the term of this Agreement and any amendments of this Agreement (other than to the extent expressly modified therein).

12.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender will be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

12.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and will not govern the interpretation of any of the provisions of the Loan Documents.

12.4    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Credit Parties, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Credit Parties, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter of the Loan Documents other than the Administrative Agent Fee Letter, all of which will survive and remain in full force and effect during the term of this Agreement.

12.5    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender will be the partner or Administrative Agent of any other (except to the extent to which the Administrative Agent is authorized to act in such capacity). The failure of a Lender to perform any of its obligations hereunder will not relieve any other Lender from any of its obligations hereunder. This Agreement will not be construed so as to confer any right or benefit on any Person other than the parties to this Agreement and their respective successors and assigns.

12.6    Expenses; Indemnification.

12.6.1.    Expenses. The Borrowers will promptly reimburse the Administrative Agent for any filing and recording fees, reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees), time charges and expenses advanced of attorneys for the Administrative Agent or for any of the Lenders) paid or incurred by the Administrative Agent or the Co-Syndication Agents in connection with the preparation, negotiation, execution, closing, delivery, syndication, review, amendment, waiver, consent or modification, refinancing, Lien perfection, administration, collection and enforcement of the Loan Documents, regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any or all sums evidenced by the Notes are advanced to the Borrowers by the Lenders.

12.6.2.    Indemnification. The Borrowers hereby also agree to indemnify against and, where applicable, reimburse for, the Administrative Agent, the Co-Syndication Agents, the LC Issuer and each Lender, its directors, officers and employees, all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, the prompt reimbursement of all legal fees and expenses of attorneys for the Administrative Agent, the Co-Syndication Agents, the LC Issuer or any of the Lenders in connection with (i) restructure as a part of loan work out or special asset modification or fees and expenses from enforcement or collection actions or proceedings, and (ii) collection and enforcement actions or proceedings, including litigation or preparation therefor whether or not the Administrative Agent, the Co-Syndication Agents, the LC

Issuer or any Lender is a party to such litigation) which any of them may pay or incur in good faith as a result of this Agreement, the other Loan Documents, the transactions contemplated by the Loan Documents except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification, and (iii) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by the Administrative Agent or any Lender as a result of conduct of any Borrower or any Subsidiary that violates a sanction enforced by OFAC.

The foregoing provisions of this Section 12.6 shall not apply to Taxes, which shall be governed exclusively by Section 3.3. The obligations of the Borrowers under this Section 12.6 will survive the termination of this Agreement.

12.7    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction will, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction. The provisions of all Loan Documents are severable.

12.8    Environmental Indemnities.

Each of the Borrowers hereby agrees to indemnify, defend and hold harmless the Administrative Agent and the Lenders and their respective officers, directors, employees, agents, consultants, attorneys, contractors and their respective affiliates, successors or assigns, or transferees from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys’ fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Governmental Authority, arising out of or related to: (a) the breach of any representation or warranty of the Borrowers contained in Section 5.16; (b) the failure of the Borrowers to perform any of their respective covenants contained in Section 6.7; (c) the ownership, construction, occupancy, operation, use of the Credit Parties’ Properties prior to the date on which the Indebtedness and obligations secured hereby have been paid and performed in full; provided, however, this indemnity shall not apply with respect to matters caused by or arising solely from the Administrative Agent’s or the Lenders’ activities during any period of time the Administrative Agent or the Lenders acquire ownership of the Credit Parties’ Properties.

The indemnities contained in this Section 12.8 apply, without limitation, to any violation on or before the Release Date of any Environmental Laws and any liability or obligation relating to the environmental conditions on, under or about the Credit Parties’ Properties on or prior to the Release Date (including, without limitation: (a) the presence on, on or in the Credit Parties’ Properties or release, discharge or threatened release on, on or from the Credit Parties’ Properties of any polluting substances generated, used, stored, treated, disposed of or otherwise released prior to the Release Date, and (b) any and all damage to real or personal property or natural resources and/or harm or injury including wrongful death, to persons alleged to have resulted from such release of any polluting substances regardless of whether the act, omission, event or circumstances constituted a violation of any Environmental Law at the time of its existence or occurrence). The term “release” shall have the meaning specified in applicable Environmental Laws and the terms “stored,” “treated” and “disposed” shall have the meanings specified in applicable Environmental Laws; provided, however, any broader meanings of such terms provided by applicable laws of the State of Oklahoma shall apply.

The provisions of this Section 12.8 shall be in addition to any other obligations and liabilities Credit Parties may have to the Administrative Agent or the Lenders at common law and shall survive the Release Date and shall continue thereafter in full force and effect.

The Administrative Agent and the Lenders agree that in the event that such claim, suit or enforcement action is asserted or threatened in writing or instituted against them or any of their officers, employers, agents or contractors or any such remedial, removal or response action is requested of them or any of their officers, employees, agents or contractors for which the Administrative Agent or the Lenders may desire indemnity or defense hereunder, the Administrative Agent or the Lenders shall give prompt written notification thereof to Unit.

Notwithstanding anything to the contrary stated herein, the indemnities created by this Section 12.8 shall only apply to losses, liabilities, damages, fines, penalties, costs and expenses actually incurred by the Administrative Agent or the Lenders as a result of claims, demands, actions, suits or proceedings brought by Persons who are not the beneficiaries of any such indemnity. The Administrative Agent or the Lenders shall act as the exclusive agent for all indemnified Persons under this Section 12.8. With respect to any claims or demands made by such indemnified Persons, the Administrative Agent shall notify Unit within ten (10) days after the Administrative Agent’s receipt of a writing advising the Administrative Agent of such claim or demand. Such notice shall identify (i) when such claim or demand was first made, (ii) the identity of the Person making it, (iii) the indemnified Person and (iv) the substance of such claim or demand. Failure by the Administrative Agent to so notify Unit within said ten (10) day period shall reduce the amount of the Credit Parties’ obligations and liabilities under this Section 12.8 by an amount equal to any damages or losses suffered by the Credit Parties resulting from any prejudice caused the Credit Parties by such delay in notification from the Administrative Agent. On receipt of such notice, the Credit Parties shall have the exclusive right and obligation to contest, defend, negotiate or settle any such claim or demand through counsel of their own selection (but reasonably satisfactory to the Administrative Agent and the Lenders) and solely at Credit Parties’ own cost, risk and expense; provided, that the Administrative Agent and the Lenders, at their own cost and expense, shall have the right to participate in any such contest, defense, negotiations or settlement. The settlement of any claim or demand hereunder by the Credit Parties, unless such settlement fully releases the Lenders from any and all liability thereon, may be made only on the prior approval of the Lenders of the terms of the settlement, which approval shall not be unreasonably withheld.

12.9    Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand will, to the extent that relationship is the subject of this Agreement, be solely that of borrowers and lenders. Neither the Administrative Agent, the Syndication Agents, the LC Issuer nor any Lender will have any fiduciary responsibilities to the Credit Parties. Neither the Administrative Agent, the Syndication Agent, the LC Issuer nor any Lender undertakes any responsibility to the Credit Parties to review or inform the Credit Parties of any matter in connection with any phase of the Credit Parties’ business or operations. The Credit Parties agree that neither the Administrative Agent, the Syndication Agent, the LC Issuer nor any Lender will have liability to the Credit Parties (whether sounding in tort, contract or otherwise) for losses suffered by the Credit Parties in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Syndication Agent, the LC Issuer nor any Lender will have any liability with respect to, and the Credit Parties hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by the Credit Parties in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

12.10    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent are arm’s-length commercial transactions between Borrowers and their Affiliates, on the one hand, and Administrative Agent, on the other hand, (B) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent of fiduciary for Borrowers or any of their Affiliates, or any other Person and (B) Administrative Agent has not obligation to Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in other Loan Documents; and (iii) Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interest that differ from those of the Borrowers and their Affiliates, and the Administrative Agent has no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by law, Borrowers hereby waive and release any claims that it may have against Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

12.11    Confidentiality. Each Lender agrees to hold as confidential any information which it may receive from the Credit Parties or any of its Subsidiaries under this Agreement or any other Loan Document in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee (so long as such Persons are apprised of the confidential nature of such information), (iii) to regulatory officials, (iv) to any Person as requested under or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding relating to any of the Loan Documents to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements, to legal counsel, accountants and other professional advisors to such counterparties or to any credit insurance provider relating to Borrowers and their obligations (so long as such Persons agree to be bound by the provisions of this Section 12.11), (vii) permitted by Section 14.4, (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances, and (ix) of information that the Credit Parties have made available to the general public.

12.12    Disclosure. The Borrowers and each Lender hereby acknowledge and agree that BOk and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and/or their Subsidiaries.

12.13    Place of Payment. All amounts to be paid by the Borrowers or the Subsidiary Guarantors under this Agreement will be paid in immediately available funds to the Administrative Agent at its principal banking offices at Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma 74192, Attention: Energy Department - 8th Floor, or at such other place as the Administrative Agent or the Required Lenders will notify Unit in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided in this Agreement) such due date will be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

12.14    Interest. It is the intention of the parties to this Agreement that the Lenders conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by this Agreement would be usurious as to a Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to Lenders notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:

(i)
the total of all consideration which constitutes interest under law applicable to Lenders that is contracted for, taken, reserved, charged or received by Lenders under any of the Loan Documents or agreements or otherwise in connection with the Notes will under no circumstances exceed the Highest Lawful Rate allowed by such applicable law, and any excess will be canceled automatically and if theretofore paid will be credited by the Administrative Agent or the Lenders on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations will have been or would thereby be paid in full, refunded by Administrative Agent or the Lenders to the Borrowers); and

(ii)
in the event that the maturity of any of the Notes is accelerated by, because of or resulting from an Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Administrative Agent or the Lenders may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise will be canceled automatically by Lenders as of the date of such acceleration or prepayment and, if theretofore paid, will be credited by Administrative Agent or the Lenders on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations will have been or would thereby be paid in full, refunded by Lenders to the Borrowers).

All sums paid or agreed to be paid to Administrative Agent or the Lenders for the use, forbearance or detention of sums due under this Agreement will, to the extent permitted by law applicable to Administrative Agent and/or the Lenders, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans under this Agreement does not exceed the Highest Lawful Rate allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to Lenders on any date will be computed at the highest lawful rate applicable to Lenders under this Section 12.14; and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Lenders would be less than the amount of interest payable to Lenders computed at the highest lawful rate applicable to such Lenders, then the amount of interest payable to Lenders regarding such subsequent interest computation period will continue to be computed at the Highest Lawful Rate applicable to Lenders until the total amount of interest payable to Lenders equals the total amount of interest which would have been payable to Lenders if the total amount of interest had been computed without giving effect to this Section 12.14.

None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest will ever be construed without reference to this Section 12.14, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate.

12.15    Automatic Debit of Borrowers’ Operating Account.
On Borrowers’ failure to pay all such costs and expenses owed by Borrowers under Section 12.6 of this Agreement within thirty (30) days of the Administrative Agent’s submission of invoices therefore, the Administrative Agent will pay such costs and expenses by debit to the operating account of Borrowers with the Administrative Agent without further or other notice to Borrowers.

12.16    Exceptions to Covenants. The Borrowers are not permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained in this Agreement or which is within the permissible limits of any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

12.17    Conflict with Other Loan Documents. To the extent the terms and provisions of any of the other Loan Documents are in conflict with the terms and provisions hereof, the terms and provisions of this Agreement will be deemed controlling.

12.18    Lost Documents. On receipt of an affidavit of an officer of the Administrative Agent as to the loss, theft, destruction or mutilation of the Notes or Loan Documents which is not of public record, and, in the case of any mutilation, on the surrender and cancellation of the Notes or Loan Documents, the Borrowers or any Subsidiary Guarantors will issue, in lieu thereof, a replacement Note(s) or other Loan Documents in the same principal amount thereof (in the case of any of the Notes) and otherwise of like tenor.

12.19    Setoff. At any time and from time to time during the continuance of any Event of Default, each Lender is hereby authorized to setoff and apply (a) any and all moneys, securities and other property (and the proceeds therefrom) of such Credit Party now or hereafter held or received by or in transit to such Lender from or for the account of such Credit Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits and deposit accounts (general or special, time or demand, provisional or final) of such Credit Party with such Lender, and (c) any other credits and claims of such Credit Party at any time existing against such Lender, including claims under certificates of deposit (excluding from the foregoing clauses (a) though (c) the accounts at BOk as specified on Schedule 6 (collectively, the “Excluded Accounts“)) against the Obligations then due and payable and held by such Lender (without notice to any Credit Party) and concerning any such action in clauses (a) through (c) taken by a Lender, prompt notice thereof shall be provided by such Lender to the Administrative Agent. The rights of each Lender under this Section 12.19 are in addition to all other interests and rights of such Lender at common Law, under the Loan Documents, or otherwise.

12.20    Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the Subsidiary Guaranty or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Rate Management Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Rate Management Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Subsidiary Guaranty and the other Loan Documents in respect of such Rate Management Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 12.20 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 12.20 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 12.20 to constitute, and this Section 12.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE 13
THE ADMINISTRATIVE AGENT

13.1    Appointment; Nature of Relationship. Administrative Agent is hereby appointed by each of the Lenders as its contractual representative hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative on the express conditions contained in this Article 13. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent will not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Oklahoma Uniform Commercial Code, and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

13.2    Powers. The Administrative Agent will have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent has no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

13.3    General Immunity. Neither the Administrative Agent nor any of its directors, officers or employees will be liable to the Credit Parties, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person provided that nothing in this Section 13.3 is intended to impair or otherwise limit (i) the rights of the Credit Parties to make claims against the LC Issuer for damages as contemplated by either proviso (ii) to the first sentence of Section 2.19.6 or proviso (y) to the penultimate sentence of Section 2.19.9 or (ii) the liabilities of the LC Issuer or the Administrative Agent to the Credit Parties based on a standard of care otherwise expressly designated or stipulated to in other provisions of this Agreement.

13.4    No Responsibility for Loans, Recitals. Neither the Administrative Agent nor any of its directors, officers or employees will be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Credit Parties or any Subsidiary Guarantor of any of the Obligations or of any of the Credit Parties’ or any such Subsidiary Guarantor ‘s respective Subsidiaries. The Administrative Agent has no duty to disclose to the Lenders information that is not required to be furnished by the Credit Parties to the Administrative Agent at such time, but is voluntarily furnished by the Credit Parties to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

13.5    Action on Instructions of Lenders. The Administrative Agent will in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions executed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto will be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent will be under no duty to take any discretionary action permitted to be taken by it under the provisions of this Agreement or any other Loan Document unless it is requested in writing to do so by the Required Lenders. The Administrative Agent will be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it is first indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

13.6    Employment of Administrative Agents; Counsel; Reliance. The Administrative Agent may assign any of its duties as Administrative Agent under any Loan Document by or through employees, agents, and attorneys-in-fact and is not answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent will be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties under any Loan Document. The Administrative Agent will be entitled to rely on any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been executed or sent by the proper Person or Persons, and, in respect to legal matters, on the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

13.7    Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Share of the Elected Commitments (or, if the Aggregate Elected Commitment Amounts have been terminated, in proportion to their respective Pro Rata Share of the Elected Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender will be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required under Section 3.3 will, notwithstanding the provisions of this Section 13.7, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 13.7 will survive payment of the Obligations and termination of this Agreement.

13.8    Notice of Default. The Administrative Agent will not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under this Agreement unless the Administrative Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent will give prompt notice thereof to the Lenders.

13.9    Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent will have the same rights and powers hereunder and under any other Loan Document with respect to its Elected Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” will, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, financial advisory, trust, Indebtedness, equity or other transaction without notice to or consent of the Lenders, in addition to those contemplated by this Agreement or any other Loan Document, with the Credit Parties in which the Credit Parties are not restricted hereby from engaging with any other Person.

13.10    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance on the Administrative Agents, the Syndication Agents or any other Lender and based on the financial statements prepared by the Credit Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent, the Syndication Agents or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

13.11    Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Unit, such resignation to be effective on the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. On any such resignation or removal, the Required Lenders will have the right to appoint, on behalf of the Credit Parties and the Lenders, a successor Administrative Agent. If no successor Administrative Agent will have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Credit Parties and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Credit Parties or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers will make all payments in respect of the Obligations to the applicable Lender and for all other purposes will deal directly with the Lenders. No successor Administrative Agent will be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent will be a commercial bank having capital and retained earnings of at least $100,000,000. On the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. On the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent will be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article 13 will continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

13.12    Syndication Agents; Other Agents; Arrangers No Lender identified on the facing page or signature pages of this Agreement as a Co-Syndication Agent, Documentation Agent, “arranger” or “bookrunner” will have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender so identified will have or be deemed to have a fiduciary relationship with any other Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 13.10 and acknowledges that is has note relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

13.13    Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any Affiliate of the Administrative Agent which performs duties in connection with this Agreement will be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles 12 and 13.

ARTICLE 14
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

14.1    Successors and Assigns. The terms and provisions of the Loan Documents will be binding on and inure to the benefit of the Credit Parties which are parties thereto and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Credit Parties will not have the right to assign their rights or obligations under the Loan Documents to which they are parties without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 14.3, (iii) any transfer by any Lender by participation must be made in compliance with Section 14.2 and (iv) no Lender may assign, or sell a participation to, any Credit Party. Any attempted assignment or transfer by any party not made in compliance with this Section 14.1 will be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 14.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 14.1 relates only to absolute assignments and this Section 14.1 does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest will release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 14.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 14.3; provided, however, that the Administrative Agent may in its discretion (but will not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), will be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

14.2    Participations.

14.2.1.    Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time on obtaining the prior written consent of the Administrative Agent and Unit, sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Elected Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents will remain unchanged, such Lender will remain solely responsible to the other parties hereto for the performance of such obligations, such Lender will remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement will be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Voting Rights. Each Lender will retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Elected Commitment in which such Participant has an interest which would require consent of all of the Lenders under the terms of Section 11.2 or of any other Loan Document. Benefit of Certain Provisions. The Borrowers agree that each Participant will be deemed to have the right of setoff provided in Section 12.19 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender will retain the right of setoff provided in Section 12.19 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.19, agrees to share with each Lender, any amount received under the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.21 as if each Participant were a Lender. The Borrowers further agree that each Participant will be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment under Section 14.3, provided that (i) a Participant will not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) any Participant agrees to comply with the provisions of Section 3.3 to the same extent as if it were a Lender.

14.3    Assignments.

14.3.1.    Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities other than any Credit Party (“Purchasers“) all or any part of its rights and obligations under the Loan Documents. Such assignment will be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of Unit, the Administrative Agent and the LC Issuer will be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default, Event of Default or Deficiency has occurred and is continuing, the consent of the Unit will not be required. Such consent of Unit will not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof will (unless each of the Credit Parties and the Administrative Agent otherwise consent) be in an amount not less than the lesser of (i) $15,000,000 or (ii) the remaining amount of the assigning Lender’s Elected Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Elected Commitment has been terminated).

14.3.2.    Effect; Effective Date. On (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a “Notice of Assignment“), together with any consents required by Section 14.3.1, and (ii) payment of a $2,500 fee to the Administrative Agent for processing such assignment, such assignment will become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment will contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Elected Commitment and Pro Rata Share of the Outstanding Credit Exposure under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser will for all purposes be a Lender to this Agreement and any other Loan Document executed by or on behalf of the Lenders and will have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Credit Parties, the Lenders or the Administrative Agent will be required to release the transferor Lender with respect to the percentage of the Aggregate Elected Commitment Amounts and Outstanding Credit Exposure assigned to such Purchaser. On the consummation of any assignment to a Purchaser under this Section 14.3.2, the transferor Lender, the Administrative Agent and the Borrowers will, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Elected Commitments, as adjusted under such assignment.

14.3.3.    Register. The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrowers, will maintain at its main banking offices in Tulsa, Oklahoma, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amounts and the Elected Commitments of, and principal amounts of the Loans owing to, each Lender under the terms hereof from time to time (the “Register“). The entries in the Register will be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register under the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time on reasonable prior notice.

14.4    Dissemination of Information. Subject to the confidentiality requirements of this Agreement, the Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee“) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Credit Parties and their Subsidiaries, including without limitation any information contained in any reports provided to Administrative Agent; provided that each Transferee and prospective Transferee agrees to be bound by this Agreement.

14.5    Tax Treatment. If any interest in any Loan Document is transferred to any Transferee, the transferor Lender will cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.3(iv).

14.6    Procedure for Increases and Additional Lenders. In the event that neither (i) a Default, an Event of Default or a Deficiency has occurred and remains uncured hereunder nor (ii) a Default, an Event of Default or a Deficiency would be caused by or result from the Borrowers’ exercise of the provisions of this Section 14.6, Unit, on behalf of the Borrowers may from time to time after the date of this Agreement request in writing to the Administrative Agent and each of the Lenders specified increases (an “Increase Request“) in the Lenders’ Aggregate Elected Commitment Amounts above the then applicable Aggregate Elected Commitment Amounts (but in no event shall any such Increase Requests cause the Aggregate Elected Commitment Amounts to exceed the lesser of the Aggregate Maximum Credit Amounts or the Borrowing Base then in effect), subject to the following terms, provisions, conditions and limitations:

14.6.1.    Minimum Increased Amount. The minimum amount of each increase in the Aggregate Elected Commitment Amounts requested by Unit in writing as set forth above shall be not less than $25,000,000 and $5,000,000 integrals in excess thereof, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amounts exceed the lesser of Aggregate Maximum Credit Amounts or the Borrowing Base then in effect. Such written request shall also specify the proposed effective date of such Increase Request.

14.6.2.    Existing Lenders or Additional Lenders. In order to effect an Increase Request of the Aggregate Elected Commitment Amounts, the Borrowers shall: (i) obtain an agreement with one or more existing Lenders signatory party hereto to increase its or their Elected Commitment(s) in a total minimum amount of $25,000,000 and in minimum multiple increments in excess thereof of $5,000,000; and/or (ii) provided, if one or more of the existing Lenders elects not to increase its Elected Commitment (or increases its Elected Commitment by an amount less than the Pro Rata Share of the requested increase in the Aggregate Elected Commitment Amounts), request any one or more other banking or lending institutions to become parties to this Agreement and agree to issue Elected Commitment(s) such that the total increased amount of the Aggregate Elected Commitment Amounts complies with Section 14.6.1; provided that such one or more other banking or lending institutions are reasonably acceptable to the Administrative Agent and become parties to the Agreement by executing an Increase Request Agreement in the form of Exhibit “D” annexed hereto (the Lenders or other banking institutions that agree to issue such a new or increased Elected Commitment being referred to herein as the “Additional Lenders”). No Lender’s Elected Commitment may be increased without the consent of such Lender. Administrative Agent shall have a period of five (5) days from receipt of written notification from Borrowers of the name of any financial institution that shall have agreed to become an Additional Lender in which to consent or withhold consent to the admission of any one or more proposed Additional Lender(s) (which such consent not to be unreasonably withheld or delayed).

14.6.3.    Additional Documentation. Borrowers shall executed and deliver to the Administrative Agent such replacement or additional Notes in a principal amount equal to each such Lender’s and Additional Lender’s Maximum Credit Amount after giving effect to such increase, closing opinions and other loan documents and certificates as may be deemed reasonably necessary or appropriate by the Administrative Agent in connection with the consummation of each Increase Request.

14.6.4.    Legal Fees and Expenses. Borrowers shall pay to the Administrative Agent the reasonable legal fees and expenses incurred by the Administrative Agent in connection with the consummation of each Increase Request.

14.6.5.    Conditions to Effectiveness of Increase Request. Notwithstanding the foregoing, no Increase Request under this Section 14.6 will be effective with respect to any Lender or Additional Lender unless:

(a)no Default, Event of Default or Deficiency shall have occurred and be continuing on the date of such Increase Request and after giving effect thereto;

(b)the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the date of such Increase Request and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(c)each Additional Lender shall have executed and delivered to the Administrative Agent the Increase Request Agreement and such other documents as the Administrative Agent shall have reasonably required in order for it to subscribe to the terms and conditions of this Agreement and the other Loan Documents;

(d)the secretary or assistant secretary of Unit shall have provided to the Administrative Agent a certified copy of directors’ resolutions authorizing such increase in the Aggregate Elected Commitment Amounts and the Total Outstanding Credit Exposure shall have been reallocated ratably among the Lenders (including the Additional Lenders) in accordance with their respective Pro Rata Shares after giving effect to such increase;

(e)all legal matters incident to such increase and the admission of any Additional Lenders under this Agreement shall be reasonably satisfactory to the Administrative Agent and its legal counsel;

(f)the Borrowers shall pay any fees required under Article 2 and this Section 14.6, and for all losses, expenses and liabilities incurred by any Lender in connection with the reallocation of any outstanding Eurodollar Loans;

(g)Within fifteen (15) days after Unit’s delivery of the Increase Request, Borrowers obtain approval from the Lenders to so increase their Elected Commitments and/or secures Elected Commitment(s) from Additional Lenders for the full amount of the Increase Request, otherwise, the Increase Request shall become effective only to the extent of the increased or new Elected Commitments actually obtained;

(h)Administrative Agent shall have approved such Increase Request and change in the Aggregate Elected Commitment Amounts (in all respects) in Administrative Agent’s sole and absolute discretion; and

(i)Upon any increase in the Aggregate Elected Commitment Amounts pursuant to this Section 14.6, (1) each Lender’s maximum Elected Commitment shall be automatically deemed amended to the extent necessary so that each such Lender’s Pro Rata Share equals the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (2) Schedule 2 to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Aggregate Maximum Credit Amounts pursuant to the foregoing clause (1), and any resulting changes in the Lenders’ applicable Pro Rata Share.

ARTICLE 15
NOTICES/CONSENTS

15.1    Notices. Except as otherwise permitted by Section 2.9 with respect to Borrowing Notices and except for other communications expressly permitted to be given in accordance with

Section 15.5, all notices, requests and other communications to any party hereunder will be in writing (including facsimile transmission or similar writing) and will be given to such party: (x) in the case of the Borrowers, the Administrative Agent and existing Lenders signatory parties hereto, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any future or additional Lender, at its address or facsimile number set forth on the Lenders Schedule or the executed Exhibit D pertaining thereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of this Section 15.1. Each such notice, request or other communication will be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 will not be effective until received.

15.2    Change of Address. The Borrowers, the Administrative Agent and any Lender (i) may each change the address for service of notice on it by a notice in writing to the other parties hereto and (ii) will give such a notice if its address will change.

15.3    Consent to Amendments. To the extent any Notes are issued under this Agreement, each holder of any of the Notes at the time or thereafter outstanding will be bound by any consent authorized by Section 11.2, whether or not the Notes will have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Credit Parties and any holder of any of the Notes nor any delay in exercising any rights hereunder or under the Notes will operate as a waiver of any rights of any holder of any of the Notes. As used herein and in the Notes, the term “this Agreement” and references thereto will mean this Agreement as it may from time to time be amended, modified or supplemented.

15.4    USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Each Lender that is subject to the requirements of the USA PATRIOT Act, Pub. L. No. 107-56 (as amended from time to time, the "Patriot Act"), hereby notifies each Borrower of the following: When a Borrower opens an account, the Lender will ask for the Borrower’s name, address, tax identification number, and other information that will allow the Lender to identify the Borrower. The Lender will verify and record the information the Lender obtains from the Borrower under the Patriot Act, and will maintain and retain that record in accordance with the regulations promulgated under the Patriot Act.

15.5    Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or Intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article 2 if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communication sent to an e-mail shall be deem received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that is such notice or other communication is not sent during normal business hours of the recipient on the next business day for the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address thereof.

15.6 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)     the effects of any Bail-in Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE 16
COUNTERPARTS

16.1    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one agreement, and any of the parties hereto may execute this Agreement by authenticating any such counterpart. This Agreement will be effective when it has been executed by the Borrowers, the Administrative Agent, the LC Issuer and the Lenders

and each party has notified the Administrative Agent by facsimile transmission or electronic transmission (e-mail) that it has taken such action. All closing documents will be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

ARTICLE 17
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

17.1    Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) WILL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OKLAHOMA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS AND WILL BE DEEMED TO HAVE BEEN MADE OR INCURRED UNDER THE LAWS OF THE STATE OF OKLAHOMA EXCEPT ONLY WHERE THE APPLICABLE REMEDIAL OR PROCEDURAL LAWS OF OTHER JURISDICTIONS IN WHICH PORTIONS OF THE COLLATERAL ARE SITUATED ARE APPLICABLE THERETO.

17.2    Consent to Jurisdiction. THE BORROWERS, THE ADMINISTRATIVE AGENT AND LENDERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OKLAHOMA STATE COURT SITTING IN TULSA, OKLAHOMA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWERS, THE ADMINISTRATIVE AGENT AND LENDERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN WILL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

17.3    No Oral Agreements. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

17.4    Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE NOTES AND THE LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS,

CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

17.5    Waiver Of Jury Trial, Punitive Damages, Suretyship Defenses. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MANNER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH BORROWER AND EACH LENDER HEREBY FURTHER (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

EACH BORROWER UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) NOTICE TO SUCH BORROWER (OTHER THAN UNIT) OF THE INCURRENCE OF ANY OBLIGATIONS, (B) NOTICE TO SUCH BORROWER (OTHER THAN UNIT) OF ANY BREACH OR DEFAULT WITH RESPECT TO THE OBLIGATIONS OR ANY OTHER NOTICE TO SUCH BORROWER THAT MAY BE REQUIRED BY STATUTE, RULE OF LAW OR OTHERWISE, TO PRESERVE ANY RIGHTS OF THE ADMINISTRATIVE AGENT OR THE LENDERS AGAINST SUCH BORROWER, (C) ANY REQUIREMENT OF

ADMINISTRATIVE AGENT OR LENDERS TO EXERCISE DILIGENCE OR EXHAUSTION OF REMEDIES OR TO MITIGATE DAMAGES RESULTING FROM ANY DEFAULT UNDER THE LOAN DOCUMENTS, OR (D) SUBROGATION TO ANY RIGHTS (CONTRACTUAL, UNDER THE UNITED STATES BANKRUPTCY CODE OR UNDER COMMON LAW) OF ANY LENDER AGAINST ANOTHER BORROWER OR ANY OTHER CIRCUMSTANCE WHATSOEVER WHICH MIGHT OTHERWISE CONSTITUTE A LEGAL OR EQUITABLE DISCHARGE, RELEASE OR DEFENSE OF SUCH BORROWER AS A SURETY OR WHICH MIGHT OTHERWISE LIMIT RECOURSE AGAINST SUCH BORROWER. THE PROVISIONS OF THIS SECTION 17.5 SHALL SURVIVE THE TERM OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE PAYMENT IN FULL OF THE OBLIGATIONS.SIGNATURE PAGES TO FOLLOW